                         RECEIVABLES TRANSFER AGREEMENT
                                  by and among

                      PARK AVENUE RECEIVABLES CORPORATION,
                             as an Initial Purchaser

                                       and

                         REDWOOD RECEIVABLES CORPORATION

                             as an Initial Purchaser

                                       and

                          LIBERTY STREET FUNDING CORP.

                             as an Initial Purchaser

                                       and

                                 CARCORP, INC.,
                                 as Transferor,

                                       and
                         COLLINS & AIKMAN PRODUCTS CO.,
                                as Guarantor and
                               as Collection Agent

                                       and

                       THE SEVERAL FINANCIAL INSTITUTIONS
                                  PARTY HERETO
                               FROM TIME TO TIME,
                               as Liquidity Banks

                                       and

                             THE SEVERAL AGENT BANKS
                                  PARTY HERETO
                               FROM TIME TO TIME,
                                as Funding Agents

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                          Dated as of December 27, 1999

                                TABLE OF CONTENTS


ARTICLE  I     DEFINITIONS................................................1

     SECTION 1.1     Certain Defined Terms................................1
     SECTION 1.2     Other Terms..........................................1
     SECTION 1.3     Computation of Time Periods..........................1


ARTICLE  II    PURCHASES AND SETTLEMENTS..................................2

     SECTION 2.1     Facility.............................................2
     SECTION 2.2     Transfers; Certificates; Eligible Receivables........2
     SECTION 2.3     Selection of Tranche Periods and Tranche Rates.......5
     SECTION 2.4     PARCO Discount, Yield, Fees and Other Costs
                     and Expenses.........................................7
     SECTION 2.5     Non-Liquidation Settlement and Reinvestment
                     Procedures...........................................8
     SECTION 2.6     Liquidation Settlement Procedures...................10
     SECTION 2.7     Fees................................................13
     SECTION 2.8     Protection of Ownership Interest of the Initial
                     Purchasers and the PARCO APA Banks..................13
     SECTION 2.9     Deemed Collections, Application of Payments.........14
     SECTION 2.10    Payments and Computations, Etc......................15
     SECTION 2.11    Reports.............................................16
     SECTION 2.12    Collection Accounts.................................16
     SECTION 2.13    Right of Setoff.....................................17
     SECTION 2.14    Sharing of Payments, Etc............................17
     SECTION 2.15    Broken Funding......................................17
     SECTION 2.16    Conversion and Continuation of Outstanding,
                     Tranches Funded by the PARCO APA Banks..............19
     SECTION 2.17    Illegality..........................................19
     SECTION 2.18    Inability to Determine PARCO Eurodollar Rate........20
     SECTION 2.19    Exchange of Canadian Dollars into U.S. Dollars......21
     SECTION 2.20    Procedure for Decreasing the Facility Limit.........22


ARTICLE  III   REPRESENTATIONS AND WARRANTIES............................22

     SECTION 3.1     Representations and Warranties of the Transferor....22
     SECTION 3.2     Reaffirmation of Representations and Warranties
                     by the Transferor...................................26
     SECTION 3.3     Representations and Warranties of the Collection
                     Agent...............................................26

ARTICLE IV     CONDITIONS PRECEDENT......................................27

     SECTION 4.1     Conditions to Effectiveness.........................27
     SECTION 4.2     Conditions to Each Transfer.........................30


ARTICLE V      COVENANTS.................................................32

     SECTION 5.1     Affirmative Covenants of Transferor.................32
     SECTION 5.2     Negative Covenants of the Transferor................37
     SECTION 5.3     Covenants of the Collection Agent and the
                     Guarantor...........................................40
     SECTION 5.4     Negative Covenants of the Collection Agent
                     and the Guarantor...................................41


ARTICLE VI     ADMINISTRATION AND COLLECTIONS............................42

     SECTION 6.1     Appointment of Collection Agent.....................42
     SECTION 6.2     Duties of Collection Agent..........................42
     SECTION 6.3     Rights After Designation of New Collection
                     Agent...............................................44
     SECTION 6.4     Collection Agent Default............................44
     SECTION 6.5     Responsibilities of the Transferor and each
                     Seller..............................................46
     SECTION 6.6     Collection Agent Indemnification of
                     Indemnified Parties.................................46
     SECTION 6.7     Maintenance of Property; Insurance..................46
     SECTION 6.8     Grant of License....................................47


ARTICLE VII    INDEMNIFICATION; EXPENSES; RELATED MATTERS................47

     SECTION 7.1     Indemnities by the Transferor.......................47
     SECTION 7.2     Indemnity for Reserves and Expenses.................50
     SECTION 7.3     Indemnity for Taxes.................................51
     SECTION 7.4     Other Costs, Expenses and Related Matters...........53


ARTICLE VIII   TERMINATION EVENTS........................................54

     SECTION 8.1     Termination Events..................................54
     SECTION 8.2     Remedies Upon the Occurrence of a
                     Termination Event...................................57


ARTICLE IX     THE ADMINISTRATIVE AGENT..................................57

     SECTION 9.1     Appointment.........................................57
     SECTION 9.2     Delegation of Duties................................58
     SECTION 9.3     Exculpatory Provisions..............................58
     SECTION 9.4     Reliance by Administrative Agent....................59

     SECTION 9.5     Action Upon Events of Termination and
                     Collection Agent Defaults, Reports and Notices......59
     SECTION 9.6     Non-Reliance on Administrative Agent................59
     SECTION 9.7     Indemnification.....................................60
     SECTION 9.8     Successor Administrative Agent......................60


ARTICLE X      MISCELLANEOUS.............................................61

     SECTION 10.1    Term of Agreement...................................61
     SECTION 10.2    Waivers; Amendments.................................61
     SECTION 10.3    Notices.............................................61
     SECTION 10.4    Governing Law, Submission to Jurisdiction,
                     Integration.........................................64
     SECTION 10.5    Severability; Counterparts..........................65
     SECTION 10.6    Successors and Assigns..............................65
     SECTION 10.7    Confidentiality.....................................65
     SECTION 10.8    No Bankruptcy Petition Against the Initial
                     Purchasers..........................................66
     SECTION 10.9    Limited Recourse....................................66
     SECTION 10.10   Characterization of the Transactions Contemplated
                     by the Agreement....................................67
     SECTION 10.11   Waiver of Setoff....................................68
     SECTION 10.12   Chase Conflict Waiver...............................68
     SECTION 10.13   GE Capital Conflict Waiver..........................68
     SECTION 10.14   The Bank of Nova Scotia Conflict Waiver.............69
     SECTION 10.15   Liability of Funding Agents.........................69
     SECTION 10.16   Tax Treatment.......................................70
     SECTION 10.17   Canadian Taxes......................................70
     SECTION 10.18   Funding Agent Consents..............................70

EXHIBITS AND ANNEX

EXHIBIT A            Credit and Collection Policy*

EXHIBIT B            List of Lock-Box Banks and Accounts

EXHIBIT C            Form of Lock-Box Agreement

EXHIBIT D            Form of Settlement Report*

EXHIBIT E            Form of Weekly Report*

EXHIBIT F            Form of Daily Report*

EXHIBIT G            Form of Transfer Certificate

EXHIBIT H            List of Transferor's Actions and Suits

EXHIBIT I            List of Collection Agent's Actions and Suits*

EXHIBIT J            Location of Records

EXHIBIT K            List of Subsidiaries, Divisions and Tradenames

EXHIBIT L            Form of Secretary's Certificate

EXHIBIT M            Agreed Upon Procedures*

EXHIBIT N            Form of Guaranty

EXHIBIT O            Form of Required Currency Hedge Assignment

Annex X              Schedule of Definitions

Schedule I List of Initial Purchasers, Liquidity Banks, Funding Agents, Facility Limit, Purchase Limits and Commitments

Schedule II          List of Equipment and Software

Schedule III         List of C&A Fiscal Periods for the Year 2000

Schedule 3.1(q)      Material Adverse Effect



*Omitted. The Company will furnish upon the Commission's request.

                         RECEIVABLES TRANSFER AGREEMENT

          RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of December 27, 1999, by and among CARCORP, INC., a Delaware corporation, as transferor (in such capacity, the "Transferor"), COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A"), as guarantor (in such capacity, the "Guarantor") and as collection agent (in such capacity, the "Collection Agent"), PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation ("PARCO"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood") and LIBERTY STREET FUNDING CORP., a Delaware corporation ("Liberty") (collectively, the "Initial Purchasers"; each individually, an "Initial Purchaser"), the several financial institutions set forth opposite the name of PARCO on Schedule I (collectively, the "Liquidity Banks") and the agent bank set forth opposite the name of each Initial Purchaser on Schedule I and its permitted successor and assign (in such capacity, the "Funding Agent" with respect to such Initial Purchaser) and THE CHASE MANHATTAN BANK, a New York state banking corporation, as administrative agent for the benefit of the Initial Purchasers, PARCO APA Banks and Funding Agents (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS

          WHEREAS, the Transferor may desire to sell, convey, transfer and assign, from time to time, undivided percentage interests in certain rights to receive and related assets, and PARCO may desire to, and Redwood, Liberty and, if requested by PARCO, the PARCO APA Banks, shall, accept such sale, conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 Certain Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Annex X attached hereto, which Annex X is incorporated by reference herein.

          SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

          SECTION 2.1 Facility. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, (x) the Transferor may, at its option, sell, convey, transfer and assign to the Administrative Agent, on behalf of PARCO (prior to an occurrence of a PARCO Wind-Down Event), Redwood (prior to a Redwood Termination Date), Liberty (prior to a Liberty Termination Event) and the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event), and (y) the Administrative Agent, on behalf of PARCO, may, acting at the direction of PARCO (prior to an occurrence of a PARCO Wind-Down Event), and the Administrative Agent, on behalf of the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event but subject to Section 2.2 of the PARCO Asset Purchase Agreement), Redwood (prior to an occurrence of a Redwood Termination Date or Termination Date) and Liberty (prior to an occurrence of a Liberty Termination Event or Termination Date) shall accept such sale, conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, from time to time. Pursuant to Section 9.1 of this Agreement, the Administrative Agent shall act as agent on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, as applicable, with respect to such undivided percentage ownership interest, including but not limited to acting as a secured party hereunder on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents. By accepting any sale, conveyance, transfer and assignment hereunder, none of the Administrative Agent, nor the Initial Purchasers, nor the PARCO APA Banks nor any Funding Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Sellers.

          SECTION 2.2 Transfers; Certificates; Eligible Receivables.

          (a) Incremental Transfers. Prior to the Termination Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, (x) the Transferor may, at its option from time to time on a Weekly Report Date, convey, sell, transfer and assign to the Administrative Agent, on behalf of PARCO (prior to an occurrence of a PARCO Wind-Down Event), Redwood (prior to a Redwood Termination Date), Liberty (prior to a Liberty Termination Event) and to the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event) and (y) the Administrative Agent, on behalf of PARCO, may, at the direction of PARCO from time to time (prior to an occurrence of a PARCO Wind-Down Event), and the Administrative Agent, on behalf of Redwood (prior to an occurrence of a Redwood Termination Date), Liberty (prior to an occurrence of a Liberty Termination Event) and the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event but subject to Section 2.2 of the PARCO Asset Purchase Agreement), shall accept such sale, conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, of undivided percentage ownership interests in the Receivables, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided that after giving effect to each Incremental Transfer, (i) the Aggregate Net Investment shall not exceed the Facility Limit, (ii) in the case of PARCO and the PARCO APA

Banks, the aggregate outstanding PARCO Net Investment hereunder shall not exceed the PARCO Purchase Limit, (iii) in the case of Redwood, the aggregate outstanding Redwood Net Investment hereunder shall not exceed the Redwood Purchase Limit, and, (iv) in the case of Liberty, the aggregate outstanding Liberty Net Investment hereunder shall not exceed the Liberty Purchase Limit, provided further, that the conditions set forth in Section 4.2 shall have been satisfied before giving effect to any such Incremental Transfer.

          The Transferor shall, by notice to the Administrative Agent given by telecopy, offer to sell, convey, transfer and assign to PARCO (prior to an occurrence of a PARCO Wind-Down Event), Redwood (prior to an occurrence of a Redwood Termination Date) or Liberty (prior to an occurrence of a Liberty Termination Event) or to the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event) undivided percentage ownership interests in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto not later than 11:00 a.m. (New York time) (i) with respect to Redwood and Liberty, two (2) Business Days prior to the proposed date of any Incremental Transfer and (ii) with respect to PARCO and the PARCO APA Banks (A) prior to a PARCO Wind-Down Event, if the Transferor requests a PARCO CP Tranche(s), two (2) Business Days prior to the proposed date of any Incremental Transfer, (B) after the occurrence of a PARCO Wind-Down Event, if the Transferor requests a PARCO BR Tranche(s) from the PARCO APA Banks, on the Business Day prior to the proposed date of any Incremental Transfer, and (C) after the occurrence of a PARCO Wind-Down Event, if the Transferor requests that any portion of the Aggregate Net Investment related to such Incremental Transfer is to be allocated by the PARCO APA Banks to a PARCO Eurodollar Tranche, three (3) Business Days prior to the proposed date of any Incremental Transfer. Promptly upon receipt by the Administrative Agent of any such notice, the Administrative Agent shall deliver a copy thereof to the applicable Funding Agents (but in no event later than 1:00 p.m. New York time on the same day). Upon receipt of funds from the related Initial Purchaser or PARCO APA Bank, as applicable, the Funding Agents will make such funds available to the Transferor by 4:00 p.m. (New York time) on the proposed date of any Incremental Transfer. Each such notice shall specify (w) the amount of the proposed increase to the Aggregate Net Investment;
(x) the desired Transfer Price (which shall be at least $3,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit or, is less than such amount, such applicable lesser amount equal to such available portion of the Facility Limit, and (y) the desired date of such Incremental Transfer. The Funding Agent will promptly notify the applicable Initial Purchasers and/or the applicable PARCO APA Banks, as applicable, of the applicable Funding Agent's receipt of any request for an Incremental Transfer to be made to such Person. At its option, each Initial Purchaser shall accept or reject any such offer by notice given to the Transferor, the Administrative Agent and the applicable Funding Agent by telephone and telecopy.

          Each Incremental Transfer and each subsequent Incremental Transfer may be made to PARCO and shall be made to Redwood, Liberty and the PARCO APA Banks (following a PARCO Wind-Down Event), ratably, as applicable, in accordance with the applicable Purchase Limit.

          Each notice of proposed Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the Administrative Agent, the Initial Purchasers and the PARCO APA Banks against any loss or expense reasonably incurred by the

Administrative Agent, Initial Purchasers, the Liberty APA Banks and the PARCO APA Banks, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Administrative Agent, Initial Purchasers, the Liberty APA Banks and the PARCO APA Banks, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by the Initial Purchasers, the Liberty APA Banks or the PARCO APA Banks (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) for the Initial Purchasers, the Liberty APA Banks or the PARCO APA Banks, as applicable, to fund such Incremental Transfer.

          On the date of the initial Incremental Transfer, the Administrative Agent shall deliver written confirmation of the following to the Transferor: (i) as provided by the Funding Agents, the cash portion of the Transfer Price, and
(ii) as provided by the PARCO Funding Agent to the Administrative Agent, the Tranche Period(s) and the Tranche Rate(s) relating to the portion of such Transfer allocated to PARCO or the PARCO APA Banks. On the date of the initial Incremental Transfer, the Transferor shall deliver to the Administrative Agent, (and the Administrative Agent shall deliver to each applicable Funding Agent) the Transfer Certificate in the form of Exhibit G hereto (the "Transfer Certificate"). The Administrative Agent shall indicate the amount of the initial Incremental Transfer allocated to each applicable Initial Purchaser or PARCO APA Bank, together with the date thereof on the grid attached to the Transfer Certificate or record in a similar manner on its administrative system. On the date of each subsequent Incremental Transfer, the Administrative Agent, shall send written confirmation to the Transferor of the following: (i) as provided by the Funding Agents, the cash portion of the Transfer Price, and (ii) as provided by the PARCO Funding Agent to the Administrative Agent, the Tranche Period(s) and the Tranche Rate(s) relating to the portion of such Transfer allocated to PARCO or the PARCO APA Banks applicable to such Incremental Transfer. As provided by each Funding Agent to the Administrative Agent, the Administrative Agent shall record on the grid attached to the Transfer Certificate or record in a similar manner on its administrative system the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Aggregate Net Investment, PARCO Net Investment, Liberty Net Investment and Redwood Net Investment (each as reported by each respective Funding Agent). The Transfer Certificate shall evidence the Incremental Transfers; provided, however, that the failure of the Administrative Agent to so evidence any Incremental Transfer shall not affect the validity of any Incremental Transfer. Following each Incremental Transfer, the Administrative Agent shall deposit to the Transferor's account at the location indicated in Section 9.3 hereof, in immediately available funds by 4:00 p.m. on the date of the Incremental Transfer, an amount equal to the cash portion of the Transfer Price for such Incremental Transfer made to the Initial Purchasers or the PARCO APA Banks, as applicable.

          (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to sell, convey, transfer and assign to the Administrative Agent, on behalf of PARCO (prior to an occurrence of a PARCO Wind-Down Event), Redwood (prior to a Redwood Termination Date), Liberty (prior to a Liberty Termination Event) and the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event), and the Administrative Agent, on behalf of and acting at the direction of PARCO (prior to an occurrence of a PARCO Wind-Down Event) may agree to purchase and, the Administrative Agent, on behalf of the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event but subject to Section
2.2 of the PARCO Asset Purchase Agreement), Redwood (prior to a Redwood Termination Date) and Liberty (prior to a Liberty Termination Event) shall purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof. The Transferor agrees to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor.

          (c) All Transfers. Each Transfer shall constitute a purchase by the Administrative Agent, on behalf of the applicable Initial Purchasers and PARCO APA Banks of undivided percentage ownership interests in each and every Receivable, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Initial Purchasers' (and, following an occurrence of a PARCO Wind-Down Event but subject to Section 2.2 of the PARCO Asset Purchase Agreement, the PARCO APA Banks') aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time.

          (d) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Aggregate Net Investment has been reduced to zero and all accrued PARCO Discount, Yield, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall be 100%. Following any assignment of any portion of the Transferred Interest to a PARCO APA Bank pursuant to the PARCO Asset Purchase Agreement, the PARCO Funding Agent shall, on each Business Day, calculate PARCO's and each applicable PARCO APA Bank's pro rata interest in the Percentage Factor, based on the PARCO Purchase Limit and the PARCO APA Bank Commitment, and regularly report thereon to PARCO and the PARCO APA Banks (with copies thereof to the Transferor and Administrative Agent).

          SECTION 2.3 Selection of Tranche Periods and Tranche Rates.


          (a) Transferred Interest Held by PARCO or the PARCO APA Banks Prior to the Termination Date. At all times hereafter, but prior to the Termination Date, the Transferor may, subject to PARCO's approval and the limitations described below, request Tranche Periods and allocate a portion of the PARCO Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the PARCO Net Investment held by PARCO. The Transferor shall give the Administrative Agent irrevocable notice by telephone of the new requested Tranche Period(s) not later than 11:00 a.m. (New York time) (i) prior to the occurrence of a PARCO Wind-Down Event, if the Transferor requests a PARCO CP Tranche(s), two (2) Business Days prior to the expiration of any then existing Tranche Period(s), (ii) after the occurrence of a PARCO Wind-Down Event, if the Transferor requests a PARCO BR Tranche(s), on the day of the expiration of any then existing Tranche Period(s), and (iii) after the occurrence of a PARCO Wind-Down Event, if the Transferor requests that any portion of the PARCO Net Investment related to such Incremental Transfer is to be allocated to a PARCO Eurodollar Tranche(s), three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, however, that PARCO may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the PARCO Funding Agent, on behalf of PARCO, determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. Promptly upon receipt by the Administrative Agent of any such notice, the Administrative Agent shall deliver a copy thereof to the PARCO Funding Agent (but in no event later than 1:00 p.m. New York time on the same day). PARCO confirms that it is its intention to allocate all or substantially all of the portion of the Aggregate Net Investment held by it to one or more PARCO CP Tranche Periods; provided that PARCO may determine, from time to time, in its sole discretion, that funding such portion of the Aggregate Net Investment by means of one or more PARCO CP Tranche Periods is not possible or is not desirable for any reason.

          (b) Transferred Interest Held by PARCO Following the Termination Date. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the PARCO APA Banks, PARCO or the PARCO Funding Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

          (c) Transferred Interest Held by the PARCO APA Banks Prior to the Termination Date. At all times with respect to any portion of the Transferred Interest transferred to the PARCO APA Banks (or any of them) pursuant to the PARCO Asset Purchase Agreement, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the PARCO Net Investment allocable thereto shall be a period of not greater than three (3) days, and such Tranche shall be a PARCO BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by the PARCO APA Banks (or any of them), the Tranche Period applicable thereto shall be, at the Transferor's option, either a PARCO BR Tranche or a PARCO Eurodollar Tranche. The Transferor shall give the Administrative Agent irrevocable notice by telephone of the new requested Tranche Period no later than 11:00 a.m. (New York Time) (i) if the Transferor requests a PARCO BR Tranche, on the day of the expiration of any then existing Tranche Period and (ii) if the Transferor requests a PARCO Eurodollar Tranche, three (3) Business Days prior to the expiration of any then existing Tranche Period. Promptly upon receipt by the Administrative Agent of any such notice, the Administrative Agent shall deliver a copy thereof to the PARCO Funding Agent (but in no event later than 1:00 p.m. New York time on the same day). Any Tranche Period maintained by the PARCO APA Banks which is outstanding on the Termination Date shall end on the Termination Date.

          (d) After the Termination Date, Transferred Interest Held by the PARCO APA Banks. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall have been owned by, or transferred to, the PARCO APA Banks (or any of them), the PARCO Funding Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

          SECTION 2.4 PARCO Discount, Yield, Fees and Other Costs and Expenses.

          (a) Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, PARCO Discount, Yield, Servicing Fees and other Aggregate Unpaids. The Transferor shall pay in the manner set forth in Sections 2.5, 2.6 and 2.10 to the Administrative Agent, on behalf of the PARCO Funding Agent, PARCO and/or the PARCO APA Banks, as applicable, an amount equal to the accrued and unpaid PARCO Discount for such Tranche Period together with, in the event any portion of the Transferred Interest is held by PARCO, an amount equal to the discount accrued on PARCO's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the cash portion of the Transfer Price of an Incremental Transfer; provided that (i) in the event of any repayment or prepayment of a BR Tranche or a PARCO Eurodollar Tranche, accrued PARCO Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a PARCO BR Tranche to a PARCO Eurodollar Tranche or any conversion of a PARCO Eurodollar Tranche to a PARCO BR Tranche, accrued interest on such PARCO BR Tranche or PARCO Eurodollar Tranche shall be payable on the effective date of such conversion. PARCO Discount shall accrue with respect to each Tranche on each day including the first day but not the last day of the Tranche Period related thereto. The Transferor shall pay in the manner set forth in Sections 2.5, 2.6 and 2.10 to the Administrative Agent, on behalf of the Redwood Funding Agent and Redwood, the Redwood Yield and, on behalf of the Liberty Funding Agent and Liberty, the Liberty Yield and, each of the Redwood Yield and the Liberty Yield shall accrue with respect to each calendar month on each day including the first day and the last day of the calendar month related thereto.

          (b) Each Initial Purchaser shall be entitled to receive a fee with respect to each Settlement Period (or portion thereof) during such period (the "Utilization Fee") which shall accrue on each day during such Settlement Period in an amount equal to the product of (i) the Utilization Fee Rate, times (ii) the applicable Net Investment on such day. The Utilization Fee shall be payable in accordance with Sections 2.5, 2.6 and 2.10 on each Settlement Date.

          (c) Prior to the Termination Date, Redwood, Liberty, PARCO (prior to an occurrence of a PARCO Wind-Down Event) and the PARCO APA Banks (following an occurrence of a PARCO Wind-Down Event) shall be entitled to receive a fee with respect to each Settlement Period (or portion thereof) (the "Unused Fee") which shall accrue on each day during such Settlement Period in an amount equal to the product of (i) the Unused Fee Rate, times, (ii) the excess of the Commitment with respect to Redwood, Liberty and the PARCO APA Banks over the Redwood Net Investment, Liberty Net Investment, PARCO Net Investment (prior to an occurrence of a PARCO Wind-Down Event) and PARCO APA Bank Commitment

(following a PARCO Wind-Down Event), as applicable, on such day. The Unused Fee shall be payable in accordance with Sections 2.5, 2.6 and 2.10 on each Settlement Date.

          Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

          SECTION 2.5 Non-Liquidation Settlement and Reinvestment Procedures.

          (a) On each day after the date of any Incremental Transfer but prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall:

          (i) set aside and hold in trust for the Administrative Agent on behalf of the Initial Purchasers and the PARCO APA Banks, as applicable (or deposit into the Collection Accounts if so required pursuant to Section
     2.12 hereof), an amount equal to the Percentage Factor of Collections received by the Transferor, the Sellers or the Collection Agent or deposited into a Lock-Box Account or the Collection Accounts on or prior to such day and not previously accounted for or applied (the "Paid Percentage Factor");

          (ii) set aside from the Paid Percentage Factor and deposit in the Collection Accounts for the Initial Purchasers and the PARCO APA Banks, as applicable, allocable to each in accordance with their respective Pro Rata Shares, an amount equal to all PARCO Discount, Yield, Indemnified Amounts, Additional Amounts, the Utilization Fee, the Unused Fee and the Servicing Fee accrued through such day and not so previously set aside or paid;

          (iii) set aside from the Paid Percentage Factor an amount sufficient to purchase, or payable with respect to the purchase price of, the Required Currency Hedge (if applicable);

          (iv) set aside from the Paid Percentage Factor and purchase from the Transferor, subject to Sections 2.5(d) and 2.5(e), additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof; and

          (v) set aside and hold in trust for the Initial Purchasers and the PARCO APA Banks, as applicable, and subject to Sections 2.5(d) and 2.5(e), release on each Business Day to the Transferor free of such trust, upon the prior approval of the Administrative Agent, an amount equal to the Paid Percentage Factor of Collections remaining after application of Collections as provided in clauses (i), (ii), (iii) and (iv) of this Section 2.5(a);

provided, however, on any date on which a Daily Report is required to be delivered to the Administrative Agent pursuant to Section 2.11(iii), the Administrative Agent shall only release such funds (if any) to the Transferor pursuant to clause (v) above upon the Administrative Agent's receipt of the Daily Report; otherwise, such monies will be so released to the Transferor upon the Administrative Agent's receipt of the Weekly Report delivered immediately following any such date and upon the prior approval of the Administrative Agent.

          (b) From amounts set aside as described in Section 2.5(a)(ii) and, with respect to clause (vi) below, Section 2.5(a)(iii):


          (i) On the last day of each Tranche Period or on each Settlement Date in the event the PARCO Funding Agent selects pooled funding, the Collection Agent shall transfer to the Administrative Agent, for the benefit of the PARCO Funding Agent, on behalf of PARCO and/or the PARCO APA Banks, as applicable, from the amounts allocable to PARCO and/or the PARCO APA Banks, in the manner set forth in Section 2.10 an amount equal to the accrued and unpaid PARCO Discount for such Tranche Period or previous calendar month, if applicable;

          (ii) On each Settlement Date, from the amounts allocable to each of Redwood and Liberty, the Collection Agent shall transfer to the Administrative Agent, (A) for the benefit of the Redwood Funding Agent, Redwood and the Redwood Secured Parties, an amount equal to the accrued and unpaid Redwood Yield as of the end of the immediately preceding calendar month, and (B) for the benefit of Liberty and the Liberty Funding Agent an amount equal to the accrued and unpaid Liberty Yield as of the end of the immediately preceding calendar month;

          (iii) On each Settlement Date, from the amounts set aside as described in Section 2.5(a)(ii) after application pursuant to Section 2.5(b)(i) and (ii), the Collection Agent shall transfer to the Administrative Agent, for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks, as applicable, in the manner set forth in Section 2.10 an amount equal to the accrued and unpaid Utilization Fee and Unused Fee for the related Settlement Period;

          (iv) On each Settlement Date, from the amounts set aside as described in Section 2.5(a)(ii) after application pursuant to Section 2.5(b)(i), (ii), and (iii), deposit into its own account an amount equal to the accrued and unpaid Servicing Fee;

          (v) On each Settlement Date, from the amounts set aside as described in Section 2.5(a)(ii) after application pursuant to Section 2.5(b)(i), (ii), (iii), and (iv), the Collection Agent shall transfer to the Administrative Agent, for the benefit of the Funding Agents, the Initial Purchasers, the Redwood Liquidity Lenders, the Liberty APA Banks and the PARCO APA Banks, as applicable, in the manner set forth in Section 2.10, an amount equal to (A) all Indemnified Amounts and/or Additional Amounts incurred and payable, and (B) any other amounts required to be paid under this Agreement not previously paid as of the end of the immediately preceding Settlement Period; and

          (vi) On each Settlement Date, from the amounts set aside as described in Section 2.5(a)(iii), the Collection Agent shall purchase, or make payments due with respect to the purchase price of, the Required Currency Hedge (if applicable);

     provided, that such amounts set forth in Sections 2.5(b)(i), (ii), (iii),
(iv) and (v) will be based on an invoice (based on information which shall be given by each Funding Agent by 10:00 a.m. New York time on the second (2nd) Business Day of each month) provided by the Administrative Agent to the Collection Agent on the second (2nd) Business Day of each month.

          Each Funding Agent, upon its receipt of such amounts in the Funding Account, shall distribute such amounts to the Initial Purchasers and/or the Liberty APA Banks and/or the PARCO APA Banks and/or the Redwood Liquidity Lenders entitled thereto as set forth above; provided that if the Funding Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Funding Agent shall notify the Transferor and the Transferor shall immediately pay to the Funding Agent, from funds previously paid to the Transferor, an amount equal to such insufficiency.

          (c) Subject to subsection 2.5(d) below, the Collection Agent shall remit to the Transferor, on each Business Day prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, upon the Administrative Agent's receipt of the most recent Weekly Report (or Daily Report if required pursuant to Section 2.11) and with the Administrative Agent's prior approval, such portion of Collections not allocated to (i) the Initial Purchasers, the Liberty APA Banks and the PARCO APA Banks,
(ii) the Collection Agent as payment of the Servicing Fee or (iii) the provider of the Required Currency Hedge. So long as all of the above amounts are paid in full on the day due, such Collections remitted to the Transferor are available to pay any Transferor Subordinated Obligation then due and owing and for other ordinary business purposes of the Transferor.

          (d) Prior to a Termination Date or Potential Termination Date but after a Redwood Termination Date, a portion of all funds to be applied pursuant to Sections 2.5(a)(iv), 2.5(a)(v) and 2.5(c) shall be released to Redwood until the Redwood Net Investment is reduced to zero based on the quotient, as determined at the time of the Redwood Termination Date, of the Redwood Net Investment divided by the Aggregate Net Investment. Prior to a Termination Date or Potential Termination Date but after a Liberty Termination Event, a portion of all funds to be applied pursuant to Section 2.5(a)(iv), 2.5(a)(v) and 2.5(c) shall be released to Liberty until the Liberty Net Investment is reduced to zero based on the quotient, as determined at the time of the Liberty Termination Event, of the Liberty Net Investment divided by the Aggregate Net Investment.

          SECTION 2.6  Liquidation Settlement Procedures.

          (a) If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately transfer to the Administrative Agent, for the benefit of the Funding Agents, Initial Purchasers and/or the PARCO APA Banks, as applicable, in the manner set forth in Section 2.10 from previously received Collections that have been released to or set aside for the Transferor pursuant to Section 2.5, an amount that will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Aggregate Net Investment in a manner to be determined by the Funding Agents.

          (b) On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall in the following priority:

          (i) set aside and hold in trust for the Administrative Agent on behalf of the Initial Purchasers and/or the PARCO APA Banks, as applicable (or deposit into the Collection Account if so required pursuant to Section
     2.12 hereof), the Percentage Factor of all Collections received by the Transferor, the Sellers or the Collection Agent or deposited into a Lock-Box Account or the Collection Accounts on such day;


          (ii) set aside and hold in trust for the Transferor such portion of Collections deposited in the Collection Accounts not allocated to the Administrative Agent on behalf of the Initial Purchasers and/or the PARCO APA Banks, as applicable, or the Collection Agent; and


          (iii) transfer to the Administrative Agent, for the benefit of the Funding Agents, the Initial Purchasers or the PARCO APA Banks, as applicable, in the manner set forth in Section 2.10 any amounts set aside for the Initial Purchasers and/or the PARCO APA Banks pursuant to Section
     2.5 above.

          (c) (i) On the last day of each Tranche Period and on each Settlement Date to occur on or after the Termination Date or during the continuation of a Potential Termination Event, the Collection Agent shall transfer to the Administrative Agent, for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks, as applicable, in the manner set forth in Section 2.10 the amounts so set aside for the Initial Purchasers and the PARCO APA Banks pursuant to Section 2.6(b)(i) but not to exceed (together with amounts pursuant to Section 2.6(b)(iii) above) transferred to the Administrative Agent the sum of (i):

                 (A) for the account of the PARCO Funding Agent for the benefit of PARCO and the PARCO APA Banks the accrued PARCO Discount for such Tranche Period or previous calendar month, as applicable,

                 (B) for the account of the Redwood Funding Agent for the benefit of Redwood, the accrued and unpaid Redwood Yield for the previous calendar month,

                 (C) for the account of the Liberty Funding Agent for the benefit of Liberty, the accrued and unpaid Liberty Yield for the previous calendar month,

                 (D) the portion of the Aggregate Net Investment allocated to such Tranche Period or such previous calendar month, as applicable, and

                 (E)  all other Aggregate Unpaids.

          (ii) On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Initial Purchasers and the PARCO APA Banks pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period.

          (iii) If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds:

                 (A) first, (1) in payment of the accrued PARCO Discount for the account of the PARCO Funding Agent for the benefit of PARCO and/or the PARCO APA Banks, as applicable, (2) in payment of the accrued Redwood Yield for the account of the Redwood Funding Agent for the benefit of Redwood, and (3) in payment of the accrued Liberty Yield for the account of the Liberty Funding Agent for the benefit of Liberty; provided that the payments in items (1), (2) and (3) shall be payable ratably based on the Net Investment of each such Person at such time,

                 (B) second, if the Transferor or C&A or any Affiliate thereof is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent,

                 (C) third, in reduction of the Aggregate Net Investment allocated to any Tranche Period or any Settlement Period, as applicable, ending on such date,

                 (D) fourth, in payment of all fees (including, but not limited to, the Utilization Fee and the Unused Fee) payable by the Transferor hereunder,

                 (E) fifth in payment of the Aggregate Net Investment until the Aggregate Net Investment has been reduced to zero,

                 (F) sixth, in payment of all other Aggregate Unpaids (including, but not limited to, all Transferor Subordinated Obligations owed by the Transferor to the Funding Agents, the Initial Purchasers, the PARCO APA Banks and the Administrative Agent pursuant to Sections 7.1, 7.2, 7.3 and 7.4),

                 (G) seventh, to the Eligible Counterparties, any breakage and termination costs due and owing, and

                 (H) eighth, if C&A is the Collection Agent, to its account as Collection Agent, in payment of the accrued and unpaid Servicing Fee payable to such Person as Collection Agent; provided, that payment of the Servicing Fee pursuant to this eighth clause shall be considered a Transferor Subordinated Obligation.

The Administrative Agent, upon its receipt of such amounts in the Administrative Agent's account, shall distribute such amounts to the Initial Purchasers, the PARCO APA Banks and the Funding Agents entitled thereto as set forth above; provided that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative Agent shall have insufficient funds to pay all amounts owing on such date, on a pro rata basis based upon the portion that each such Person's Net Investment constitutes of the Aggregate Net Investment at such time among all such Persons entitled to payment thereof.

          (d) Following the date on which the Aggregate Net Investment has been reduced to zero and all accrued PARCO Discount, Yield, Servicing Fees and all other Aggregate Unpaids have been paid in full,

          (i)    the Collection Agent shall recompute the Percentage Factor,

          (ii) the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Redwood Secured Parties shall be considered to have reconveyed to the Transferor all of the Initial Purchasers' and the PARCO APA Banks' right, title and interest in, to and under the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto,

          (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to Section 2.6(b)(i), and

          (iv) the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Redwood Secured Parties, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Initial Purchasers' and the PARCO APA Banks' interest in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto.

Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

          SECTION 2.7 Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

          (a) On each Settlement Date from the Collection Accounts, to the Administrative Agent, for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks, as applicable, in the manner set forth in Sections 2.5, 2.6 and 2.10, the Utilization Fee and the Unused Fee.

          (b) On the date of execution hereof, to Chase Securities Inc. solely for its own account, the Structuring Fee.

          (c) On the date of execution hereof, to Redwood, Liberty and the PARCO APA Banks, 0.50% of the applicable Commitment of Redwood, Liberty and the PARCO APA Banks.

          SECTION 2.8 Protection of Ownership Interest of the Initial Purchasers and the PARCO APA Banks.

          (a) The Transferor, C&A and each other Seller each agree that it will, from time to time, at its sole expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks, the Funding Agents or the Redwood Secured Parties to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor and each Seller will, upon the request of the Administrative Agent, on behalf of the Initial Purchasers or any of the PARCO APA Banks, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Administrative Agent for the benefit of the Initial Purchasers and the PARCO APA Banks and (y) mark its respective master data processing records with a legend describing the conveyance to the Transferor (in the case of each Seller) and the Administrative Agent for the benefit of the Initial Purchasers , the PARCO APA Banks and the Funding Agents, of the Transferred Interest as reasonably requested by the Administrative Agent. The Transferor, C&A and each other Seller shall, upon the reasonable request of the Administrative Agent, obtain such additional search reports as the Administrative Agent, for the benefit of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, shall reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's, C&A's or any other Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither the Transferor, C&A nor any other Seller shall change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC), nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days' prior notice thereof and (ii) prepared at Transferor's, C&A's or such other Seller's expense, as applicable, and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or reasonably requested by the Administrative Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor, C&A or such other Seller, as applicable.

          (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly into a Lock-Box Account. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be owned by the Transferor; provided, however, that any such Lock-Box Account shall be under the exclusive dominion and control of the Administrative Agent which is hereby granted to the Administrative Agent by C&A and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Collection Agent Default nor any other Termination Event has occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit B attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor, a Seller or the Collection Agent receives any Collections, the Transferor, such Seller or the Collection Agent, as applicable, shall immediately, but in any event within one Business Day of receipt, remit such Collections to a Lock-Box Account.

          SECTION 2.9 Deemed Collections, Application of Payments.

          (a) If on any day the Administrative Agent notifies the Transferor or the Transferor discovers that any of the representations or warranties made herein is untrue or incorrect with respect to a Receivable in any material respect as of the date such representation or warranty was made and any applicable cure period, if any, has passed, then the Transferor shall be deemed to have received on such day a Collection of such Receivable in full, and the

Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Aggregate Net Investment shall be reduced by the amount of such payment actually received by the Funding Agents. Simultaneously with any such payment by the Transferor, the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, as the case may be, shall convey all of its right, title and interest in such Receivable and Related Security to the Transferor and shall take all action reasonably requested by the Transferor to effectuate such conveyance.

          (b) If on any day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such Dilution Adjustment, and the Transferor shall pay to the Collection Agent an amount equal to such Dilution Adjustment. Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Aggregate Net Investment shall be reduced by the amount of such payment actually received by the Funding Agents.

          (c) Any payment by an Obligor in respect of a Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Initial Purchasers, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

          SECTION 2.10 Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 P.M. (New York time) on the day when due in immediately available funds to a special account (account number) in the name of the Administrative Agent and maintained at Chase's office at 450 West 33rd Street in The City of New York. Any payments to be made by the Transferor or the Collection Agent pursuant to Sections 2.5 and
2.6 shall be made by withdrawing funds from any or all of the Collection Accounts, at the option of the Collection Agent or, in the event of a Potential Termination Event or Termination Event, at the option of the Administrative Agent. The Transferor shall, to the extent permitted by law, pay to the Administrative Agent, for the benefit of the applicable Funding Agent, Initial Purchaser and the PARCO APA Banks, interest on all amounts not paid or deposited when due hereunder as follows: (a) to the PARCO Funding Agent for the benefit of PARCO and/or the PARCO APA Banks, 2% per annum plus the Applicable Margin plus the PARCO Base Rate on the share of such amounts allocable to PARCO and the PARCO APA Banks; (b) to the Redwood Funding Agent for the benefit of Redwood, the Redwood Yield on the share of such amounts allocable to Redwood; and (c) to the Liberty Funding Agent for the benefit of Liberty, 2% plus the Liberty Base Rate on the share of such amounts allocable to Liberty. All computations of PARCO Discount, Yield, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of PARCO Discount calculated at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Administrative Agent or a Funding Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error. Promptly upon receipt of any amounts due and owing to the Initial Purchasers, the PARCO APA Banks and the Funding Agents hereunder on any Business Day, the Administrative Agent shall, by no later than 3:00 p.m. (New York time), remit such amounts in immediately available funds to such Persons by depositing such amounts in the applicable Funding Account, until otherwise notified in writing by the applicable Funding Agent.

          SECTION 2.11 Reports. The Collection Agent shall prepare and forward to the Administrative Agent (i) on the Monthly Settlement Report Date of each month, a Settlement Report as of the end of the last day of the immediately preceding Settlement Period, (ii) on each Weekly Report Date, a Weekly Report as of the end of the last day of the immediately preceding Weekly Settlement Period, (iii) on each Business Day (prior to an Incremental Transfer on such day) (A) after the Guarantor shall have permitted either (1) the Interest Coverage Ratio during any period set forth in subsection (a) of the definition of "Interest Coverage Ratio" to be less than the ratio set forth in such definition for such period or (2) the Leverage Ratio during any period set forth in subsection (a) of the definition of "Leverage Ratio" to be greater than the ratio set forth in such definition for such period, and continuing until the Administrative Agent shall have notified the Guarantor otherwise (at the direction of all of the Initial Purchasers and the PARCO APA Banks) and (B) on which Collections received by the Transferor, the Sellers or the Collection Agent or deposited into a Lock-Box Account or the Collection Accounts on such Business Day equal or exceed $7,500,000, a Daily Report if the Transferor wishes to have funds released to it pursuant to Section 2.5(a)(v) prior to the delivery of the next Weekly Report, and (iv) as soon as reasonably practicable, from time to time, such other information as the Administrative Agent may reasonably request. With respect to subsection 2.11(iii)(A) herein, the Collection Agent may again provide a Weekly Report after the Guarantor has complied with the Interest Coverage Ratio or Leverage Ratio for two (2) consecutive fiscal quarters; unless such requirement shall have been waived by the Administrative Agent with the prior consent of the Funding Agents.

          SECTION 2.12 Collection Accounts. There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Administrative Agent, the Funding Agents, the Initial Purchasers and the PARCO APA Banks, three segregated accounts (collectively, the "Collection Accounts"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, the Initial Purchasers, the Funding Agents and the PARCO APA Banks. The Collection Agent shall deposit all Collections into the Collection Account within one Business Day of (i) deposit thereof into a Lock-Box Account or (ii) receipt thereof by the Transferor, a Seller or the Collection Agent as follows:
(i) an account in the United States to hold all Collections received in the United States (the "U.S. Dollar Collection Account"), (ii) an account in Canada to hold all Collections received in Canada that are paid in U.S. Dollars (the "Canada/U.S. Dollar Collection Account") and (iii) an account in Canada to hold all Collections received in Canada that are paid in Canadian Dollars (the "Canada/Canadian Dollar Collection Account"). All funds which are deposited in the United States, shall be deposited into the U.S. Dollar Collection Account; all funds which are deposited in Canada in U.S. Dollars, shall be deposited into the Canada/U.S. Dollar Collection Account; and all funds which are deposited in Canada in Canadian Dollars, shall be deposited into the Canada/Canadian Dollar Collection Account. All such deposits to the U.S. Dollar Collection Account and the Canada/U.S. Dollar Collection Account shall be made in U.S. Dollars. All such deposits to the Canada/Canadian Dollar Collection Account shall be made in

Canadian Dollars. Funds on deposit in the Collection Accounts shall be invested by the Administrative Agent in Permitted Investments selected by the Collection Agent that will mature so that sufficient funds will be available prior to the last day of each successive Tranche Period or each Settlement Date, as applicable, following such investment. On the last day of each Tranche Period or each Settlement Date, as applicable, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Accounts shall be retained in the Collection Accounts and be available to make any payments required to be made hereunder (including PARCO Discount and Yield) by the Transferor. On the date on which the Aggregate Net Investment is zero and all accrued PARCO Discount, Yield, Servicing Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Accounts shall be paid to the Transferor.

          SECTION 2.13 Right of Setoff. The Administrative Agent and each of the Initial Purchasers, the Liberty APA Banks and the PARCO APA Banks are hereby authorized (in addition to any other rights they may have) at any time after the occurrence of the Termination Date, or during the continuation of a Potential Termination Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent, the Initial Purchasers, the Liberty APA Banks or such PARCO APA Bank to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

          SECTION 2.14 Sharing of Payments, Etc. If the Initial Purchasers, the Liberty APA Banks or any PARCO APA Bank (for purposes of this Section 2.14 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments on account of any interest in the Transferred Interest obtained by the Initial Purchasers and/or the Liberty APA Banks and/or the PARCO APA Banks entitled thereto, such Recipient shall forthwith purchase from the Initial Purchasers and/or the Liberty APA Banks and/or the PARCO APA Banks entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.15 Broken Funding.

          (a) In the event of the payment of any principal of any PARCO Eurodollar Tranche other than on the last day of the PARCO Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a PARCO Eurodollar Tranche), (b) the conversion of any PARCO Eurodollar Tranche other than on the last day of the related PARCO Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any PARCO Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate the applicable PARCO APA Banks for the loss, cost and expense attributable to such event. Such loss, cost or expense to any PARCO APA Bank shall be deemed to include an amount determined by such PARCO APA Bank to be the excess, if any, of (i) the amount of PARCO Discount which would have accrued on the principal amount of such PARCO Eurodollar Tranche had such event not occurred, at the PARCO Eurodollar Rate that would have been applicable to such PARCO Eurodollar Tranche, for the period from the date of such event to the last day of the PARCO Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related PARCO Eurodollar Tranche Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such PARCO APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within forty-five (45) days after any PARCO APA Bank hereunder receives actual knowledge of any of the events specified in this
Section 2.15(a), a certificate of such PARCO APA Bank setting forth any amount or amounts that such PARCO APA Bank is entitled to receive pursuant to this
Section 2.15(a) and the reason(s) therefor shall be delivered to the Transferor by the Administrative Agent (with a copy delivered by the Administrative Agent to the PARCO Funding Agent) and shall be conclusive absent manifest error. The Transferor shall pay to the Administrative Agent on behalf of each such PARCO APA Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (b) The Transferor shall pay to the Administrative Agent for the account of Redwood, upon request of Redwood, such amount or amounts as shall compensate Redwood for any loss, cost or expense incurred by Redwood in the ordinary course (as reasonably determined by Redwood) as a result of any reduction by the Transferor in the Redwood Net Investment (and accompanying loss of Redwood Yield thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Redwood Net Investment, which compensation shall include an amount equal to any loss or expense incurred by Redwood during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by Redwood upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such Commercial Paper (or other financing source). The reasonable determination by Redwood of the amount of any such loss or expense shall be set forth in a written notice to the Transferor in reasonable detail and shall be final, binding and conclusive on the Transferor (absent manifest error) for all purposes.

          (c) The Transferor shall pay to the Administrative Agent for the account of Liberty, upon request of Liberty, such amount or amounts as shall compensate Liberty for any loss, cost or expense incurred by Liberty in the ordinary course (as reasonably determined by Liberty) as a result of any reduction by the Transferor in the Liberty Net Investment (and accompanying loss of Liberty Yield thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Liberty Net Investment, which compensation shall include an amount equal to any loss or expense incurred by Liberty during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by Liberty upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such

Commercial Paper (or other financing source). The reasonable determination by Liberty of the amount of any such loss or expense shall be set forth in a written notice to the Transferor in reasonable detail and shall be final, binding and conclusive on the Transferor (absent manifest error) for all purposes.

          SECTION 2.16 Conversion and Continuation of Outstanding, Tranches Funded by the PARCO APA Banks. Prior to the occurrence of the Termination Date or a Potential Termination Event, (a) each PARCO BR Tranche hereunder may, at the option of the Transferor, be converted to a PARCO Eurodollar Tranche and (b) each PARCO Eurodollar Tranche may, at the option of the Transferor, be continued as a PARCO Eurodollar Tranche or converted to a PARCO BR Tranche. If the Termination Date has occurred or a Potential Termination Event has occurred and is continuing, then (i) no outstanding Tranche funded by the PARCO APA Banks may be converted to, or continued as, a PARCO Eurodollar Tranche and (ii) unless repaid, each PARCO Eurodollar Tranche shall be converted to a PARCO BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Administrative Agent irrevocable notice (each, a "Conversion/Continuation Notice") of such request not later than 10:00 a.m. (New York time) (i) in the case of a conversion of a PARCO BR Tranche into a PARCO Eurodollar Tranche, or a continuation of a PARCO Eurodollar Tranche as a PARCO Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the Termination Date or the occurrence and continuation of a Potential Termination Event, in the case of a conversion of a PARCO Eurodollar Tranche into a PARCO BR Tranche or a continuation of a PARCO BR Tranche as a PARCO BR Tranche, on the Business Day of such conversion. Promptly upon receipt by the Administrative Agent of any such notice, the Administrative Agent shall deliver a copy thereof to the PARCO Funding Agent (but in no event later than the close of business on the same day). If a Conversion/Continuation Notice has not been timely delivered with respect to any PARCO BR Tranche or PARCO Eurodollar Tranche, such funding shall be automatically continued as, or converted to, a PARCO BR Tranche. Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (c) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

          SECTION 2.17 Illegality.

          (a) Notwithstanding any other provision herein, if, after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for a PARCO APA Bank to acquire or maintain a PARCO Eurodollar Tranche as contemplated by this Agreement, (i) the Administrative Agent on behalf of such PARCO APA Bank shall, within forty-five (45) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the PARCO Funding Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such PARCO APA Bank hereunder to make a portion of a PARCO Eurodollar Tranche, continue any portion of a PARCO Eurodollar Tranche as such and convert a PARCO BR Tranche to a PARCO Eurodollar Tranche shall forthwith be canceled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such PARCO APA Bank's portion of any PARCO Eurodollar Tranche then outstanding shall be converted automatically to a PARCO BR Tranche on the last day of the related PARCO Eurodollar Tranche Period, or within such earlier period as required by law.

          If any such conversion of a portion of a PARCO Eurodollar Tranche occurs on a day which is not the last day of the related PARCO Eurodollar Tranche Period, the Transferor shall, pursuant to Section 2.15, pay to the Administrative Agent on behalf of such PARCO APA Bank such amounts, if any, as may be required to compensate such PARCO APA Bank. If circumstances subsequently change so that it is no longer unlawful for an affected PARCO APA Bank to acquire or to maintain a portion of a PARCO Eurodollar Tranche as contemplated hereunder, such PARCO APA Bank will, as soon as reasonably practicable after such PARCO APA Bank knows of such change in circumstances, notify the Transferor, the Administrative Agent and the PARCO Funding Agent, and upon receipt of such notice, the obligations of such PARCO APA Bank to acquire or maintain its acquisition of portions of PARCO Eurodollar Tranches or to convert its portion of a PARCO BR Tranche into portions of PARCO Eurodollar Tranches shall be reinstated.

          (b) Each PARCO APA Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a) with respect to such PARCO APA Bank, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such PARCO APA Bank to continue to acquire or to maintain its acquisition of portions of PARCO Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such PARCO APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

          SECTION 2.18 Inability to Determine PARCO Eurodollar Rate. If, prior to the first day of any PARCO Eurodollar Tranche Period:

          (1) the Administrative Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the PARCO Eurodollar Rate for such PARCO Eurodollar Tranche Period; or

          (2) the Administrative Agent shall have received notice from one or more PARCO APA Banks that the PARCO Eurodollar Rate determined or to be determined for such PARCO Eurodollar Tranche Period will not adequately and fairly reflect the cost to such PARCO APA Banks (as conclusively certified by such PARCO APA Banks) of purchasing or maintaining their affected portions of PARCO Eurodollar Tranches during such PARCO Eurodollar Tranche Period;

then, in either such event, the Administrative Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and the PARCO APA Banks as soon as practicable (but, in any event, within thirty (30) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Administrative Agent, no further PARCO Eurodollar Tranches shall be made. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.

          SECTION 2.19 Exchange of Canadian Dollars into U.S. Dollars.

          All amounts transferred from a Canada/Canadian Dollar Collection Account to the U.S. Dollar Collection Account shall be exchanged by the Collection Agent or the Administrative Agent into U.S. Dollars, and if by the Administrative Agent, then only at the written direction of the Collection Agent. Subject to the last paragraph in this Section 2.19, the Collection Agent shall solicit offer quotations from at least two Authorized Foreign Exchange Dealers for effecting such exchange and shall compare such offer quotations to the Required Currency Hedge and select the execution which will require the least amount of Canadian Dollars to purchase one (1) U.S. Dollar. The Collection Agent shall then direct the Administrative Agent in writing to effect such exchange with the Authorized Foreign Exchange Dealer or the Eligible Counterparty as soon thereafter as is reasonably practicable.

          The Collection Agent shall notify the Administrative Agent in writing of the name and payment instructions of the Authorized Foreign Exchange Dealer or Eligible Counterparty, and shall direct the Administrative Agent in writing to execute the trade. The Administrative Agent shall withdraw the portion of the Canadian Dollars from the appropriate Canada/Canadian Dollar Collection Account required to be paid pursuant to such agreement or agreements and make the payments described in the payment instructions provided pursuant to the preceding sentence, all in accordance with the written instructions of the Collection Agent.

          The Collection Agent shall maintain written records of any quotations received in response to any solicitations made pursuant to this Section 2.19 and shall make the same available to the Administrative Agent promptly upon request.

          If, as a result of changes in customary market practice in, or other changes relating to, the currency exchange markets in Canada, the Collection Agent is unable to comply with the terms thereof in respect of the purchase of U.S. Dollars with Canadian Dollars, then the parties hereto will use all reasonable efforts to agree on the terms of an amendment hereto and to amend the terms hereof in order to permit such compliance with the terms hereof or to reflect such customary market practice.

          The foregoing shall be the exclusive method by which amounts may be transferred by the Administrative Agent from a Canada/Canadian Dollar Collection Account to the U.S. Dollar Collection Account; provided, however, as an alternate transfer method, the Collection Agent may transfer the required amount of U.S. Dollars, calculated in accordance with the Canadian Exchange Percentage, to the U.S. Dollar Collection Account and upon completion of such transfer, the Administrative Agent shall distribute from such Canada/Canadian Dollar Collection Account the corresponding amount of Canadian Dollars to or upon the order of the Collection Agent; and provided further that the amount of U.S. Dollars transferred is not less than the amount of U.S. Dollars that would have been transferred using the Valuation Price.

          The Administrative Agent shall, in no event whatsoever, be responsible for any loss or damages arising out of or with respect to any currency exchange pursuant to this Article II except to the extent provided in Article IX.

          SECTION 2.20 Procedure for Decreasing the Facility Limit.

          On any Settlement Date prior to a Termination Date, upon the written request of the Transferor, the aggregate Facility Limit may be permanently reduced (a "Decrease") by the Collection Agent; provided that the Transferor shall have given the Collection Agent and the Administrative Agent irrevocable written notice (effective upon receipt) of the amount of such Decrease prior to 10:00 a.m. New York time on a Business Day that is at least ten (10) days prior to such Decrease; provided, that any such Decrease shall be in an amount equal to $10,000,000 and integral multiples of $1,000,000 in excess thereof and provided, further, no Decrease may cause the Facility Limit to be lower than $100,000,000 or the Facility Limit to be less than the Aggregate Net Investment. Upon receipt of notice required in Section 2.20 from the Transferor, the Administrative Agent shall forward a copy of such notice to each Funding Agent with respect to each Initial Purchaser or PARCO APA Bank, no later than 2:00 p.m. (New York time), on the day received. Following a Decrease, Schedule I attached hereto shall be replaced with a revised Schedule I that reflects the reduced Facility Limit, as well as the reduced Purchase Limits and Commitments, where applicable, of the Initial Purchasers and PARCO APA Banks. Each Purchase Limit and Commitment, if applicable, shall be reduced pro rata in accordance with subsection 2.5(e).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Administrative Agent, each Funding Agent, the Initial Purchasers and the PARCO APA Banks that:

          (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

          (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party (i) are within the Transferor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof or as have been taken or filed), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the Certificate of Incorporation or Bylaws of the Transferor, or accelerate or permit the acceleration of any performance required by any agreement or other instrument binding upon the Transferor, or (v) do not result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

          (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers from, the Transferor and each Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e) Accuracy of Information. All information contained in this Agreement or the Transaction Documents or heretofore furnished by or on behalf of the Transferor to the Administrative Agent, the Initial Purchasers, any PARCO APA Bank or any Funding Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents is, and all such information hereafter furnished by or on behalf of the Transferor (including, without limitation, the Settlement Reports, the Weekly Reports, any other reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Administrative Agent, the Initial Purchasers, any PARCO APA Bank or any Funding Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

          (f) Tax Status. The Transferor has filed all tax returns (Federal, State and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

          (g) Action, Suits. There are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or its respective properties, in or before any court, arbitrator or other body. Except as set forth in Exhibit H hereof regarding any Affiliates of the Transferor, there are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting any Affiliate of the Transferor or its respective properties, in or before any court, arbitrator or other body which may, individually or in the aggregate, have a Material Adverse Effect or that involve this Agreement or the transactions contemplated hereby.

          (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 9.3 hereof and always have been located in Clark County, Nevada, and the offices where the Transferor keeps all its Records and Related Security, are located at the address(es) described on Exhibit J or such other locations notified to the Administrative Agent and the Funding Agents in accordance with Section 2.8 hereof in jurisdictions where all action required by
Section 2.8 hereof has been taken and completed.

          (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, shall acquire (A) a valid undivided percentage ownership interest to the extent of the Transferred Interest or (B) a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

          (k) Tradenames, Etc. As of the date hereof (i) the Transferor has only the subsidiaries and divisions listed on Exhibit K hereto; and (ii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit K hereto or as otherwise disclosed in writing to the Administrative Agent, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit K hereto or as disclosed by the Transferor in writing to the Administrative Agent.

          (l) Nature of Receivables. Each Receivable (i) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Settlement Report, Weekly Report or other report delivered pursuant to
Section 2.11 hereof) or (ii) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended, and is not a Defaulted Receivable.

          (m) Coverage Requirement, Amount of Receivables. The Percentage Factor on any date does not exceed the Maximum Percentage Factor. As of December 17, 1999, the Outstanding Balance of the Receivables in existence was $218,695,000 and the Net Receivables Balance was $170,318,000.

          (n) Credit and Collection Policy. Since September 30, 1999, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

          (o) Collections and Servicing. Since September 30, 1999, there has been no material adverse change in the ability of the Collection Agent (to the extent it is C&A, the

Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

          (p) No Termination Event or Potential Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (q) Material Adverse Effect. Between the date of its formation and the Closing Date, (i) the Transferor has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Transferor or has become binding upon the Transferor's assets and no law or regulation applicable to the Transferor has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Transferor is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Transferor is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the date of the formation of the Transferor and the Closing Date, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect, other than as listed on Schedule 3.1(q).

          (r) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" or an "affiliated person" of, "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (s) ERISA. (i) Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and (ii) no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables. No ERISA Event has occurred with respect to Title IV Plans of the Transferor or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $10,000,000.

          (t) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent and the Administrative Agent). All Obligors have been instructed to make payment to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account.

          (u) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement or the other Transaction Documents requires compliance with any "bulk sales" act or similar law.

          (v) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by the Sellers has been purchased by the Transferor from the Sellers pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

          (w) Preference, Voidability. The Transferor shall have given reasonably equivalent value to the applicable Seller in consideration for the transfer to the Transferor of the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto from the applicable Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the applicable Seller to the Transferor.

          (x) Year 2000. The Transferor has reviewed the areas within its business and operations which it believes would reasonably be expected to be materially adversely affected by, and has developed a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Transferor may be unable to recognize and perform properly date-sensitive functions involving certain dates occurring in or after the year 2000).

          (y) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Transaction Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Transferor is and will be Solvent.

          (z) Full Disclosure. No information contained in this Agreement, any of the other Transaction Documents, the Senior Credit Facility Confidential Information Memorandum, the Rating Agency Book or, any registration statement or annual, quarterly, monthly or other regular report which the Transferor or any of its Affiliates filed with the Securities and Exchange Commission since January 1, 1999 contains any untrue statement of a material fact (taken as a whole) nor has the Transferor or its Affiliates failed to provide to the Administrative Agent, the Initial Purchasers, the Funding Agents or the Liquidity Banks any material information necessary to make the information provided by the Transferor or its Affiliates in such documents or filings (taken as a whole) not misleading in any material respect in light of the circumstances under and for the purposes for which such information was provided; provided, however, that this representation or warranty shall not relate to any projections or forward looking statements in any such documents provided by the Transferor or its Affiliates.

          SECTION 3.2 Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to subsection 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are true and correct on and as of such day as though made on and as of such day.

          SECTION 3.3 Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants (solely as to itself) to the Administrative Agent, the Initial Purchasers, each PARCO APA Bank and each Funding Agent as of the date it becomes a Collection Agent hereunder that:

          (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b) Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Collection Agent of this Agreement
(i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action on the Collection Agent's part,
(iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the organizational documents of the Collection Agent or of any agreement or other material instrument binding upon the Collection Agent, except where such contravention or default would not have a Material Adverse Effect, or (v) result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Affiliates (except those created by this Agreement).

          (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligations of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (d) Action, Suits. Except as set forth in Exhibit I hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent, threatened, against the Collection Agent, or any Affiliate of the Collection Agent, or its respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

          (e) Year 2000. The Collection Agent has reviewed the areas within its business and operations which it believes would reasonably be expected to be materially adversely affected by, and has developed a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Collection Agent may be unable to recognize and perform properly date-sensitive functions involving certain dates occurring in or after the year 2000).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

          SECTION 4.1 Conditions to Effectiveness. This Agreement shall become effective on the first day on which the Administrative Agent and each Funding Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, shall have received the following documents, instruments and fees, all of which shall be in a form and substance reasonably acceptable to the Administrative Agent and each Funding
Agent:

          (a) A Certificate of the Secretary of the Transferor in substantially the form of Exhibit L hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent, the Funding Agents, the Initial Purchasers and the PARCO APA Banks may conclusively rely until such time as the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction and (v) a certificate of the Secretary of State of the State of Delaware certifying the Transferor's good standing under the laws of the State of Delaware.

          (b)    A Certificate of the Secretary of Collins & Aikman Products
Co. in substantially the form of Exhibit L hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent, the Funding Agents, the Initial Purchasers and the PARCO APA Banks may conclusively rely until such time as the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, shall receive from C&A a revised Certificate meeting the requirements of this clause (b)(i)), (ii) a copy of C&A's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware,
(iii) a copy of C&A's By-Laws, (iv) a copy of resolutions of the Board of Directors of C&A approving this transaction and (v) a certificate of the Secretary of State of the State of Delaware certifying C&A's good standing under the laws of the State of Delaware.

          (c) Executed copies of the Lock-box Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts.

          (d) An opinion of Stroock & Stroock & Lavan, LLP, special counsel to the Transferor and the Sellers (excluding the Canadian Sellers), addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding substantive consolidation in the event of a bankruptcy of a Seller and such other matters as the Administrative Agent or a Funding Agent may reasonably request.

          (e) An opinion of Stroock & Stroock & Lavan, LLP, special counsel to the Transferor and the Sellers (excluding the Canadian Sellers), addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and the Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding "true sale" between each Seller and the Transferor in the event of a bankruptcy of a Seller and such other matters as the Administrative Agent or a Funding Agent may reasonably request.

          (f) An opinion of special counsel to each Seller, addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding the validity, perfection and priority of the security interest granted by each Seller to the Transferor and such other matters as the Administrative Agent or a Funding Agent may reasonably request.

          (g) An opinion of Canadian special counsel to each Canadian Seller, addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding substantive consolidation in the event of a bankruptcy of a Canadian Seller and regarding "true sale" between each Canadian Seller and the Transferor in the event of a bankruptcy of a Canadian Seller.

          (h) An opinion of special counsel to the Transferor, addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding the validity, perfection and priority of the security interest granted by the Transferor to the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks and such other matters as the Administrative Agent or a Funding Agent may reasonably request.

          (i) An opinion of Stroock & Stroock & Lavan, LLP, special counsel to the Transferor and each Seller, addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding the enforceability of the Transaction Documents to which each is a party and the validity of the creation of the security interest.

          (j) An opinion of the general counsel of each Seller, the Guarantor and the Transferor, addressed to the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent, in form and substance reasonably acceptable to the Administrative Agent and each Funding Agent, regarding certain corporate matters.

          (k) An executed copy of this Agreement and each other Transaction Document to be executed by the Transferor, the Guarantor, the Collection Agent and each Seller.

          (l)    An executed copy of the Liberty Liquidity Asset Purchase
Agreement.

          (m) Confirmation from the Redwood Funding Agent that the transaction contemplated by the Redwood Liquidity Documents has been consummated.

          (n) Evidence that the Structuring Fee has been paid to Chase Securities Inc.

          (o) (i) A Weekly Report dated as of the most recent Weekly Report Date immediately preceding the Closing Date and (ii) a Settlement Report for the month of November 1999.

          (p) The executed Fee Letters and payment of all fees required to be paid on the Closing Date, and reimbursement of the Administrative Agent, the Funding Agents, the Initial Purchasers and the PARCO APA Banks for all costs and expenses of the closing of the transaction (including legal fees and costs) subject to the maximum amounts set forth in the Engagement Letter between the Transferor and Chase Securities Inc. referred to in the Fee Letters.

          (q)    The following financial information of the Parent and its
Subsidiaries: (i) audited financial statements prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the period December 28, 1997 through December 26, 1998 and (ii) consolidated and consolidating unaudited financial statements for the fiscal quarter ended September 25, 1999.

          (r)    Evidence of the establishment of the Collection Accounts.

          (s) A letter from S&P confirming its rating of each Initial Purchasers' Commercial Paper or that such rating will not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated hereby.

          (t) A letter from Moody's confirming its rating of each Initial Purchasers' Commercial Paper or that such rating will not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated hereby.

          (u) A Certificate of a Responsible Officer of each Seller and a Responsible Officer of the Transferor certifying that the representations and warranties of each Seller set forth in Section 4.1 of the Receivables Purchase Agreement and the Transferor set forth in Section 3.1 hereof are true and correct in all material respects as of the Closing Date.

          (v) After giving effect to the transactions contemplated hereby, the Transferor shall have outstanding no indebtedness or preferred stock other than (i) financing under the Facility and (ii) other indebtedness as agreed upon by each Funding Agent and PARCO APA Banks.

          (w) Each Funding Agent has performed a review of the Credit and Collection Policy.

          (x) An executed copy of the Guaranty, substantially in the form of Exhibit N, executed and delivered by the Guarantor to the Administrative Agent.

          (y) The Required Currency Hedge shall be in place for the required Hedge Notional Amount.

          SECTION 4.2 Conditions to Each Transfer. The right of the Transferor to sell Transferred Interests pursuant to Section 2.2 and the obligation, if any, of the Initial Purchasers and PARCO APA Banks to purchase such Transferred Interests is subject to the conditions that on the applicable Transfer Date:

          (a) No Termination Event or Potential Termination Event shall have occurred and then be continuing;

          (b) The Termination Date shall not have occurred or, in the case of Liberty, no Liberty Termination Event shall have occurred, or, in the case of Redwood, no Redwood Termination Date shall have occurred;

          (c) The representations and warranties set forth in Section 3.1 hereof and Section 4.1 of the Receivables Purchase Agreement shall be true and correct on and as of such date (except to the extent such representations and warranties relate solely to an earlier date, and then as of such earlier date);

          (d) Executed copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Closing Date, naming the Transferor as the debtor and the Administrative Agent (for the benefit of the Initial Purchasers, the Funding Agents and the PARCO APA Banks) as a secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable Law to perfect the Administrative Agent's (for the benefit of the Initial Purchasers, the Funding Agents and the PARCO APA Banks) security interest in all Receivables, Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto;

          (e) Executed copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Closing Date, naming each Seller as debtor/seller, the Transferor as secured party/purchaser, and the Administrative Agent (for the benefit of the Initial Purchasers, the Funding Agents and the PARCO APA Banks), as assignee of the secured party/purchaser, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable Law to perfect the Transferor's ownership or security interest in all Receivables, Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto;

          (f) Executed copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Transferor;

          (g) Executed copies of proper financing statements (Form UCC-3) necessary to terminate all security interests and other rights of any person in Receivables previously granted by any Seller;

          (h) Certified copies of request for information or copies (Form UCC- 11) (or a similar search report certified by parties reasonably acceptable to the Administrative Agent), dated a date reasonably near the Closing Date, listing all effective financing statements which name the Transferor and any Seller (under their respective present names and any previous names) as seller or debtor and which are filed in jurisdictions in which the filings were made pursuant to items (d) and (e) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts unless released in accordance with paragraph (f) or (g) above);

          (i) A Weekly Report shall have been delivered to the Administrative Agent;

          (j) The Required Currency Hedge shall be in place for the required Hedge Notional Amount; and

          (k) The Administrative Agent and each Funding Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.1 Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the date on which the Aggregate Net Investment has been reduced to zero, all accrued PARCO Discount, Yield, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing (which consent shall be obtained by the Administrative Agent):

          (a) Financial Reporting. The Transferor will, and will cause the Guarantor and each of the Guarantor's Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent (and with respect to clause (vi) below, each Rating Agency):

          (i) Annual Reporting. Within ninety (90) days after the close of the Transferor's and the Guarantor's fiscal years, (x) audited financial statements of the Parent, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the Parent and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, nothing has come to their attention to cause such accountants to believe that any Termination Event or Potential Termination Event has occurred, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof and (y) unaudited financial statements for the Transferor certified by its senior financial officer.

          (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three (3) quarterly periods of each of the Transferor's and the Guarantor's fiscal years, for (x) the Transferor and (y) for the Parent and its Subsidiaries, in each case, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its senior financial officer.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's or the Guarantor's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or the Parent, as applicable, and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof

          (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Transferor or the Parent copies of all financial statements, reports and proxy statements so furnished.

          (v) S.E.C. Filings. Promptly upon the filing thereof, the Guarantor shall notify the Administrative Agent of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any Affiliate files with the Securities and Exchange Commission.

          (vi) Notice of Termination Events or Potential Termination Events. Immediately, and in any event within one (1) Business Day after the Transferor obtains knowledge of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

          (vii) Change in Credit and Collection Policy and Debt Ratings. Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Transferor's or the Guarantor's public or private debt ratings, if any, a written certification of the Transferor's or the Guarantor's public and private debt ratings after giving effect to any such change.

          (viii) Credit and Collection Policy. Within ninety (90) days after the close of each of the Guarantor's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

          (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which either (i) the Transferor, any Seller, the Guarantor or any ERISA Affiliate of the Transferor, the Guarantor or any Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (ii) the Transferor, the Guarantor, any Seller or any ERISA Affiliates of the Transferor, the Guarantor or any Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. The Transferor shall give the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the Internal Revenue Code or
     Section 302 or 4068 of ERISA.

          (x) Other Information. Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request with respect to any Seller, the Transferor, the Guarantor or any Subsidiary of any of the foregoing.

          (b) Conduct of Business. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such requisite authority would have a Material Adverse Effect.

          (c) Compliance with Laws. The Transferor will, and will cause each Seller and each of the Transferor's and the Seller's Affiliates to, comply with all Laws to which it or its respective properties may be subject, except where the failure to so comply would not have a Material Adverse Effect. The Transfer of the Receivables hereunder, the application of the proceeds thereof and consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not violate any provision of any statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause the Guarantor and each Seller to, furnish to the Administrative Agent from time to time such information with respect to the Receivables as the Administrative Agent may reasonably request, including, without limitation, listings identifying the Outstanding Balance for each Receivable, together with an aging of Receivables. The Transferor will, and will cause the Guarantor and each Seller to, at any time and from time to time during regular business hours and upon reasonable notice permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor, the Guarantor or any Seller, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's, the Guarantor's or any Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor, the Guarantor or any Seller, as applicable, having knowledge of such matters. Upon a Potential Termination Event or Termination Event, each of the Initial Purchasers, Funding Agents, PARCO APA Banks and Administrative Agent may have without notice, immediate access to all Records and the offices and properties of the Transferor.

          (e) Keeping of Records and Books of Account. The Transferor will, and will cause the Guarantor and each Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause the Guarantor and each Seller to, give the Administrative Agent prompt notice of any material change in the administrative and operating procedures of the Transferor, the Guarantor or such Seller, as applicable, referred to in the previous sentence.

          (f) Communication with Accountants. The Transferor authorizes the Initial Purchasers, the PARCO APA Banks, the Collection Agent, the Administrative Agent and each Funding Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to the Initial Purchasers, the PARCO APA Banks, the Collection Agent, the Administrative Agent and each Funding Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Transferor (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Transferor. The Transferor agrees to render the Initial Purchasers, the PARCO APA Banks, the Collection Agent, the Administrative Agent and each Funding Agent at such applicable Person's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Potential Termination Event or Termination Event shall have occurred and be continuing, the Transferor shall, promptly upon request therefor, assist the Administrative Agent in delivering to the Initial Purchasers, the PARCO APA Banks and the Funding Agents Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

          (g) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause each Seller to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or such Seller under the Contracts related to the Receivables.

          (h) Credit and Collection Policy. The Transferor will, and will cause each Seller to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (i) Collections. The Transferor shall, and shall cause each Seller to, instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.


          (j) Collections Received. The Transferor shall, and shall cause each Seller to, hold in trust, and deposit immediately (but in any event no later than one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Transferor or any Seller, as the case may be.

          (k) Sale Treatment. Subject to the provisions of Section 10.16, the Transferor will not, and will not permit any Seller to, account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by a Seller to the Transferor. In addition, the Transferor shall, and shall cause each Seller to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of each Seller's financial statements), the Initial Purchasers and the PARCO APA Banks in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto.

          (l) Enforcement of Receivables Purchase Agreement. The Transferor shall use its best efforts to enforce all rights held by it under the Receivables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.1 thereunder without the prior written consent of each Funding Agent as obtained by the Administrative Agent.

          (m)    Separate Existence. The Transferor shall at all times:

          (i) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor, nor will such funds be commingled with the funds of any Seller or any Subsidiary or Affiliate of a Seller other than as a result of commingling of payments by an Obligor which payments shall be segregated within the time period provided in
     Section 5.2(e);

          (ii) to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

          (iii) to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

          (iv) enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

          (v) maintain office space separate from the office space of each Seller and their Affiliates and, to the extent that the Transferor and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

          (vi) issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

          (vii) conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

          (viii) not assume or guarantee any of the liabilities of any Seller or any Affiliate thereof;

          (ix) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1(m); and

          (x) will comply with all assumptions made in the Stroock & Stroock & Lavan "true sale" opinion dated as of December 27, 1999.

          (n) Required Currency Hedges. (i) On the Closing Date and on each Transfer Date thereafter, the Transferor shall have the Required Currency Hedge in place for the Required Hedge Notional Amount. The Transferor agrees that at any time that it enters into any Required Currency Hedge, it shall have funds available to make payment of fees or other amounts due in connection with the purchase of such Required Currency Hedge at the time that such payments are due and payable thereunder.

          (i) The Transferor agrees that at any time that it enters into any Required Currency Hedge, it shall execute and deliver to the Administrative Agent, for the benefit of the Initial Purchasers, PARCO APA Banks and Funding Agents, an assignment of all amounts payable to the Transferor under such Required Currency Hedge substantially in the form of Exhibit O (each, a "Required Currency Hedge Assignment").

          (ii) If any time the commercial paper or short term deposit ratings from any Rating Agency assigned to a Counterparty is such that the Counterparty is no longer an Eligible Counterparty, the Transferor shall
     (x) to the extent permitted under the Required Currency Hedge to which such Counterparty is a party, require such Counterparty to secure its obligations under such Required Currency Hedge or (y) replace the Counterparty with an Eligible Counterparty within the earlier of (A) 30 days or (B) within 5 days in the event that the Counterparty's commercial paper rating or short-term deposit rating is withdrawn or downgraded below A-2 or P-2.

          (o) Minimum Net Worth. The Transferor shall at all times have a net worth (as defined in accordance with GAAP) of at least $40,000,000.

          SECTION 5.2 Negative Covenants of the Transferor. During the term of this Agreement, unless each Funding Agent shall otherwise consent in writing, which consent shall be obtained by the Administrative Agent:

          (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any Seller to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or file any financing statement) or with respect to (x) any Transferor Collateral, (y) any inventory or goods, the sale of which may give rise to a Collection, or (z) any Lock-Box Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof

          (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any Seller to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto except in accordance with the Credit and Collection Policy.

          (c) No Change in Business or the Credit and Collection Policy. The Transferor will not, and will not permit any Seller to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

          (d) No Mergers, Etc. The Transferor will not without the prior written consent of each Funding Agent (which consent shall be obtained by the Administrative Agent), and except as otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, provided, that a Seller may merge with or into another Seller or with another Person if (A)(1) such Seller is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Seller is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Seller under the Transaction Documents, and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

          (e) Change in Payment Instructions to Obligors, Deposits to Lock-Box Accounts. The Transferor will not, and will not permit any Seller to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit B hereto or make any change in its instructions to the Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent and each Funding Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable. The Transferor will use reasonable commercial efforts to not, and will use reasonable commercial efforts to not permit, any Seller to deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. However, in the event any Seller deposits or otherwise credits, or causes or permits to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables, such Seller shall segregate or cause to be segregated any such cash or cash proceeds from Collections within 5 (five) days of deposit or credit to any Lock-Box Account.

          (f) Change of Name, Etc. The Transferor will not, and will not permit a Seller to, change its name, identity or structure or the location of its chief executive office or the location at which any Records or Transferor Collateral is located, unless at least ten (10) days prior to the effective date of any such change the Transferor or Seller, as applicable, delivers to the Administrative and each Funding Agent and the Collection Agent (i) such documents, instruments or agreements, executed by the Transferor or Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Administrative Agent's (on behalf of the Initial Purchasers and the PARCO APA Banks) ownership interests or security interests in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 2.8 hereof.

          (g) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit any Seller to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Administrative Agent and each Funding Agent; nor shall the Transferor take, or permit any Seller to take, any other action under the Receivables Purchase Agreement that shall have a material adverse effect on the Administrative Agent, a Funding Agent, the Initial Purchasers or any PARCO APA Bank or which is inconsistent with the terms of this Agreement.

          (h) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) Indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the Purchase Price of the Receivables under the Receivables Purchase Agreement, and (ii) other Indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,850 at any one time outstanding.

          (i)    ERISA Matters.

          (i) To the extent applicable, the Transferor will not, and will not permit any Seller to, (A) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make any payments to any Multiemployer Plan that the Transferor, any Seller or any ERISA Affiliate of the Transferor or any Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (C) terminate any Benefit Plan so as to result in any liability; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.

          (ii) To the extent applicable, the Transferer will not, and will not permit any Seller to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan.

          (iii) To the extent applicable, the Transferor will not, and will not permit any Seller to cause or permit any of its ERISA Affiliates to cause or permit the occurrence of an ERISA Event with respect to Title IV Plans of the Transferor, the Sellers or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $10,000,000.

          (j) Payment to Sellers. With respect to any Receivable sold by a Seller to the Transferor, the Transferor shall, and shall cause each Seller to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash to or by a capital contribution from such Seller of an amount equal to the Purchase Price for such Receivable as required by the terms of the Receivables Purchase Agreement.

          SECTION 5.3 Covenants of the Collection Agent and the Guarantor. At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing (which consent shall be obtained by the Administrative Agent):

          (a) Credit and Collection Policy. The Collection Agent and the Guarantor will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (b) Collections Received. The Collection Agent and the Guarantor shall hold in trust, and deposit as soon as reasonably practicable (but in any event no later than one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Collection Agent or any Seller, respectively.

          (c) Notice of Termination Events, Potential Termination Events or Collection Agent Defaults. Immediately, and in any event within one (1) Business Day after the Collection Agent or the Guarantor obtains knowledge of the occurrence of each Termination Event, Potential Termination Event or Collection Agent Default, the Collection Agent or the Guarantor, respectively, will furnish to the Administrative Agent, each Funding Agent and each Rating Agency a statement of a Responsible Officer of the Collection Agent or the Guarantor, respectively, setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default, and the action which the Collection Agent, the Guarantor, the Transferor or a Seller proposes to take with respect thereto.

          (d) Conduct of Business. The Collection Agent and the Guarantor will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.

          (e) Compliance with Laws. The Collection Agent and the Guarantor will comply in all respects with all Laws with respect to the Receivables to the extent that any non-compliance would be a Material Adverse Effect.

          (f) Further Information. The Collection Agent and the Guarantor shall furnish or cause to be furnished to the Administrative Agent and, after a Termination Event or a Potential Termination Event, any Funding Agent such other information relating to the Receivables and readily available public information regarding the financial condition of the Collection Agent or the Guarantor, as applicable, as soon as reasonably practicable, and in such form and detail, as the Administrative Agent may reasonably request and, after a Termination Event or a Potential Termination Event, as any Funding Agent may reasonably request.

          SECTION 5.4 Negative Covenants of the Collection Agent and the Guarantor. At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing which consent shall be obtained by the Administrative Agent:

          (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, neither the Collection Agent nor the Guarantor will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or file any financing statement) or with respect to (w) any of the Receivables, Related Security, the Required Currency Hedge, Collections or Proceeds with respect thereto, (x) any inventory or goods, the sale of which may give rise to a Collection, (y) the Transferor Collateral or (z) any Lock-Box Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof

          (b) Consolidations, Mergers and Sales of Assets. Neither the Collection Agent nor the Guarantor shall without the prior written consent of each Funding Agent, which consent shall be obtained by the Administrative Agent
(i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Collection Agent or the Guarantor, as applicable, may consolidate or merge with another Person if (A)(1) the Collection Agent or the Guarantor, as applicable, is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Collection Agent or the Guarantor, as applicable, is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Collection Agent or the Guarantor, as applicable, hereunder and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

          (c) Lock-Box Accounts. Except as permitted pursuant to Sections 2.5, 2.6, 2.12 and 5.2(e) of this Agreement or as otherwise permitted under the Transaction Documents, neither the Collection Agent nor the Guarantor shall make, or cause or permit any other Person to make any transfer of funds on deposit in a Lock-Box Account.

          (d) Modifications of Receivables or Contracts. The Collection Agent shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto; provided, that the Collection Agent may take such actions as are expressly permitted by the terms of any Transaction Document or the Credit and Collection Policy.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

          SECTION 6.1 Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Administrative Agent gives notice to C&A of the designation of a new Collection Agent pursuant to this Section 6.1, C&A is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Administrative Agent; provided that C&A shall be permitted to delegate its duties hereunder to any of its Affiliates or their agents and may use sub Collection Agents, but such delegation shall not relieve C&A of its duties and obligations hereunder. The Administrative Agent may, and upon the direction of the Required Participants the Administrative Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed C&A or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof.

          SECTION 6.2 Duties of Collection Agent.

          (a) The Collection Agent shall take or cause to be taken all such action as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Administrative Agent, the Initial Purchasers, each Funding Agent and the PARCO APA Banks, hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto. To the extent permitted by applicable Law, each of the Transferor, C&A (to the extent not then acting as Collection Agent hereunder) and each other Seller hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's and/or each Seller's name and on behalf of the Transferor or a Seller any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or a Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Initial Purchasers their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the Administrative Agent's account the Initial Purchasers' allocable share of Collections of Receivables when required pursuant to Article II hereof. The Collection Agent agrees that prior to making any material change in the Credit and Collection Policy in effect on the Closing Date, it shall give at least ten (10) Business Days' prior written notice to the Administrative Agent and the Transferor of such changes; provided, however, that in the case of any material change in its Credit and Collection Policy made pursuant to any Requirement of Law as to which it is unable to give ten (10) Business Days' prior written notice, then the Collection Agent shall give written notice to the Administrative Agent and the Transferor of such changes as soon as reasonably practicable prior to the implementation of such changes. In the event that any such changes (except changes that are necessary under any Requirement of Law) could reasonably be expected to materially and adversely affect the rights of the Initial Purchasers or the PARCO APA Banks, then such changes shall not become effective without the prior written consent of each Funding Agent, which consent shall be obtained by the Administrative Agent. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Administrative Agent, the Initial Purchasers, each Funding Agent and the PARCO APA Banks, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security, the Required Currency Hedge or Collections. The Collection Agent, if other than the Transferor or C&A or an Affiliate of the Transferor or C&A, shall as soon as practicable upon demand, deliver to C&A all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable. The Collection Agent shall, as soon as practicable following receipt thereof, turn over to C&A any collections of any indebtedness of any Person which is not on account of a Receivable. Notwithstanding anything to the contrary contained herein, following the occurrence of a Termination Event and during the continuation of a Potential Termination Event, the Administrative Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is C&A or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Administrative Agent, a Funding Agent, an Initial Purchaser or any of the PARCO APA Banks a party to any litigation without the prior written consent of such Person.

          (b) If the Collection Agent is not the Transferor, C&A or an Affiliate of the Transferor or C&A, the Collection Agent, by giving three (3) Business Days' prior written notice to the Administrative Agent, may revise the Servicing Fee; provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Collection Agent and the Administrative Agent on an arms-length basis reflecting rates and terms prevailing at such time.

          (c) On or before ninety (90) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 30, 2000, the Collection Agent shall cause a firm of independent public accountants acceptable to the Administrative Agent at the expense of the Transferor (who may also render other services to the Collection Agent, the Transferor, C&A or any Affiliates of any of the foregoing) to furnish a report to the Administrative Agent performing such agreed upon procedures with respect to the Collection Agent's servicing procedures and internal control system as may be reasonably requested by the Administrative Agent. The scope of the review shall be as set forth in Exhibit M hereto.

          The Collection Agent shall cause such firm of nationally recognized independent certified public accountants to furnish such report to the Administrative Agent using generally accepted auditing standards to the effect that they have compared the mathematical calculations of each amount set forth in five Weekly Reports and three Settlement Statements in a sample randomly chosen during such annual period and delivered by the Collection Agent pursuant to Section 2.11 during the period covered by such report with the Collection Agent's computer reports that were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.

          (d)    Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent, if not the Transferor, C&A or any Affiliate of the Transferor or C&A, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(a) hereof.

          SECTION 6.3 Rights After Designation of New Collection Agent. At any time following the designation of a new Collection Agent (other than C&A) pursuant to Section 6.1 hereof:

          (i) The Administrative Agent may, at its option, or shall, at the direction of the Required Participants, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks.

          (ii) The Transferor shall, at the Administrative Agent's request and at the Transferor's expense, give notice of the Initial Purchasers', the Transferor's and/or the PARCO APA Banks' ownership of Receivables to each Obligor and direct that payments be made directly to the Administrative Agent or its designee.

          (iii)  The Transferor shall, at the Administrative Agent's request,
     (A) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

          (iv) The Transferor and each Seller hereby authorize the Administrative Agent to take any and all steps in the Transferor's or any Seller's name and on behalf of the Transferor and any Seller necessary or desirable, in the reasonable determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or any Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION 6.4 Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent default (each, a "Collection Agent Default"):

          (a) (i) the Collection Agent or, to the extent that the Transferor, C&A or any Affiliate of the Transferor or C&A is then acting as Collection Agent, the Transferor, C&A or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (ii) or clause (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days following the earlier to occur of receipt of notice thereof by the Collection Agent from the Administrative Agent or a Funding Agent or discovery thereof by the Collection Agent, or (ii) the Collection Agent or, to the extent that the Transferor, C&A or any Affiliate of the Transferor or C&A is then acting as Collection Agent, the Transferor, C&A or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof, or (iii) the Collection Agent fails to deliver any Weekly Report or Settlement Report within one (1) Business Day of the date when due; or

          (b) any representation, warranty, certification or statement made by the Collection Agent or the Transferor, C&A or any Affiliate of the Transferor or C&A (in the event that the Transferor, C&A or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that (i) to the extent any breach of any such representation or warranty may be cured within ten (10) days, the Collection Agent shall have ten (10) days following the earlier to occur of receipt of notice thereof by the Collection Agent from the Administrative Agent or a Funding Agent or discovery thereof by the Collection Agent to make such representation and warranty true and correct in all material respects, (ii) if any such representation and warranty relates to a Receivable for which the Transferor has paid to the Collection Agent an amount equal to the Outstanding Balance of such Receivable pursuant to Section 2.9(a) hereof or (iii) the breach of the representation or warranty of the Collection Agent has been cured within the time period provided for herein, then the breach of such representation or warranty shall not give rise to a Collection Agent Default under this subsection (b); or

          (c) (i) failure of the Collection Agent or any of its Affiliates to pay when due any amounts due under any agreement under which any Indebtedness greater than $10,000,000 is governed; or (ii) any Indebtedness of the Collection Agent or any of its Affiliates greater than $10,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) by reason of a breach or default of same prior to the scheduled date of maturity thereof; or

          (d) (i) any Event of Bankruptcy shall occur with respect to the Collection Agent or (ii) an Event of Bankruptcy shall occur with respect to an Affiliate of the Collection Agent, which in the reasonable opinion of the Administrative Agent is a Material Adverse Effect; or

          (e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonable judgment of the Administrative Agent, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform under this Agreement.

          SECTION 6.5 Responsibilities of the Transferor and each Seller. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Seller to, (i) perform all of each Seller's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Administrative Agent, a Funding Agent, the Initial Purchasers and the PARCO APA Banks of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or such Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent, nor the Funding Agents, nor the Initial Purchasers nor any of the PARCO APA Banks shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of a Seller thereunder.

          SECTION 6.6 Collection Agent Indemnification of Indemnified Parties. The Collection Agent shall indemnify and hold harmless the Indemnified Parties, from and against any loss, liability, expense, damage or injury suffered or sustained solely by reason of any breach by the Collection Agent of any of its representations, warranties or covenants contained in this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that (i) the Collection Agent shall not indemnify the Indemnified Parties if such acts or omissions were attributable directly or indirectly to fraud, gross negligence, breach of fiduciary duty or willful misconduct by any such Indemnified Party and (ii) neither the Collection Agent nor any of the directors, officers, employees or agents of the Collection Agent in its capacity as Collection Agent shall be under any liability to the Indemnified Parties for any action taken or for refraining from the taking of any action in good faith in its capacity as Collection Agent pursuant to this Agreement; provided, further, however that the immediately preceding proviso shall not protect the Collection Agent or any such director, officer, employee or agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Collection Agent and any director, officer, employee or agent of the Collection Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Collection Agent or an Affiliate of the Collection Agent) respecting any matters arising hereunder. Any indemnification pursuant to this Section shall be had only from the assets of the Collection Agent and shall not be payable from Collections, except to the extent such Collections are released to the Collection Agent in accordance with Sections 2.5 and 2.6. The provisions of such indemnity shall run directly to and be enforceable by such Indemnified Parties. Without limiting the foregoing, each Seller, by transferring interests in the Receivables to the Transferor, the Transferor, by transferring interests in the Receivables to the Initial Purchasers and/or the PARCO APA Banks, and the Initial Purchasers and the PARCO APA Banks, by acquiring such interest in the Receivables, acknowledge that each Seller has transferred such Receivables and the Transferor, the Initial Purchasers and the PARCO APA Banks, as applicable, have assumed all risk of payment and collection with respect thereto.

          SECTION 6.7 Maintenance of Property; Insurance. The Collection Agent will (i) keep all property and assets useful and necessary in its business as Collection Agent in good working order and condition (normal wear and tear excepted), (ii) maintain, with financially sound and reputable insurance companies, insurance on all its property and assets necessary in its business as Collection Agent in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and reasonably satisfactory to the Administrative Agent and each Funding Agent, (iii) furnish to the Transferor, the Administrative Agent and each Funding Agent upon written request, full information as to the insurance carried, (iv) within five days of receipt of notice from any insurer, furnish the Transferor, the Administrative Agent with a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (v) forthwith, furnish the Transferor and the Administrative Agent with notice of any cancellation or nonrenewal of coverage by the Collection Agent. The Collection Agent will (A) maintain disaster recovery systems and back-up computer and other information management systems that, in the Collection Agent's reasonable judgment, are sufficient to protect its business as Collection Agent against material interruption or loss in the event of damage to, or loss or destruction of, its primary computer and information management systems and (B) furnish to the Transferor and the Administrative Agent, upon written request, full information as to such disaster recovery systems and back-up computer and information management systems.

          SECTION 6.8 Grant of License. For the purpose of enabling the Administrative Agent or a successor Collection Agent to perform the functions of servicing and collecting the Receivables upon a Collection Agent Default, the Collection Agent and each Seller hereby (i) assigns, to the extent permitted, to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks and shall be deemed to assign to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks and any successor Collection Agent all rights owned or hereinafter acquired by any Seller or the Collection Agent (by license, sublicense, lease, easement or otherwise) in and to any equipment together with a copy of any software listed on Schedule II hereto, (ii) agrees to use its best efforts to assist the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Receivables, and (iii) deliver to the Administrative Agent executed copies of any landlord waivers in a form reasonably acceptable to the Administrative Agent, that may be necessary to grant to the Administrative Agent access to any leased premises of the Collection Agent for which the Administrative Agent may require access to perform the collection and administrative functions to be performed by the Administrative Agent under the Transaction Documents.

                                  ARTICLE VII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

          SECTION 7.1 Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent, the Funding Agents, the Initial Purchasers, the Liberty APA Banks or the PARCO APA Banks may have hereunder or under applicable Law, the Transferor hereby agrees to indemnify the Administrative Agent, the Initial Purchasers, the Liberty APA Banks, the Redwood Secured Parties, the PARCO APA Banks and each Funding Agent and any successors and permitted assigns and their respective officers, directors, agents and employees

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

(collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership, either directly or indirectly, by a Funding Agent, the Initial Purchasers or any PARCO APA Bank of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables; provided that any Indemnified Amounts owed under this
Section 7.1 shall be payable in accordance with Sections 2.5 and 2.6 and shall be Transferor Subordinated Obligations. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

          (a) any representation or warranty made by the Transferor or any officers of the Transferor under this Agreement, any of the other Transaction Documents, any Settlement Report, any Weekly Report or any other written information or report delivered by the Transferor pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (b) the failure by the Transferor to comply in any material respect with any applicable Law, with respect to any Receivable or the related Contract, or the nonconformity in any material respect of any Receivable or the related Contract with any such applicable Law;

          (c) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or provision of services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (d) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise which is the subject of any Receivable;

          (e) the failure by the Transferor to comply in any material respect with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

          (f) the failure of the Transferor to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

          (g) any repayment by any Indemnified Party of any amount previously distributed in reduction of Aggregate Net Investment which such Indemnified Party believes in good faith is required to be made;

          (h) the commingling by the Transferor of Collections of Receivables at any time with other funds to the extent not otherwise permitted pursuant to this Agreement and the other Transaction Documents;

          (i) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor, the ownership of Transferred Interests, or any Receivable, Related Security, Required Currency Hedge or Contract;

          (j) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Administrative Agent, C&A or the Funding Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

          (k) any failure of the Transferor to give reasonably equivalent value to any Seller in consideration of the purchase by the Transferor from any Seller of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

          (l) any action taken by the Transferor in the enforcement or collection of any Receivable; provided, that the Transferor shall not be liable for Indemnified Amounts attributable to the fraud, gross negligence, breach of fiduciary duty or willful misconduct of any Collection Agent in the enforcement or collection of any Receivable if such Collection Agent is not the Transferor, C&A or any Affiliate of the Transferor or C&A;

          (m) any failure by the Transferor to complete an Incremental Transfer following the receipt by the Administrative Agent of notice of a proposed Transfer from the Transferor pursuant to Section 2.2 due to no fault of the Administrative Agent, Initial Purchasers, the Funding Agent or the PARCO APA Banks; or

          (n) the failure of any Seller, the Collection Agent (if an Affiliate of the Transferor) or the Transferor to be Year 2000 Compliant.

provided, however, that if the Initial Purchasers enter into agreements for the purchase of interests in receivables from one or more Other Transferors, the Initial Purchasers shall ratably allocate such Indemnified Amounts related to the Initial Purchasers' program documents to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION 7.2 Indemnity for Reserves and Expenses.


          (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), other than Laws, interpretations, guidelines or directives relating to Taxes:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents; or

          (ii) imposes upon any Indemnified Party any other expense deemed by such Indemnified Party to be material (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing provided, C&A may settle such litigation in C&A's sole discretion) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement or the other Transaction Documents, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount reasonably deemed by such Indemnified Party to be material, then, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, the Transferor or C&A shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred and seventy (270) days prior to the date the Administrative Agent first notifies the Transferor or C&A of its intention to demand compensation therefor under this subsection 7.2(a); provided further that if such change in Law giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in detail the basis for such claim.

          (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of Law) of any such Official Body, has or would have, due to an increase in the amount of capital required to be maintained by such Indemnified Party, the effect of reducing the rate of return on capital of such Indemnified Party (or its Guarantor) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its Guarantor) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, the Transferor or C&A shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its Guarantor) for such reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred and seventy (270) days prior to the date the Administrative Agent first notifies the Transferor or C&A of its intention to demand compensation therefor under this subsection 7.2(b); provided further that if such change in Law, giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in detail the basis for such claim.

          (c) Anything in this Section 7.2 to the contrary notwithstanding, if the Initial Purchasers enter into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Initial Purchasers shall ratably allocate the liability for any amounts under this Section 7.2 ("Section
7.2 Costs") to the Transferor and C&A and each Other Transferor; provided, however, that if such Section 7.2 Costs are attributable to the Transferor or C&A and not attributable to any Other Transferor, the Transferor and C&A shall be solely liable for such Section 7.2 Costs or if such Section 7.2 Costs are attributable to Other Transferors and not attributable to the Transferor or C&A such Other Transferors shall be solely liable for such Section 7.2 Costs.

          (d) All amounts owed by the Transferor pursuant to this Section 7.2 shall be payable in accordance with Sections 2.5 and 2.6 and shall be Transferor Subordinated Obligations. Any amounts owed by C&A pursuant to this Section shall be had only from the assets of C&A and shall not be payable from Collections, except to the extent such Collections are released to C&A in accordance with Sections 2.5 and 2.6.

          SECTION 7.3 Indemnity for Taxes.

          (a) All payments made by the Transferor, any Seller or the Collection Agent to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (i) taxes imposed on the net income of the Administrative Agent or any other Indemnified Party, however denominated, (ii) taxes that would not have been imposed if the

Indemnified Party had timely complied with the requirements of Section 7.3(b) hereof, and (iii) franchise taxes imposed on the net income of the Administrative Agent or any other Indemnified Party, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Administrative Agent or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Indemnified Party hereunder, the amounts so payable to the Administrative Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Administrative Agent or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Transferor or C&A shall indemnify the Administrative Agent or any such Indemnified Party for the full amount of any such Taxes within thirty (30) days after the date of written demand therefor by the Administrative Agent. All amounts owed by the Transferor pursuant to this subsection 7.3(a) shall be payable in accordance with Sections 2.5 and 2.6 and shall be Transferor Subordinated Obligations. Any amounts owed by C&A or the Collection Agent pursuant to this Section shall be had only from the assets of C&A or the Collection Agent, as applicable, and shall not be payable from Collections, except to the extent such Collections are released to C&A or the Collection Agent, as applicable, in accordance with Sections 2.5 and 2.6.

          (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a State thereof or the District of Columbia shall:

          (i) deliver to the Transferor and the Administrative Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Transferor and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Administrative Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which, regardless of the identity of the Indemnified Party, renders all such forms inapplicable or which, regardless of the identity of the Indemnified Party, would prevent such

Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Administrative Agent. Each such Indemnified Party so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224 (or successor applicable form), that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9 (or successor applicable form), that it is entitled to an exemption from United States backup withholding tax. Each Person that is an Initial Purchaser under the Transaction Documents, or which otherwise becomes a party to this Agreement as a PARCO APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 7.3.

          SECTION 7.4 Other Costs, Expenses and Related Matters.

          (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrative Agent, the Initial Purchasers, the Liberty APA Banks, the PARCO APA Banks and each Funding Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent, the Initial Purchasers, the Liberty APA Banks, the PARCO APA Banks and/or a Funding Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Administrative Agent, the Initial Purchasers, the Liberty APA Banks, any PARCO APA Bank and a Funding Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time upon receipt of prior written notice thereof from the Administrative Agent, a Funding Agent, the Initial Purchasers, the Liberty APA Banks, or the PARCO APA Banks, as applicable (a) relating to any amendments, waivers or consents under this Agreement, any Asset Purchase Agreement and the other Transaction Documents, (b) arising in connection with the Administrative Agent's, the Initial Purchasers', any Liberty APA Banks' or any PARCO APA Bank's or a Funding Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs"). All Transaction Costs owed by the Transferor pursuant to this subsection 7.4(a) shall be payable in accordance with Section 2.5 and 2.6, shall be subject to the maximum amount set forth in the engagement letter between C&A and Chase Securities Inc. and shall be Transferor Subordinated Obligations.

          (b) The Transferor shall pay the Administrative Agent, for the account of the Initial Purchasers and the PARCO APA Banks, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on any day prior to the last day of its Tranche Period.

          (c) The Administrative Agent will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article VII, notify the Transferor and C&A in writing. Any notice by the Administrative Agent claiming compensation under this Article VII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such claim is made in good faith and on a reasonable basis. In determining such amount, the Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

          (d) If any Seller is required to pay any additional amount to any PARCO APA Bank pursuant to Sections 7.2 or 7.3, then such PARCO APA Bank shall use reasonable efforts (which shall not require such PARCO APA Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by such Seller or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce amounts payable pursuant to Sections 7.2 or 7.3, as the case may be, in the future.

                                  ARTICLE VIII

                               TERMINATION EVENTS

          SECTION 8.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:


          (a) the Transferor, any Seller or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents and such failure shall continue for one (1) Business Day after the date such payment or deposit became due hereunder or thereunder; or

          (b) any representation, warranty, certification or statement made by the Transferor, the Guarantor or any Seller in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made, provided, however, that if any such representation, warranty, certification or statement relates to a Receivable for which the Transferor has paid to the Collection Agent an amount equal to the Outstanding Balance of such Receivable pursuant to subsection 2.9(a) hereof or if a breach of the representation and warranty in Section 3.1, 3.2 or 3.3 has been corrected within the time period provided for herein, and in the case of
Section 3.1(f) or Section 3.1(s)(i) within 15 days of notice thereof, then the breach of such representation or warranty shall not give rise to a Termination Event under this subsection (b); or

          (c) Failure on the part of any Seller, the Guarantor or the Transferor to observe or perform in any material respect any other term, covenant or agreement in this Agreement or any other Transaction Document within the time period provided for such performance; or

          (d) (i) failure of the Transferor, any Seller, the Guarantor or any Affiliate of the Transferor, the Guarantor or any Seller to pay when due any material amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $10,000,000 is governed; or (ii) the material default by the Transferor, the Guarantor, any Seller or any Affiliate of the Transferor, the Guarantor or any Seller in the performance of any material term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, the Guarantor, any Seller or any Affiliate of the Transferor, the Guarantor or any Seller greater than $10,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement, which is a Material Adverse Effect; or (iii) any Indebtedness owing by the Transferor, the Guarantor, any Seller or any Affiliate of the Transferor, the Guarantor or any Seller greater than $10,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) by reason of a breach or default of same prior to the date of maturity thereof; or

          (e) (i) any Event of Bankruptcy shall occur with respect to the Transferor, or (ii) an Event of Bankruptcy shall occur with respect to the Guarantor or any Seller or Affiliate of the Guarantor or any Seller which, in the reasonable opinion of the Administrative Agent, is a Material Adverse Effect; or

          (f) the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the PARCO APA Banks, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, and any other Transferor Collateral free and clear of any Adverse Claims; or

          (g)    a Collection Agent Default shall have occurred; or

          (h) the Purchase Termination Date shall have occurred under the Receivables Purchase Agreement; or

          (i) without obtaining the prior written consent of each Funding Agent, which consents shall be obtained by the Administrative Agent, the Transferor or any Seller or the Guarantor shall enter into any transaction or merger whereby it is not the surviving entity (other than a merger permitted pursuant to either Section 5.2(d) or Section 5.4(b) hereof); or

          (j) there shall have occurred a Material Adverse Effect with respect to the Transferor or any Seller since the Closing Date; or

          (k) the institution of any litigation, arbitration proceedings or governmental proceeding involving any Seller or the Transferor or the Receivables which would be reasonably likely to have a Material Adverse Effect; or

          (l) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor deposits to the Funding Accounts on the next Business Day, for the benefit of the Initial Purchasers and/or the PARCO APA Banks, as applicable, from previously received Collections that have been released to or set aside for the Transferor pursuant to Section 2.5 hereof or other funds available to the Transferor, an amount that brings the Percentage Factor to

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

less than or equal to the Maximum Percentage Factor or increases the balance of the Receivables on the next Business Day so as to reduce the Percentage Factor to less than or equal to 100%; or (ii) the Aggregate Net Investment exceeds the Facility Limit; or

          (m) the average Dilution Ratio for the three (3) preceding Settlement Periods exceeds 4.00%; or

          (n) the average Aged Receivables Ratio for the three (3) preceding Settlement Periods exceeds 6.50%; or

          (o) (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against a Seller, the Collection Agent, the Guarantor or their Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or to the extent that an insurance carrier has accepted a claim for coverage thereto;
(ii) one or more judgments for the payment of money shall be rendered against the Transferor and shall not have been satisfied; or (iii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Transferor, a Seller, the Collection Agent, the Guarantor, or their Subsidiaries to enforce any such judgment; or

          (p) the Collection Agent shall fail to deliver to the Administrative Agent any report required to be delivered by it under the terms of the Transaction Documents within one (1) Business Day of (i) with respect to any Settlement Report or Weekly Report, when such report was due or (ii) with respect to any other report, receipt by the Collection Agent of written notice from the Administrative Agent that such report is due; or

          (q) the imposition of (i) tax liens against the Transferor, (ii) tax liens against any Seller or the Guarantor unless such lien would not have a Material Adverse Effect and has been released within fifteen (15) days of the earlier of (a) the date such Seller or the Guarantor, as applicable, has knowledge of the imposition of such tax lien or (b) the date on which such Seller or the Guarantor, as applicable, receives notice of the imposition of such tax lien, and (iii) ERISA liens; or

          (r)    there shall have occurred a Change in Control; or

          (s) the Guarantor shall permit the Interest Coverage Ratio to be less than the ratio set forth in subsection (b) of the definition of "Interest Coverage Ratio" for such period; or

          (t) the Guarantor shall permit the Leverage Ratio during any period set forth in subsection (b) of the definition of "Leverage Ratio" to be greater than the ratio set forth in such definition for such period; or

          (u) C&A and the Sellers (in the aggregate) fail to maintain 100% ownership of the Transferor.

          SECTION 8.2 Remedies Upon the Occurrence of a Termination Event.

          (a) Upon the occurrence of any Termination Event, the Administrative Agent may, or at the direction of the Required Purchaser Groups shall, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred, provided, however, that in the case of any event described in Section 8.1(e)(i), 8.1(f), 8.1(h), 8.1(l), or 8.1(q)(i) or 8.1(q)(iii) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 8.2(a), (i) the PARCO Base Rate plus 2.00% plus the Applicable Margin shall be the Tranche Rate applicable to the PARCO Net Investment for all existing and future Tranches (ii) the Redwood Yield shall be payable with respect to the Redwood Net Investment and (iii) the Liberty Base Rate plus 2.00% shall be payable with respect to the Liberty Net Investment. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Administrative Agent may, by notice to the Transferor, declare such event or condition a Potential Termination Event.

          (b) In addition, if any Termination Event or Potential Termination Event occurs hereunder, (i) the Administrative Agent shall promptly notify the Transferor in writing whether it has declared a Termination Event or a Potential Termination Event and whether it will be exercising the remedies specified in this Section 8.2, (ii) the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the PARCO APA Banks, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto, (iii) the Facility Limit shall be reduced as of each calendar date thereafter to equal the Aggregate Net Investment as of such date, (iv) each Purchase Limit shall be reduced as of each calendar date thereafter to equal the applicable Net Investment as of such date, (v) the Percentage Factor shall be increased to 100%, (vi) each Commitment shall be reduced as of each calendar date thereafter, to equal its Pro Rata Share of 102% of the Aggregate Net Investment as of such date, and (vii) no Commercial Paper with respect to the Transferor will thereafter be issued by the Initial Purchasers.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

          SECTION 9.1 Appointment. Each Initial Purchaser, PARCO APA Bank and Funding Agent hereby irrevocably designates and appoints Chase as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, unless as otherwise directed by the Required Purchaser Groups. To the extent the Administrative Agent takes any such action, the Transferor, each Seller, the Guarantor and the Collection Agent, in dealing with the Administrative Agent, shall have the right to assume such approval has been obtained and such direction is being followed absent actual knowledge to the contrary. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Initial Purchaser, PARCO APA Bank or Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or the other Transaction Documents or shall otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Initial Purchasers, the PARCO APA Banks and the Funding Agents under the Transaction Documents, and the Administrative Agent does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any such Person.

          SECTION 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct (other than the gross negligence or willful misconduct) of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 9.3 Exculpatory Provisions. (a) Notwithstanding any provision of this Agreement or any other Transaction Document: (i) the Administrative Agent shall not have any obligations under this Agreement or any other Transaction Document other than those specifically set forth herein and therein, and no implied obligations of the Administrative Agent shall be read into this Agreement or any other Transaction Document; and (ii) in no event shall the Administrative Agent be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages maybe claimed. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may consult with legal counsel (including counsel for the Initial Purchasers, the PARCO APA Banks and the Funding Agents), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Initial Purchasers, the PARCO APA Banks, the Funding Agents, the Sellers, the Collection Agent or the Counterparties for any statements, warranties or representations (other than its own statements) made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to the Initial Purchasers, the PARCO APA Banks, the Funding Agents, the Sellers, the Collection Agent or the Counterparties for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents (other than the legality, validity, enforceability or genuineness of its own execution, authorization and performance hereof and thereof), (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Initial Purchasers, the PARCO APA Banks and the Counterparties under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting in good faith upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Administrative Agent may be required under


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

this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Administrative Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge. All notices, documents and reports received by the Administrative Agent hereunder or under the other Transaction Documents shall be promptly provided by the Administrative Agent to each Funding Agent, by facsimile or mail as deemed appropriate by the Administrative Agent.

          SECTION 9.4 Reliance by Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, in good faith, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to each of the Initial Purchasers, the Funding Agents and the PARCO APA Banks), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action in good faith under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Funding Agents, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Funding Agents or otherwise against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in good faith under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Funding Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Funding Agents, the Initial Purchasers, the PARCO APA Banks and the Counterparties.

          SECTION 9.5 Action Upon Events of Termination and Collection Agent Defaults, Reports and Notices. To the extent the Administrative Agent is entitled to consent to or withhold its consent of any waiver or amendment of this Agreement or other Transaction Documents in accordance with the terms hereof or thereof or otherwise take action upon the occurrence of a Termination Event or a Collection Agent Default, the Administrative Agent shall (i) give prompt notice to the Funding Agents of any such waiver, amendment, Termination Event or Collection Agent Default of which it is aware and (ii) take such action with respect to such waiver, amendment, Termination Event or Collection Agent Default as shall be directed by all Funding Agents (unless the direction of the Required Purchaser Groups or Required Participants is expressly required with respect to a specific provision).

          SECTION 9.6 Non-Reliance on Administrative Agent. Each of the parties hereto expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of either the Sellers or the Collection Agent, shall be deemed to constitute any representation or warranty by the Administrative Agent. Except as expressly


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

provided herein, the Administrative Agent shall not have any duty or responsibility to provide any Person other than each Funding Agent, each Initial Purchaser or each PARCO APA Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Sellers, the Collection Agent, the Initial Purchasers, the PARCO APA Banks, the Funding Agents or the Counterparties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 9.7 Indemnification. The Funding Agents and the PARCO APA Banks agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transferor or the Collection Agent under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), on a pro rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such affected Person).

          SECTION 9.8 Successor Administrative Agent. The Administrative Agent may, upon five (5) days' notice to each Funding Agent (with a copy to the Transferor and the Collection Agent), and the Administrative Agent will, at the direction of the Required Purchaser Groups, resign as Administrative Agent; provided, in either case, that a Funding Agent or a PARCO APA Bank agrees to become the successor Administrative Agent hereunder in accordance with the next sentence with the approval of the Required Purchaser Groups. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Purchaser Groups during such period shall appoint from among the Funding Agents or the PARCO APA Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its acceptance of such appointment and its delivery of a duly executed counterpart of this Agreement and an acknowledgment to each Funding Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notice of the appointment of a successor Administrative Agent shall be provided by the new Administrative Agent to the Transferor and the Collection Agent.

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

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.1 Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Aggregate Net Investment has been reduced to zero, and all accrued PARCO Discount, the Yield, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Administrative Agent, each Funding Agent, the Initial Purchasers and the PARCO APA Banks with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of each Asset Purchase Agreement, (iii) the indemnification provisions in Section
6.6 and Article VII hereof, and (iv) the agreements set forth in Section 10.8 and 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 10.2 Waivers; Amendments. No failure or delay on the part of the Administrative Agent, a Funding Agent, the Initial Purchasers or any PARCO APA Bank in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the parties hereto and the Required Participants, and the Rating Agencies have provided in writing confirmation that such amendment will not result in a reduction or withdrawal of the rating of any Initial Purchaser's Commercial Paper; provided that the consent of the Redwood Funding Agent shall be required for any amendment, modification or supplement relating to (i) the addition of a Seller pursuant to Section 7.2 of the Receivables Purchase Agreement, (ii) any reference herein, or in any other Transaction Document, to Redwood, any Redwood Secured Parties, any Redwood Program Document or Redwood Yield or any component thereof (including without limitation the definition of any of the foregoing), (iii) the definitions of "Interest Coverage Ratio," "Leverage Ratio," "Eligible Obligor," "Eligible Receivables," "Termination Date," "Purchase Termination Date," "Required Purchaser Groups," "Percentage Factor" and "Maximum Percentage Factor" and any defined terms incorporated therein, (iv) the reduction or postponement of the time for payment of any fee or other amount payable to or on behalf of Redwood or (v) this Section 10.2; provided further, that the consent of the Liberty Funding Agent shall be required for any amendment, modification or supplement relating to (i) the addition of a Seller pursuant to Section 7.2 of the Receivables Purchase Agreement, (ii) any reference herein, or in any other Transaction Document, to Liberty, Liberty Purchase Limit, Liberty Net Investment or Liberty Yield or any component thereof (including without limitation the definition of any of the foregoing), (iii) the definitions of "Percentage Factor" and "Maximum Percentage Factor" and any defined terms incorporated therein, (iv) the reduction or postponement of the time for payment of any fee or other amount payable to or on behalf of Liberty or (v) this Section 10.2.

          SECTION 10.3 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy


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

number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section 10.3 to the contrary notwithstanding, the Transferor hereby authorizes the Administrative Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Administrative Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Administrative Agent (and the Administrative Agent will promptly deliver to each Funding Agent) a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

          If to the Initial Purchasers:

          PARK AVENUE RECEIVABLES CORPORATION
          c/o Global Securitization Services, LLC
          25 West 43rd Street, Suite 704
          New York, New York 10036
          Attention:   President
          Telephone:   (212) 302-5151
          Telecopy:    (212) 302-8767

          (with a copy to the PARCO Funding Agent)

          REDWOOD RECEIVABLES CORPORATION
          c/o General Electric Capital Corporation
          3001 Summer Street, 2nd Floor
          Stamford, Connecticut 06927
          Attention:  Conduit Administrator
          Telephone:  (203) 961-5488
          Telecopy:  (203) 961-2953

          If to the Redwood Funding Agent:

          GENERAL ELECTRIC CAPITAL CORPORATION
          201 High Ridge Road
          Stamford, Connecticut 06927
          Attention:  Vice President-Portfolio/Collins & Aikman
          Telephone:  (203) 316-7608
          Telecopy:  (203) 316-7821


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

          LIBERTY STREET FUNDING CORP.
          c/o Global Securitization Service, LLC
          25 West 43rd Street, Suite 704
          New York, New York 10036
          Attention:  Andrew L. Stidd
          Telephone:  (212) 302-8330
          Telecopy:  (212) 302-8767

          With a copy to:

          THE BANK OF NOVA SCOTIA
          One Liberty Plaza
          New York, New York 10006
          Attention:  Dorothy Poli
          Telephone:  (212) 225-5000
          Telecopy:  (212) 225-5090

          If to the Transferor:

          CARCORP, INC.
          101 Convention Center Drive
          Suite 850
          Las Vegas, Nevada 89109
          Attention:  Monte Miller
          Telephone:  (702) 387-0864
          Telecopy:  (702) 598-3651

          Payment Information:
          US Bank of Nevada
          Las Vegas, Nevada
          ABA # 121201694
          Account # 153700076455
          Reference Name:  Carcorp Inc.

          If to COLLINS & AIKMAN PRODUCTS CO.:

          COLLINS & AIKMAN PRODUCTS CO.
          701 McCullough Drive
          Charlotte, North Carolina 28262
          Attention:  Assistant Treasurer
          Telephone:  (704) 547-8500
          Telecopy:  (704) 548-2314

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

          If to the Administrative Agent:

          THE CHASE MANHATTAN BANK
          450 West 33rd Street
          15th Floor
          New York, NY 10001
          Attention:   Craig Kantor
                       Structured Finance Services
          Telephone:   (212) 946-7861
          Telecopy:    (212) 946-7776

          If to the PARCO Funding Agent:

          THE CHASE MANHATTAN BANK
          450 West 33rd Street
          15th Floor
          New York, NY 10001
          Attention:   Craig Kantor
                       Structured Finance Services
          Telephone:   (212) 946-7861
          Telecopy:    (212) 946-7776

          If to the PARCO APA Banks, at their respective addresses set forth in the PARCO Asset Purchase Agreement.

          SECTION 10.4 Governing Law, Submission to Jurisdiction, Integration.

          (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Administrative Agent, the Funding Agents, the Initial Purchasers or the PARCO APA Banks to bring any action or proceeding against the Transferor, the Guarantor, any Seller, the Collection Agent, or their respective properties in the courts of other jurisdictions.

          (b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

          (c) This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          SECTION 10.5 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.6 Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor, the Guarantor, C&A nor any other Seller may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of (i) the Administrative Agent and (ii) each Funding Agent (which consent shall be obtained by the Administrative Agent). No provision of this Agreement shall in any manner restrict the ability of the Initial Purchasers or any PARCO APA Bank to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest. No provision of the Transaction Documents shall in any manner restrict the ability of PARCO to assign, participate, grant security interests in, or otherwise transfer any portion of its PARCO Interest. Without limiting the foregoing, PARCO may, in one or a series of transactions, transfer all or any portion of its PARCO Interest, and its rights and obligations under the Transaction Documents to a Conduit Assignee. No provision of the Transaction Documents shall in any manner restrict the ability of Redwood to assign, participate, grant security interests in, or otherwise transfer any portion of its interest in the Transferred Interest. Without limiting the foregoing, Redwood may, in one or a series of transactions, transfer all or any portion of its interest in the Transferred Interest, and its rights and obligations under the Transaction Documents to the Redwood Liquidity Lenders.

          SECTION 10.7 Confidentiality.

          (a) Each of the Transferor, the Guarantor, C&A and each other Seller shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Administrative Agent, the Initial Purchasers, the Funding Agents and the PARCO APA Banks and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, C&A, any other Seller and their Affiliates, (ii) as required by law, regulation, the requirements of the New York Stock Exchange or legal process or (iii) in connection with any legal or regulatory proceeding to which the Transferor, the Guarantor, C&A, any other Seller or any of their Affiliates is subject. Each of the Transferor, the Guarantor, C&A and each other Seller hereby consents to the disclosure of any non-public information with respect to it received by the Administrative Agent, the Initial Purchasers, the Funding Agents or any PARCO APA Bank from the Transferor, Guarantor, C&A or any other Sellers to
(i) any of the Initial Purchasers, the Administrative Agent, the Funding Agents, any PARCO APA Bank, (ii) legal counsel, accountants and other professional advisors to the Administrative Agent, the Initial Purchasers, the Funding Agents, a PARCO APA Bank or their Affiliates, (iii) as required by law, regulation or legal process, (iv) in connection with any legal or regulatory proceeding to which the Administrative Agent, the Initial Purchasers, the Funding Agents, a PARCO APA Bank or any of their Affiliates is subject, (v) any nationally recognized rating agency providing a rating or proposing to provide a rating to the Initial Purchasers' Commercial Paper, (vi) any placement agent which proposes to offer and sell the Initial Purchasers' Commercial Paper, (vii) any provider of the Initial Purchasers' program-wide liquidity or credit support facilities, (viii) any potential PARCO APA Bank or (ix) any Participant or potential Participant; provided, that the Administrative Agent, the Initial Purchasers, the Funding Agents or any PARCO APA Bank, as the case may be, shall advise any such recipient of information that the information they receive is non-public information and may not be disclosed or used for any other purposes other than that for which it is disclosed to such recipient without the prior written consent of the Guarantor and C&A.

          (b) Each of the Administrative Agent, the Initial Purchasers, the Funding Agents and the PARCO APA Banks shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Guarantor, C&A, any other Seller and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Administrative Agent, the Initial Purchasers, the Funding Agents, a PARCO APA Bank or their Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Administrative Agent, the Initial Purchasers, the Funding Agents, a PARCO APA Bank or any of their Affiliates is subject, (iv) any nationally recognized rating agency providing a rating or proposing to provide a rating to the Initial Purchasers' Commercial Paper, (v) any placement agent which proposes to offer and sell the Initial Purchasers' Commercial Paper, (vi) any provider of the Initial Purchasers' program-wide liquidity or credit support facilities, (vii) any potential PARCO APA Bank or (viii) any Participant or potential Participant.

          SECTION 10.8 No Bankruptcy Petition Against the Initial Purchasers. Each of the Transferor, the Guarantor, C&A and each other Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Initial Purchasers, it will not institute against, or join any other Person in instituting against, the Initial Purchasers any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

          SECTION 10.9 Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Initial Purchasers under this Agreement are solely the corporate obligations of the Initial Purchasers and, in the case of obligations of the Initial Purchasers other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, the Initial Purchasers in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the Initial Purchasers but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

          No recourse under any obligation, covenant or agreement of the Initial Purchasers contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of the Initial Purchasers, the PARCO Administrative Agent, the Administrative Agent, or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Initial Purchasers, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Initial Purchasers, the PARCO Administrative Agent, the Administrative Agent, or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Initial Purchasers contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Initial Purchasers of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

          SECTION 10.10 Characterization of the Transactions Contemplated by the Agreement.

          (a) It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Initial Purchasers, the PARCO APA Banks and the Funding Agents, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, and the Transferor hereby grants to the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, to secure the Aggregate Unpaids a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, the Required Currency Hedge, and Collections and Proceeds with respect thereto, together with all monies from time to time on deposit in the Collection Account and any Lock-Box Account, and together with all of the Transferor's rights under the Receivables Purchase Agreement and all other Transaction Documents and any Proceeds of any of the foregoing assets (the "Transferor Collateral"), and that this Agreement shall constitute a security agreement under applicable Law. The Transferor hereby assigns to the Administrative Agent, on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, all of its rights and remedies under the

Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of any Seller with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of each Funding Agent which consent shall be obtained by the Administrative Agent.

          (b) Each of the Transferor and the Collection Agent acknowledges and consents to the grant by Redwood to the Redwood Collateral Agent pursuant to the Redwood Collateral Agent Agreement of a security interest upon all of the Administrative Agent's right, title and interest in, to and under the Transferor Collateral on behalf of Redwood and acknowledges the rights of the Redwood Collateral Agent thereunder and the covenants made by the Transferor in favor of the Administrative Agent set forth therein, and further acknowledges and consents that, upon the occurrence and during the continuance of a Potential Termination Event or a Termination Event, the Administrative Agent shall enforce the provisions of the Receivables Transfer Agreement and the Transaction Documents to which Redwood is a party and the Redwood Collateral Agent shall be entitled to all the rights and remedies of Redwood thereunder. In addition, each of the Transferor and the Collection Agent hereby authorizes the Redwood Collateral Agent to rely on the representations and warranties made by it in the Transaction Documents to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.

          SECTION 10.11 Waiver of Setoff. Each of the Administrative Agent, Funding Agents, the Transferor, the Guarantor, the Collection Agent, and each Seller hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Initial Purchasers or their assets.

          SECTION 10.12 Chase Conflict Waiver. Chase acts as PARCO Funding Agent and as PARCO Administrative Agent for PARCO, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, as Administrative Agent hereunder, and may provide other services or facilities from time to time (the "Chase Roles"). Without limiting the generality of
Section 4.8 of the PARCO Asset Purchase Agreement, each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the PARCO Funding Agent or as a PARCO APA Bank under the PARCO Asset Purchase Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

          SECTION 10.13 GE Capital Conflict Waiver. GE Capital acts as Redwood Funding Agent, as Redwood Collateral Agent, as Redwood Liquidity Agent and as a Redwood Liquidity Lender and may provide other services or facilities from time to time (the "GE Capital Roles"). Each of the parties hereto hereby acknowledges and consents to any and all GE Capital Roles, waives any objections it may have to any actual or potential conflict of interest caused by GE Capital's acting as the Redwood Funding Agent or as a Redwood Collateral Agent, Redwood Liquidity Lender or Redwood Liquidity Agent under the Redwood Liquidity Loan Agreement and acting as or maintaining any of the GE Capital Roles, and agrees that in connection with any

GE Capital Role, GE Capital may take, or refrain from taking, any action which it in its discretion deems appropriate.

          SECTION 10.14 The Bank of Nova Scotia Conflict Waiver. The Bank of Nova Scotia acts as Liberty Funding Agent and as Liberty Administrative Agent for Liberty, as issuing and paying agent for Liberty's Commercial Paper, as provider of other backup facilities for Liberty hereunder, and may provide other services or facilities from time to time ("The Bank of Nova Scotia Roles"). Each of the parties hereto hereby acknowledges and consents to any and all The Bank of Nova Scotia Roles, waives any objections it may have to any actual or potential conflict of interest caused by The Bank of Nova Scotia's acting as the Liberty Funding Agent or as a Liberty APA Bank under the Liberty Liquidity Asset Purchase Agreement and acting as or maintaining any of The Bank of Nova Scotia Roles, and agrees that in connection with any The Bank of Nova Scotia Role, The Bank of Nova Scotia may take, or refrain from taking, any action which it in its discretion deems appropriate.

          SECTION 10.15 Liability of Funding Agents. Notwithstanding any provision of this Agreement, (i) the Funding Agents shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agents shall be read into this Agreement; and (ii) in no event shall the Funding Agents be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, a Funding Agent (a) may consult with legal counsel (including counsel for the Initial Purchasers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Administrative Agent, the Initial Purchasers, the Transferor, the Guarantor, any Seller or the Collection Agent for any statements, warranties or representations (other than their own respective statements) made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to the Administrative Agent, the Initial Purchasers, the Guarantor, the Transferor, any Seller or the Collection Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (other than the legality, validity, enforceability or genuineness of its own execution, authorization and performance hereof and thereof), (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Initial Purchasers under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where a Funding Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, each Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

          SECTION 10.16 Tax Treatment. The Transferor has entered into this Agreement with the intention that, for Federal, State and local income, single business and franchise tax purposes, the Incremental Transfers will qualify as indebtedness of the Transferor secured by the Receivables, Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto. Each of the parties hereto agree to treat the Incremental Transfers for Federal, State and local income, single business and franchise tax purposes as indebtedness of the Transferor.

          SECTION 10.17 Canadian Taxes. The Transferor represents and warrants to the Administrative Agent and each Funding Agent for the benefit of the Initial Purchasers and PARCO APA Banks that it has not assumed in any manner whatsoever any obligation of the Sellers under the Receivables Purchase Agreement (i) to make collections and remittances in respect of any Canadian goods and services tax, any Canadian provincial sales tax or any other similar Canadian tax or (ii) to file any returns in respect of such taxes with Canadian tax authorities and that it was not contemplated by either any Seller under the Receivables Purchase Agreement or the Transferor that such obligation was to be assumed by the Transferor. The parties hereto agree that neither the Administrative Agent, the Initial Purchasers nor the PARCO APA Banks are assuming the in any manner whatsoever any obligation of the Sellers under the Receivables Purchase Agreement to collect such taxes, make such remittances and file such returns, and that it is not contemplated by the parties hereto that any such obligation is hereby assumed by the Initial Purchasers, the PARCO APA Banks, the Administrative Agent or any Funding Agent. The Transferor hereby indemnifies the Administrative Agent and each Funding Agent for the benefit of the Initial Purchasers and PARCO APA Banks and holds them harmless from and against any assessments, withholding taxes, claims, or other demands for payment of such taxes by Canadian tax authorities, as well as interest and penalties; provided that any payments made by the Transferor pursuant to this subsection shall be made solely from funds available to the Transferor which are not otherwise required to be applied to the payment of any amounts pursuant to this Agreement (other than to the Transferor), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Transferor to the extent that insufficient funds exist to make such payment. It is understood that all of the invoices in respect of the Receivables with Canadian Obligors of the Sellers under the Receivables Purchase Agreement will bear the GST registration number of such Seller.

          SECTION 10.18 Funding Agent Consents. For instances where the Administrative Agent has undertaken to obtain the consents of the Funding Agents, the Administrative Agent agrees that it will seek to obtain such consents without unreasonable delay.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Receivables Transfer Agreement as of the date first written above.


                                           PARK AVENUE RECEIVABLES
                                           CORPORATION, as an Initial Purchaser

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           CARCORP, INC., as Transferor

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           COLLINS & AIKMAN PRODUCTS CO., as
                                           Guarantor and as Collection Agent

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           THE CHASE MANHATTAN BANK, as
                                           PARCO Funding Agent

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           THE CHASE MANHATTAN BANK, as
                                           Administrative Agent

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           THE CHASE MANHATTAN BANK, as a
                                           Liquidity Bank

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           REDWOOD RECEIVABLES CORPORATION, as
                                           an Initial Purchaser

                                           By:
                                              ---------------------------------
                                           Name:  Denis M. Creeden
                                           Title:  Assistant Secretary

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as Redwood Funding Agent

                                           By:
                                              ---------------------------------
                                           Name:  Denis M. Creeden
                                           Title:  Duly Authorized Signatory

                                           LIBERTY STREET FUNDING CORP., as an
                                           Initial Purchaser

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           THE BANK OF NOVA SCOTIA, as Liberty
                                           Funding Agent

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                                                       EXHIBIT A

                          Credit and Collection Policy

                                                                       EXHIBIT B

                       List of Lock-Box Banks and Accounts





BANK                                                           ACCOUNT NUMBER
----                                                           --------------
Northern Trust Bank                                                     76279
50 South LaSalle Street                                              30176279
Chicago, IL  60675                                                   30276279

Canadian Imperial Bank of Commerce                                   22-43318
1155 Ren-L vesque West 12th Floor                                    04-46718
Montreal (Quebec) Canada  H3B3Z4

Toronto Dominion Bank                                                 0311544
Commercial Banking Centre                                             0685452
Windsor, Ontario  N9A 6J8                                             0685460
Canada                                                                0685479
                                                                      0686467
                                                                      7302759
                                                                      7302783
                                                                      7302872
                                                                      7320196


Wachovia Bank, N.A.                                               1860-084622
400 South Tryon Street                                            1867-084609
Charlotte, North Carolina  28202                                  1865-084610
                                                                  1863-084611
                                                                  1861-084612
                                                                  1869-084613
                                                                  1867-084614

U.S. Collection Account - Chase Manhattan Bank                      323883680
Canada/CAD Collection Account - Toronto Dominion Bank                  317569
Canada/USD Collection Account - Toronto Dominion Bank                 7305758

                                                                       EXHIBIT C

                          [Form Of Lock-Box Agreement]

                                                 [Date]

[Name and Address
     of Lock-Box Bank]


     Re:  Carcorp., Inc.
          Lock-Box Account No[s].
          Ladies and Gentlemen:

          Carcorp, Inc. (the "Transferor") hereby notifies you that in connection with certain transactions involving its accounts receivable, it has transferred exclusive dominion of its lock-box account no[s].
                     maintained with you (collectively the "Accounts") to The Chase Manhattan Bank, as administrative agent (the "Administrative Agent") and that Transferor will transfer exclusive control of the Accounts to the Administrative Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined). The accounts receivables are being transferred to the Transferor pursuant to the Receivables Purchase Agreement, among Collins & Aikman Products Co. and its direct and indirect Subsidiaries named therein, each as sellers, and the Transferor as the Purchaser and the other sellers from time to time named therein and, transferred by the Transferor to the Administrative Agent on behalf of the Initial Purchasers and the PARCO APA Banks pursuant to the Receivables Transfer Agreement, among the Transferor, Collins & Aikman Products Co., as guarantor and as collection agent (in its capacity as collection agent, the "Collection Agent"), Park Avenue Receivables Corporation, Redwood Receivables Corporation, Liberty Street Funding Corp., the PARCO APA Banks (as listed on Schedule I to the Receivables Transfer Agreement), the Funding Agents (as listed on Schedule I to the Receivables Transfer Agreement) and the Administrative Agent.

          In furtherance of the foregoing, Transferor and the Administrative Agent hereby instruct you, beginning on the date of your receipt of the Notice of Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts, (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Administrative Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Administrative Agent from time to time.

          You are hereby further instructed: (i) unless and until the Administrative Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as Collection Agent, in its capacity as Collection Agent for the Administrative Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Collection Agent (in its capacity as Collection Agent for the Administrative Agent) and the Administrative Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

          Transferor also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, but subject to the concurrent rights of the Collection Agent in the preceding paragraph, the Administrative Agent, and not Transferor or the Collection Agent, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Administrative Agent have a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Administrative Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Administrative Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

          This Agreement may not be terminated at any time by Transferor or you without providing thirty (30) days' prior written notice to the Administrative Agent and the Collection Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Administrative Agent, Transferor and you.

          You shall not assign or transfer your rights or obligations hereunder (other than to the Administrative Agent) without thirty (30) days' prior written notice to the Administrative Agent and Transferor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Administrative Agent, each of the parties hereto and their respective successors and assigns.

          You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

          You agree to give the Administrative Agent, Transferor and Collection Agent prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

          TRANSFEROR AGREES TO INDEMNIFY AND HOLD YOU HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH YOU MAY SUFFER OR INCUR IN CONNECTION WITH THIS AGREEMENT OR THE MAINTENANCE OF THE ACCOUNTS, INCLUDING BUT NOT LIMITED TO THOSE WHICH IN WHOLE OR IN PART ARISE OUT OF YOUR NEGLIGENCE, BUT NOT INCLUDING THOSE ARISING OUT OF YOUR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL YOU BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES.

          Notwithstanding any other provision of this Agreement, you shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, terrorist activities, strikes, other industrial disturbances, equipment malfunction, outages of computers, action, non-action or delayed action on the part of Transferor, Collection Agent or the Administrative Agent, or any other entity or any other causes that are beyond your reasonable control, or for any such failure, or delay resulting from your reasonable belief that the action would violate any guideline, rule or regulation of any governmental authority.

          Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Administrative Agent.

          Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

          The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".

                                             Very truly yours,

                                             CARCORP, INC.

                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------
                                             Date:
                                                  ----------------------------

                                             Bank of America Plaza
                                             300 South Fourth Street, Suite 1100
                                             Las Vegas, NV 89101
                                             Attention:  Monte Miller
                                             Facsimile No.:  (702) 598-3651

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]                      THE CHASE MANHATTAN BANK, as
                                             Administrative Agent

By:                                          By:
   --------------------------------------       ------------------------------
Title:                                       Title:
      -----------------------------------          ---------------------------
Date:                                        Date:
     ------------------------------------         ----------------------------

[Address]                                    450 West 33rd Street
Attention:                                   15th Floor
          -------------------------------
Facsimile No.:                               New York, NY 10001
              ---------------------------
                                             Attention: Craig Kantor
                                             Facsimile No.: (212) 946-7776


COLLINS & AIKMAN PRODUCTS CO., as Collection Agent

By:
   --------------------------------------
Title:
      -----------------------------------
Date:
     ------------------------------------

701 McCullough Drive
P.O. Box 32665
Charlotte, NC 28232
Attention:  Assistant Treasurer
Facsimile No.:  (704) 548-2314

                                     ANNEX I
                              TO LOCK-BOX AGREEMENT
                        [FORM OF NOTICE OF EFFECTIVENESS]

                                          DATED:           , 199
                                                -----------     --

TO: [Name of Lock-Box Bank]

[Address]

ATTN:

Re:       Lock-Box Account No[s].

Ladies and Gentlemen:

          We hereby give you notice that the transfer of control of the above-referenced Lock-Box Account[s], as described in our letter agreement with
you dated                                      , 199   is effective as of the
date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.

                                                 Very truly yours,

                                                 CARCORP, INC.

                                                 By:
                                                    -------------------------
                                                 Title:
                                                       ----------------------

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]

By:
   --------------------------------------
Title:
      -----------------------------------
Date:
     ------------------------------------

[Address]
Attention:
          -------------------------------
Facsimile No.:
              ---------------------------

                                                                       EXHIBIT D

                           [FORM OF SETTLEMENT REPORT]

                                                                       EXHIBIT E

                             [FORM OF WEEKLY REPORT]

                                                                       EXHIBIT F

                             [FORM OF DAILY REPORT]

                                                                       EXHIBIT G

                         [FORM OF TRANSFER CERTIFICATE]

                              TRANSFER CERTIFICATE

          Reference is made to the Receivables Transfer Agreement dated as of December __, 1999 (the "Agreement") among Carcorp, Inc., as transferor (in such capacity, the "Transferor"), Collins and Aikman Products Co., as Guarantor and as Collection Agent (in such capacity, the "Collection Agent"), Park Avenue Receivables Corporation, Redwood Receivables Corporation and Liberty Street Funding Corporation ("the Initial Purchasers"), the several financial institutions party thereto from time to time as PARCO APA Banks, the Funding Agents, and The Chase Manhattan Bank, as administrative agent (the "Administrative Agent"). Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.

          The Transferor hereby conveys, transfers and assigns to the Administrative Agent, for the benefit of the Initial Purchasers and the PARCO APA Banks, an undivided ownership interest in the Receivables and the Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"). Each Incremental Transfer by the Transferor to the Initial Purchasers, and each reduction or increase in the Aggregate Net Investment in respect of each Incremental Transfer evidenced hereby, shall be indicated by the Administrative Agent on the grid attached hereto which is part of this Transfer Certificate.

          This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

          This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                            CARCORP, INC.

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                      GRID

-----------------------------------------------------------------------------------------------------------------------------------
                                             Amount of Transfer Allocated to:                   Aggregate Net
                                                                                                -------------
                                                                                              Investment (Giving
                                                                                              ------------------
  Date of Incremental      Amount of                                                         Effect to Incremental    Person Making
  --------------------    ----------                                                        ----------------------   -------------
        Transfer      Incremental Transfer    PARCO      Liberty      Redwood    PARCO APA         Transfer)             Notation
        --------      --------------------    -----      -------      -------    ---------         --------              --------
                                                                                   Banks
                                                                                   -----
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT H

                     LIST OF TRANSFEROR'S ACTIONS AND SUITS

                                      None.

                                                                       EXHIBIT I

                  LIST OF COLLECTION AGENT'S ACTIONS AND SUITS

                                                                       EXHIBIT J

           LOCATION OF RECORDS AND RELATED SECURITY FOR THE TRANSFEROR

                              Bank of America Plaza
                             300 South Fourth Street
                                   Suite 1100
                             Las Vegas, Nevada 89101

                              701 McCallough Drive
                         Charlotte, North Carolina 28262

                                                                       EXHIBIT K

                 LIST OF SUBSIDIARIES, DIVISIONS AND TRADENAMES

                                                            Principal                              Divisions/
                                                            place of                               Trade-
                                                            business            State of           names
Name of Company             Corporate Address               (state)             incorporation      (if any)
---------------             -----------------               -------             -------------      --------
Collins & Aikman Products   701 McCullough Drive            North Carolina      Delaware           none
Co.                         Charlotte, NC  28262

Carcorp, Inc.               Bank of America Plaza           Nevada              Delaware           none
                            300 South Fourth Street
                            Suite 1100
                            Las Vegas, NV 89101

Collins & Aikman            North America                   Michigan            Delaware           none
Carpet & Acoustics (MI)     Head Office/Tech. Center
Inc.                        47785 Anchor Court
                            Plymouth, MI 48170

Collins & Aikman            2409 Industrial Drive           Tennessee           Tennessee          none
Carpet & Acoustics (TN)     Springfield, TN 37172
Inc.

Collins & Aikman            Canton Plant                    Ohio                Delaware           The Akro
Accessory Mats Inc.         1212 Seventh St. SW                                                    Corporation
                            Canton, OH 44711

Dura Convertible            East Plant                      Michigan            Delaware           none
Systems, Inc.               1365 East Beecher Street
                            Adrian, MI 49221

Amco Convertible            Adrian Plant                    Michigan            Delaware           none
Fabrics, Inc. ("Amco")      545 Industrial Drive
                            Adrian, MI 49247

Collins & Aikman            5755 New King Court             Michigan            Delaware           none
Plastics, Inc.              Troy, MI 48098


                                                            Principal                              Divisions/
                                                            place of                               Trade-
                                                            business            State of           names
Name of Company             Corporate Address               (state)             incorporation      (if any)
---------------             -----------------               -------             -------------      --------
Collins & Aikman            Farnham Plant                   Quebec              Ontario            none
Canada Inc.                 150 Collins Street
                            Farnham, Quebec
                            J2N 2N8

Collins & Aikman            Scarborough Division            Ontario             Ontario            none
Plastics, Ltd.              165 Milner Ave.
                            Scarborough, Ontario M1S 4G7

                    List of Former Names and Merged Companies

                                                                       EXHIBIT L

                         Form of Secretary's Certificate



          I,                          , the undersigned [Assistant] Secretary of
                                                         (the "Company"), a
Delaware corporation, DO HEREBY CERTIFY that:

          1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware.

          2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

          3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company adopted on December __, 1999, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. Attached hereto as Annex D are copies of good standing certificates of the Company certified by the Securities of State of the States
of Delaware and              .

          5. On and as of the date hereof, the below-named persons are duly qualified officers or representatives of the Company holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Company all of the Transaction Documents (as defined in the below-mentioned Receivables Transfer Agreement) to which the Company is a party and the signatures below set opposite their names are their genuine signatures:


Name                           Office                         Signature
----                           ------                         ---------

          Capitalized terms not otherwise defined herein shall have the meanings set forth in the Receivables Transfer Agreement, dated December 27, 1999 among Carcorp, Inc., as Transferor, Collins & Aikman Products Co., as Guarantor and Collection Agent, Park Avenue Receivables Corporation, as an Initial Purchaser, Redwood Receivables Corporation, as an Initial Purchaser, Liberty Street Funding Corp., as an Initial Purchaser, the several financial institutions party thereto from time to time, as PARCO APA Banks, the several agent banks party thereto from time to time, as Funding Agents, and The Chase Manhattan Bank, as Administrative Agent.

          WITNESS my hand and seal of the Company as of this 27th day of December 1999.



------------------------------
Name:
Title:  [Assistant] Secretary]


[SEAL]



          I,                 , the undersigned, a                    of the
Company, DO HEREBY CERTIFY that:

          1. is the duly elected and qualified [Assistant] Secretary of the Company and the signature above is his genuine signature.

          2. The representations and warranties of the Company contained in each of the Transaction Documents to which the Company is a party are true and correct as if made on the date hereof.

          WITNESS my hand as of this 27th day of December 1999.



------------------------------
Name:
Title:

                                                                       EXHIBIT M

                             AGREED UPON PROCEDURES

                                                                       EXHIBIT N

                               [FORM OF GUARANTY]

                                LIMITED GUARANTY

          This Limited Guaranty (as amended, supplemented or otherwise modified and in effect from time to time, the "Guaranty") is executed as of the 27th day of December, 1999 by Collins & Aikman Products Co., a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), in favor of The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), on behalf of the Funding Agents, the Initial Purchasers and the PARCO APA Banks (together, the Funding Agents, the Initial Purchasers and the PARCO APA Banks are referred to herein as the "Beneficiaries").

PRELIMINARY STATEMENTS

          WHEREAS, pursuant to a receivables purchase agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Purchase Agreement"), between Collins & Aikman Products Co. ("C&A"), C&A's wholly-owned direct and indirect Subsidiaries listed on Schedule D attached thereto, each as a seller thereunder (each a "Seller", and collectively, the "Sellers"), and Carcorp, Inc., a Delaware corporation (the "Receivables Company"), as purchaser thereunder, each Seller has agreed to sell from time to time, and Receivables Company has agreed to purchase from time to time, the Receivables;

          WHEREAS, pursuant to (i) a Receivables Transfer Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Transfer Agreement"), between C&A, as Guarantor and as collection agent thereunder (the "Collection Agent"), Receivables Company, as transferor thereunder, the Initial Purchasers, the PARCO APA Banks from time to time party thereto, the Funding Agents and the Administrative Agent, (ii) an Asset Purchase Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "PARCO Asset Purchase Agreement"), by and among PARCO, the PARCO APA Banks and the PARCO Funding Agent, (iii) the Redwood Liquidity Loan Agreement and (iv) the Liberty Liquidity Asset Purchase Agreement, Receivables Company has agreed to sell from time to time, and the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, has agreed to purchase from time to time, on the terms and conditions set forth in the Receivables Transfer Agreement and the Asset Purchase Agreements, undivided interests in the Receivables;

          WHEREAS, the Guarantor is the direct or indirect owner of 100% of the outstanding capital stock of each of the other Sellers; and

          WHEREAS, it is a condition precedent to the execution and delivery of the Receivables Transfer Agreement that the Guarantor execute this Guaranty and deliver it to the Administrative Agent for the benefit of the Beneficiaries.

          In consideration for the execution and delivery of the Receivables Transfer Agreement and the Asset Purchase Agreements by the Beneficiaries, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

          1. Definitions. Unless otherwise defined in this Guaranty, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Receivables Transfer Agreement. As used herein, "Facility Documents" shall mean, collectively, the Receivables Purchase Agreement, the Receivables Transfer Agreement and each Asset Purchase Agreement.

          2. Guaranty of Obligations. The Guarantor unconditionally guarantees the full and prompt payment when due of all of the payment obligations and the timely performance of all of the performance obligations of the Sellers of every kind and nature now or hereafter existing, or due or to become due, under the Facility Documents (collectively, the "Obligations"); provided that, such Obligations shall not include amounts not collected in respect of any Receivable as a result of the creditworthiness of an Obligor, including, but not limited to, amounts required to be returned to an Obligor as a voidable preference. The Guarantor shall pay all reasonable costs and expenses including, without limitation, all court costs and reasonable attorney's fees and expenses paid or incurred by the Administrative Agent and the Beneficiaries in connection with (a) the collection of all or any part of the Obligations from the Guarantor and (b) the prosecution or defense of any action by or against the Administrative Agent, the Beneficiaries or Receivables Company in connection with, or relating to, the Obligations, whether involving the Sellers, the Collection Agent, the Guarantor, Receivables Company or any other party (including, but not limited to, a trustee in a bankruptcy or a debtor-in-possession).

          3. Validity of Obligations; Irrevocability. The Guarantor agrees that subject to the proviso set forth in Section 2 above its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including a trustee in a bankruptcy or a debtor-in-possession) of the Obligations or of the Facility Documents or any Contract, (ii) the absence of any attempt to collect the Obligations from a Seller or the Collection Agent or any other party, (iii) the waiver or consent by any Person with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Person with respect thereto,
(vi) the failure by any Person to take any steps to perfect and maintain perfected its interest in the Receivables or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor agrees that the Administrative Agent and the Beneficiaries shall be under no obligation to marshal any assets in favor or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent a payment is made by a Seller or the Collection Agent under the Facility Documents, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Seller or the Collection Agent, its estate, trustee, receiver or any other party, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notice of acceptance of this Guaranty. The Guarantor agrees that its obligations under this Guaranty shall be irrevocable.

          4. Several Obligations. The obligations of the Guarantor hereunder are separate and apart from the Sellers or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by payment in full of the Obligations and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of a Seller from the performance of any of the Obligations (other than the full and final payment of all of the Obligations), whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

          5. Subrogation Rights. If any amount shall be paid to the Guarantor on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, on behalf of the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be applied to the Obligations. If (a) the Guarantor shall make payment to the Administrative Agent of or perform all or any part of the Obligations and (b) all the Obligations shall be paid and performed in full, the Administrative Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment or performance by the Guarantor. The Guarantor hereby agrees that it shall have no rights of subrogation with respect to amounts due to the Administrative Agent or the Beneficiaries until such time as all obligations of the Sellers to the Receivables Company, the Administrative Agent and the Beneficiaries have been paid or performed in full and the Receivables Transfer Agreement has been terminated.

          6. Rights of Set-Off. The Guarantor hereby authorizes the Administrative Agent, on behalf of the Beneficiaries, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Beneficiaries to or for the credit or the account of Receivables Company against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty. The Guarantor hereby acknowledges that rights of the Administrative Agent, on behalf of the Beneficiaries, described in this
Section 4 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) the Administrative Agent and the Beneficiaries may have.

          7. Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Beneficiaries, as of the date hereof, as follows:

                 a. Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Guarantor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                 b. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and the other Facility Documents to which the Guarantor is a party are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Guarantor or of any material agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Adverse Claim on the assets of the Guarantor or any of its Subsidiaries.

                 c. Binding Effect. Each of this Guaranty and the other Facility Documents to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity).

                 d. Accuracy of Information. All information heretofore furnished by the Guarantor to the Administrative Agent or the Beneficiaries for purposes of or in connection with this Guaranty, the other Facility Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Guarantor to the Administrative Agent or the Beneficiaries will be, true and accurate in every material respect on the date such information is stated or certified.

                 e. Tax Status. The Guarantor has filed all tax returns (Federal, state and local) required to be filed and has paid prior to delinquency or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

                 f. Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Affiliate of the Guarantor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                 g. Not an Investment Company. The Guarantor is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                 h. Year 2000. The Guarantor has reviewed the areas within its business and operations which it believes would reasonably be expected to be materially adversely affected by, and has developed a plan to address on a timely basis, the "Year 2000

          Problem" (that is, the risk that computer applications used by the Collection Agent may be unable to recognize and perform properly date-sensitive functions involving certain dates occurring in or after the year 2000).

          8. Governing Law. The Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.



                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the 27th day of December, 1999.



          COLLINS & AIKMAN PRODUCTS CO.,
           as Guarantor


          By:
             -----------------------------

             Name:
             Title:


          Acknowledged and accepted as of
          The date first above written:

          THE CHASE MANHATTAN BANK,

          As Administrative Agent for the benefit of Beneficiaries


          By:
             -----------------------------
             Name:
             Title:

                                                                       EXHIBIT O

                  [FORM OF REQUIRED CURRENCY HEDGE ASSIGNMENT]


          WHEREAS, Carcorp, Inc. (the "Transferor"), Collins & Aikman Products Co., in its capacity as Guarantor and Collection Agent (the "Collection Agent"), the Initial Purchasers, the PARCO APA Banks and The Chase Manhattan Bank, not in its individual capacity, but solely as administrative agent (in such capacity, the "Administrative Agent") have entered into a Receivables Transfer Agreement (as amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement") dated as of December 27, 1999, providing for, among other things, the transfer of undivided percentage interests in certain receivables and related assets thereunder;

          WHEREAS, the Transferor and the Sellers have entered into the Receivables Purchase Agreement dated as of December 27, 1999 to provide for the sale of the Receivables and the Related Security;

          WHEREAS, the Transferor has entered into a Required Currency Hedge with The Chase Manhattan Bank; and

          WHEREAS, pursuant to subsection 5.1(n)(ii) of the Receivables Transfer Agreement, the Transferor has agreed to deliver this Required Currency Hedge Assignment of the Required Currency Hedge to the Administrative Agent for the benefit of the Initial Purchasers, the PARCO APA Banks and the Funding Agents;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

          I      Definitions. Capitalized terms used in this Required Currency
Hedge Assignment shall have the respective meanings assigned to such terms in the Annex X to the Receivables Transfer Agreement.

          II     Assignment. In order to secure and to provide for the payment of amounts due pursuant to the Receivables Transfer Agreement, the Transferor hereby assigns, conveys, transfers, delivers and sets over unto the Administrative Agent, its successors and assigns, and grants to the Administrative Agent in each case for the benefit of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, a security interest in, all right, title and interest of the Transferor in and to the Required Currency Hedge including, without limitation, all moneys due and to become due to the Transferor thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, damages for the breach of such Required Currency Hedge or otherwise, and all rights, remedies, powers, privileges and claims of the Transferor under or with respect to such Required Currency Hedge (whether arising pursuant to the terms of such Required Currency Hedge or otherwise available to the Transferor at law or in equity), including, without limitation, the right of the Transferor to enforce the obligations of the Counterparties thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Required Currency Hedge to the same extent as the Transferor could but for the assignment and security interest granted hereby.

          III    Successors and Assigns. This Required Currency Hedge
Assignment and the covenants set forth herein shall be binding upon and inure to the benefit of the Transferor, the Administrative Agent, the Funding Agents, the Initial Purchasers and the PARCO APA Banks, respectively, and their respective successors and permitted assigns.

          IV     Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          V      Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Required Currency Hedge Assignment is executed and delivered by The Chase Manhattan Bank, not individually or personally but solely as Administrative Agent, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Administrative Agent are made and intended not as personal representations, undertakings and agreements by The Chase Manhattan Bank, (c) nothing herein contained shall be construed as creating any liability of the Administrative Agent, individually or personally, to perform any covenant under the Required Currency Hedge Assignment either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Required Currency Hedge Assignment and by any Person claiming by, through or under such parties; provided, however, the Administrative Agent shall be liable in its individual capacity for its own willful misconduct or negligence and (d) under no circumstances shall the Administrative Agent be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under any Required Currency Hedge Assignment; provided further, that the foregoing clauses (a) through (d) shall survive the resignation or removal of the Administrative Agent.

          The Transferor hereby agrees to indemnify and hold harmless the Administrative Agent, the Funding Agents, the Initial Purchasers and the PARCO APA Banks (each, an "indemnified person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Transferor pursuant to any Required Currency Hedge Assignment to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the negligence, bad faith or willful misconduct of an indemnified person; provided that any payments made by the Transferor pursuant to this subsection shall be made solely from funds available to the Transferor which are not otherwise required to be applied to the payment of any amounts pursuant to the Receivables Transfer Agreement (other than to the Transferor), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Transferor to the extent that insufficient funds exist to make such payment.

          IN WITNESS WHEREOF, the parties hereto have caused this Required Currency Hedge Assignment to be executed as of the date first above written by their respective duly authorized officers.

                                             CARCORP, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             THE CHASE MANHATTAN BANK, not in
                                             its individual capacity, but solely
                                             as Administrative Agent

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             ACKNOWLEDGED:

                                             [NAME OF COUNTERPARTY]

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                     ANNEX X


          "Additional Amounts" means any amounts payable to any Affected Party under Section 2.15 of the Receivables Transfer Agreement.

          "Additional Seller Supplement" shall mean each such Additional Seller Supplement, substantially in the form of Exhibit C to the Receivables Purchase Agreement.

          "Adjusted Carrying Cost Reserve Ratio" shall mean, as of any Monthly Settlement Report Date and continuing until, but not including, the next Monthly Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of (a) 1.5 times Days Sales Outstanding as of such day and (b) the highest Base Rate in effect as of such day plus 1.25%, divided by (ii) 365.

          "Adjusted Servicing Fee Reserve Ratio" shall mean, as of any Monthly Settlement Report Date and continuing until, but not including, the next Monthly Settlement Report Date, an amount, expressed as a percentage, equal to (i) the product of (A) the Servicing Fee Percentage and (B) 1.5 times Days Sales Outstanding as of such earlier Monthly Settlement Report Date divided by (ii) 360.

          "Administrative Agent" shall mean Chase, as administrative agent on behalf of the Initial Purchasers, the PARCO APA Banks and the Funding Agents, and its permitted successors and assigns in such capacity.

          "Advance" shall have the meaning specified in subsection 3.2(a) of the Receivables Purchase Agreement.

          "Advance Limit" shall have the meaning specified in subsection 3.2(a) of the Receivables Purchase Agreement.

          "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), other than a Permitted Encumbrance.

          "Affected APA Bank" shall have the meaning specified in Section 5.5(c) of the PARCO Asset Purchase Agreement.

          "Affected Party" means each of the following persons: each Initial Purchaser, each Funding Agent, the Administrative Agent, each PARCO APA Bank, each Liberty APA Bank and each Affiliate of the foregoing persons.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

          "Aged Receivables Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the sum of (a) the aggregate unpaid balance of Receivables that were 61 to 90 days past due and (b) the aggregate amount of Receivables that were charged off as uncollectible prior to the day that is 91 days after its original due date during such Settlement Period, and the denominator of which shall be the aggregate amount of all Receivables originated or acquired by the Sellers during the fourth prior Settlement Period (including the Settlement Period ended on such day).

          "Aggregate Commitment" shall mean, at any time, the sum of the Commitments then in effect, as set forth in Schedule I to the Receivables Transfer Agreement.

          "Aggregate Net Investment" shall mean, at any time, the sum of the PARCO Net Investment, the Redwood Net Investment and the Liberty Net Investment.

          "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid PARCO Discount with respect to all Tranche Periods or Settlement Periods, as applicable, at such time, (ii) the aggregate accrued and unpaid Redwood Yield at such time, (iii) the aggregate accrued and unpaid Liberty Yield at such time, (iv) the Aggregate Net Investment at such time, (v) any Additional Amounts, (vi) any Indemnified Amounts and (vii) all other amounts owed (whether due or accrued) hereunder by the Transferor or the Guarantor to each Initial Purchaser and the PARCO APA Banks at such time.

          "Applicable Margin" shall mean on any date of determination, (i) for Eurodollar Tranche Periods, 1.50%; provided however that after the occurrence of a Termination Event or Potential Termination Event, the Applicable Margin shall equal 2.25% and (ii) for BR Tranche Periods 0.75%; provided, however that after the occurrence of a Termination Event or Potential Termination Event, the Applicable Margin shall equal 1.25%.

          "Asset Purchase Agreement" shall mean the PARCO Asset Purchase Agreement, the Liberty Liquidity Asset Purchase Agreement and the Redwood Liquidity Loan Agreement.

          "Authorized Foreign Exchange Dealer" shall mean any foreign exchange dealer authorized by applicable law to deal and engage in foreign exchange transactions relating to Canadian Dollars selected by the Collection Agent and reasonably acceptable to the Administrative Agent.

          "Bankruptcy Code" shall mean 11 U.S.C.(Section)101-1330.

          "Base Rate" or "BR" shall mean the PARCO Base Rate or the Liberty Base Rate, as applicable.

          "Benefit Plan" shall mean any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor, a Seller or any ERISA Affiliate of the Transferor or a Seller is, or at any time during the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Business Day" shall mean (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in The City of New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the State of New York generally or The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "C&A" shall mean Collins & Aikman Products Co., a Delaware corporation, and its permitted successors and assigns.

          "Canada/Canadian Dollar Collection Account" shall have the meaning specified in subsection 2.12(a) of the Receivables Transfer Agreement.

          "Canada/U.S. Dollar Collection Account" shall have the meaning specified in subsection 2.12(a) of the Receivables Transfer Agreement.

          "Canadian Dollar Receivables" shall mean Receivables payable in Canadian Dollars sold to the Transferor pursuant to the Receivables Purchase Agreement.

          "Canadian Dollars" shall mean dollars in lawful currency of Canada.

          "Canadian Exchange Percentage" shall mean, at any date of determination, the rate at which Canadian Dollars may be exchanged into U.S. Dollars (expressed as the percentage of Canadian Dollars per U.S. Dollars), as reported in The Wall Street Journal on the immediately preceding Business Day. In the event that such rate does not appear in The Wall Street Journal on such immediately preceding Business Day, the Canadian Exchange Percentage shall be determined by reference to the relevant Bloomberg currency page (or, if such rate does not appear on any Bloomberg currency page, on the relevant page of the Reuters Monitor Money Rates Service) as of the close of business of the immediately preceding Business Day. In the event that such rate does not appear on any Bloomberg page or the relevant page of the Reuters Monitor Money Rates Service, the Canadian Exchange Percentage shall be determined by reference to such other publicly available service for displaying exchange rates with respect to Canadian Dollars as may be selected by the Administrative Agent, and prior to a Termination Event or Potential Termination Event, which is not reasonably objected to by the Transferor.

          "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Carrying Cost Reserve Ratio" shall mean as of any Monthly Settlement Report Date and continuing until, but not including, the next Monthly Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of
(a) two (2) times Days Sales Outstanding as of such day and (b) the highest Base Rate in effect as of such day plus 1.25%, divided by (ii) 365.

          "Change in Control" shall have the meaning as defined in the Senior Credit Facility.

          "Charges" shall mean (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien or Adverse Claim and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of any Seller or the Transferor.

          "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and its successors and assigns.

          "Chase Roles" shall have the meaning specified in Section 4.10 of the PARCO Asset Purchase Agreement and Section 10.12 of the Receivables Transfer Agreement.

          "Closing Date" shall mean December 27, 1999.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Collection Accounts" shall mean the accounts, established by the Administrative Agent, for the benefit of the Initial Purchasers and the PARCO APA Banks, pursuant to subsection 2.12(a) of the Receivables Transfer Agreement.

          "Collection Agent" shall mean, at any time, the Person then authorized pursuant to Section 6.1 of the Receivables Transfer Agreement to service, administer and collect Receivables and initially shall be C&A.

          "Collection Agent Default" shall have the meaning specified in Section
6.4 of the Receivables Transfer Agreement.

          "Collections" shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections.

          "Commercial Paper" shall mean the short-term promissory notes of the Initial Purchasers issued by the Initial Purchasers in the United States commercial paper market.

          "Commitments" shall mean each of the PARCO APA Bank Commitments, the Liberty Liquidity Commitment and the Redwood Liquidity Commitment.

          "Concentration Factor" shall mean, on any day with respect to any Obligor, except for a Special Obligor, a percentage equal to the following:

          (i) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-1 or A by S&P, respectively, and at least P-1 or A2 by Moody's respectively, 12.0%;

          (ii) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-2 or BBB by S&P, respectively, and at least P-2 or Baa2 by Moody's, respectively, 6.0%;

          (iii) with respect to Receivables of any Obligor with short-term and long-term ratings at or below A-3 or BBB- by S&P, respectively, and P-3 or Baa3 by Moody's, respectively, 3.0%; and

          (iv) with respect to Receivables of any Obligor with no short-term or long-term ratings by S&P and Moody's, 3.0%.

          The Concentration Factor for Obligors with split ratings shall be determined based upon the lower of the two ratings.

          "Conduit Assignee" shall mean any special purpose vehicle issuing indebtedness in the commercial paper market that is administered by Chase.

          "Contract" shall mean, with respect to a Obligor, an agreement governing the sale of merchandise or the rendering of services by the related Seller and pursuant to which such Obligor shall be obligated to pay for such merchandise or services.

          "Contributed Receivables" shall have the meaning specified in subsection 3.2(b) of the Receivables Purchase Agreement.

          "Conversion/Continuation Notice" shall have the meaning specified in
Section 2.16 of the Receivables Transfer Agreement.

          "Counterparty" shall mean a Person who is a party to a Required Currency Hedge with the Transferor.

          "CP Holder" shall mean any Person that holds record or beneficial ownership of Commercial Paper.


          "CP Rate" shall mean the PARCO CP Rate or the Liberty CP rate, as applicable.

          "Credit and Collection Policy" shall mean the Sellers' credit and collection policy or policies relating to Contracts and Receivables existing on the Closing Date and referred to in Exhibit A attached to the Receivables Transfer Agreement, as amended, supplemented or otherwise modified and in effect from time to time in compliance with subsection 5.2(c) of the Receivables Transfer Agreement.

          "Daily Report" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit F.

          "Days Sales Outstanding" shall mean, as of any Monthly Settlement Report Date and continuing until (but not including) the next Monthly Settlement Report Date, the number of calendar days equal to the product of (i) 91 and (ii) the amount obtained by dividing (A) the Net Receivables Balance as of the last day of the Settlement Period immediately preceding such earlier Monthly Settlement Report Date by (B) the aggregate principal amount of Receivables which arose during the three (3) consecutive Settlement Periods immediately preceding such earlier Monthly Settlement Report Date.

          "Decrease" shall have the meaning set forth in Section 2.20 of the Receivables Transfer Agreement.

          "Deemed Collections" shall mean any Collections on any Receivable deemed to have been received pursuant to subsection 2.9(a) of the Receivables Transfer Agreement.

          "Defaulted Receivable" shall mean a Receivable: (i) as to which any payment, or part thereof (other than as a result of a Dilution Adjustment), remains unpaid for ninety (90) days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, C&A or the applicable Seller as uncollectible; or (iv) which, in accordance with the Credit and Collection Policy, has been or should be written off as uncollectible.

          "Defaulting PARCO APA Bank" shall have the meaning specified in subsection 2.2(b) of the PARCO Asset Purchase Agreement.

          "Delinquent Receivable" shall mean a Receivable as to which any payment, or part thereof, remains unpaid for more than sixty (60) days or more from the original due date for such Receivable.

          "Diluted Receivable" shall mean any Receivable which is the subject of a reduction or cancellation as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, other dilutive factors and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction).

          "Dilution Adjustments" shall mean, collectively, the adjustments, cancellations and reductions described in the definition of "Diluted Receivable."

          "Dilution Horizon" shall mean the number of days from the invoicing of a Receivable until a Dilution Adjustment with respect to such Receivable is issued by a Seller or a Seller receives notice that a Dilution Adjustment will have to be issued in respect of such Receivable.

          "Dilution Horizon Factor" shall mean (i) for the period from the Closing Date until the sixth Monthly Settlement Report Date, 1.83 and (ii) for any six-month period thereafter (beginning and ending on a Monthly Settlement Report Date) a fraction, the numerator of which is the dollar weighted average Dilution Horizon of the Sellers (based upon the Dilution Adjustment of the selected Receivables) for such period (which shall be calculated by the Collection Agent, in accordance with its past procedures for such calculations), and the denominator of which is 30; provided however, that if the Dilution Horizon Factor for any period is less than the Dilution Horizon Factor for the immediately preceding period, then the actual Dilution Horizon Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Dilution Horizon Factor for such immediately preceding period and such current period and the denominator of which is 30.

          "Dilution Period" shall mean as of any Monthly Settlement Report Date and continuing until (but not including) the next Monthly Settlement Report Date, the quotient of (i) the product of (A) the principal amount of Receivables originated or acquired by the Sellers during the Settlement Period immediately preceding such earlier Monthly Settlement Report Date and (B) the Dilution Horizon Factor divided by (ii) the Net Receivables Balance as of the last day of the Settlement Period preceding such earlier Monthly Settlement Report Date.

          "Dilution Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Dilution Adjustments made during such Settlement Period and the denominator of which is the aggregate principal amount of all Receivables originated or acquired by the Sellers during the Settlement Period immediately preceding the Settlement Period ended on such day.

          "Dilution Reserve Ratio" shall mean, as of any Monthly Settlement Report Date, and continuing until (but not including) the next Monthly Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

    DRR = [(c * d) + [(e-d) * (e/d)]] * f

Where:

    DRR = Dilution Reserve Ratio;

    c =   2.0;

    d = the twelve-month rolling average of the Dilution Ratio that occurred during the period of twelve consecutive Settlement Periods ending immediately prior to such earlier Monthly Settlement Report Date;

    e = the highest Dilution Ratio that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Monthly Settlement Report Date; and

    f =   the Dilution Period.

          "Dollars" or "$" shall mean the lawful currency of the United States.

          "Early Collection Fee" shall mean, for any Tranche Period during which the portion of the PARCO Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional PARCO Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

          "EBITDA" shall have the meaning defined in the Senior Credit Facility.

          "Eligible Counterparty" shall mean a Counterparty with commercial paper or short-term deposit ratings of A-1+ or P-1, or such other rating as shall be required in the Asset Purchase Agreement. The initial Eligible Counterparty shall be The Chase Manhattan Bank.

           "Eligible Obligor" shall mean as of any date of determination, each Obligor, in respect of a Receivable, that satisfies the following eligibility criteria:

           (i) it is a resident of the United States; provided however, that Obligors resident in Canada shall be deemed to be Eligible Obligors if (x) the Receivables of such Obligor would otherwise be Eligible Receivables and
     (y) the aggregate principal amount of such Receivables does not exceed 20.0% of the Outstanding Balance of the Eligible Receivables then held by the Transferor; provided further, that if an Obligor is located in the Northwest Territories, it shall not be deemed to be an Eligible Obligor until, as evidenced by an opinion of counsel, all actions are taken that are required to be taken to perfect the Transferor's security interest in the Receivables of any such Obligor and such Obligor is approved by S&P;

           (ii) it is not a domestic or foreign government or any agency, department or instrumentality thereof;

           (iii)  it is not a Seller or an Affiliate of a Seller;

           (iv)   it is not the subject of an Event of Bankruptcy; and

           (v) it is not an Obligor with respect to which more than 25% of its outstanding Receivables are more than sixty (60) days past due.

           "Eligible Receivable" shall mean, at any time, any Receivable:

     (i) which has been (a) either originated by a Seller or acquired by a Seller from an Affiliate, and (b) subsequently sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

     (ii)  which is not a Defaulted Receivable or Delinquent Receivable;

     (iii) which is an "account" or "general intangible" (and not "chattel paper" or an "instrument") within the meaning of Article 9 of the Relevant UCC; or, if applicable, under the provisions of similar legislation of any province of Canada;

     (iv) which is denominated and required to be settled only in U.S. Dollars or Canadian Dollars in the United States or Canada, provided that if the Required Currency Hedge is not in place or a Counterparty ceases to be an Eligible Counterparty and is not replaced within thirty (30) days (or, in the event the Counterparty's commercial paper rating or short-term deposit rating is withdrawn or downgraded below A-2 or P-2, five (5) days), then Canadian Dollar Receivables will not be included as Eligible Receivables; and provided further that if the Required Currency Hedge is for a notional amount less than the Required Hedge Notional Amount, then the principal amount of Canadian Dollar Receivables included as Eligible Receivables will be limited to the actual notional amount of the Required Currency Hedge calculated using the Valuation Price;

     (v) which, arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally and (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law;

     (vi) which (i) does not contravene any applicable law, rule or regulation and the applicable Seller is not in violation of any law, rule or regulation in connection with it, in each case which would in any way render such Receivable unenforceable or would otherwise impair in any material respect the collectibility of such Receivable and (ii) is not subject to any investigation or proceeding known by such Seller that would reasonably be expected to adversely affect its payment or enforceability;

     (vii) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and is an "eligible asset" as defined in Rule 3a-7 under such Act;

     (viii) which is not a Receivable for which the applicable Seller has established an offsetting specific reserve; provided that a Receivable subject only in part to the foregoing shall be an Eligible Receivable to the extent not so subject;

     (ix) which is not a Receivable with original payment terms in excess of sixty (60) days from its original billing date, or in respect of which the applicable Seller has (i) altered the basis of the aging from the initial due date for payment such that the final due date extends to a date more than sixty (60) days from its original due date or (ii) otherwise made any modification except in the ordinary course of business and consistent with the Credit and Collection Policy of such Seller;

     (x) as to which, all required consents, approvals and authorizations (including, without limitation, any consent of the Obligor thereof required for the assignment and sale thereof to the Transferor and/or the Initial Purchasers) have been obtained;

     (xi) as to which the applicable Seller is not in default in any material respect under the terms of the Contract, if any, from which such Receivable arose;

     (xii) as to which all right, title and interest has been validly sold to the Transferor by the applicable Seller pursuant to the Receivables Purchase Agreement and by the Transferor to the Administrative Agent on behalf of the Initial Purchasers or the PARCO APA Banks pursuant to the Receivables Transfer Agreement;

     (xiii) as to which (together with the Collections and Related Security) the Transferor or the Administrative Agent on behalf of the Initial Purchasers (or the PARCO APA Banks) will have legal and beneficial ownership therein free and clear of all liens other than Permitted Encumbrances and such Receivable (together with the Collections and Related Security) has been the subject of either a valid transfer from the Transferor to the Administrative Agent on behalf of the Initial Purchasers (or the PARCO APA Banks) or, alternatively, the grant of a first priority perfected security interest therein to the Administrative Agent on behalf of the Initial Purchasers (or the PARCO APA Banks) free and clear of all liens other than Permitted Encumbrances;

     (xiv) which is not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination; provided that a Receivable subject only in part to any of the foregoing shall be an Eligible Receivable to the extent not so subject;

     (xv)    as to which neither the Transferor nor the applicable Seller has
             (i) taken any action that would impair the rights of the Administrative Agent, a Funding Agent, the Initial Purchasers or the PARCO APA Banks or (ii) failed to take any action that was necessary to avoid impairing the rights therein of the Administrative Agent, a Funding Agent, the Initial Purchasers or the PARCO APA Banks;

     (xvi) as to which, as of the date of purchase of such Receivable, each of the representations and warranties made in the Receivables Purchase Agreement by the applicable Seller with respect to such Receivable is true and correct in all material respects;

     (xvii) as to which the goods related thereto shall have been shipped or the services related thereto shall have been performed and the Receivable shall have been billed to the related Obligor; and

     (xviii) which arose in the ordinary course of business from the sale of goods, products or services of the Sellers or their Affiliates and in accordance with the Credit and Collection Policy and, at such date of determination, the Receivables Purchase Agreement has not been terminated with respect to such Seller.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

             "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

          "ERISA Event" shall mean any of the following: (i) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (ii) the receipt by such Person or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(iii) the incurrence by such Person or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (iv) any "reportable event" as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (v) the incurrence by such Person or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or (vi) the receipt by such Person or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from such Person or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar Rate" means the PARCO Eurodollar Rate or the Liberty Eurodollar Rate, as applicable.

          "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of a proceeding instituted by a party other than such Person, such proceeding shall continue undismissed, unstayed and in effect for a period of sixty (60) consecutive days or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

          "Facility" shall mean the purchase by the Initial Purchasers or the PARCO APA Banks of Transferred Interests from the Transferor pursuant to the Receivables Transfer Agreement in exchange for the Transfer Price.

          "Facility Limit" shall mean the "Facility Limit" set forth on Schedule I of the Receivables Transfer Agreement, subject to Decreases at the option of the Transferor pursuant to Section 2.20 of the Receivables Transfer Agreement; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the Aggregate Net Investment.

          "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three
(3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          "Fee Letter" shall mean each of the letter agreements, dated the Closing Date, between the Guarantor, the Transferor and a Funding Agent, for the benefit of the Initial Purchasers and the PARCO APA Banks with respect to the fees to be paid by the Transferor under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.

          "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

          "Funding Account" means any of (a) the accounts established by the PARCO Funding Agent, for the benefit of PARCO and the PARCO APA Banks, pursuant to subsection 2.4(a) of the PARCO Asset Purchase Agreement, (b) the account established by the Redwood Funding Agent, for the benefit of Redwood and the Redwood Secured Parties, pursuant to Section 3A.01 of the Redwood Liquidity Loan Agreement, (c) the account established by the Liberty Funding Agent, for the benefit of Liberty and (d) any other accounts established by a Funding Agent, for the benefit of the Initial Purchasers and/or the PARCO APA Banks and/or the Redwood Secured Parties and/or the Liberty APA Banks.

          "Funding Agent" means each of the PARCO Funding Agent, the Liberty Funding Agent and the Redwood Funding Agent. Except where the context otherwise requires, any reference to the "Funding Agents" shall be deemed to be a reference to each and every Funding Agent.

          "GAAP" shall mean generally accepted accounting principles, in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession.

          "GE Capital" means General Electric Capital Corporation, a New York corporation, and its successors and assigns.

          "GE Capital Roles" shall have the meaning specified in Section 10.13 of the Receivables Transfer Agreement.

          "Governmental Authority" shall mean any nation or government, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall mean C&A and its permitted successors and assigns.

          "Guaranty" shall mean that certain Guaranty, in substantially the form of Exhibit N to the Receivables Transfer Agreement, dated as of December 27, 1999, as amended, supplemented or otherwise modified and in effect from time to time.

          "Incremental Transfer" shall have the meaning specified in subsection 2.2(a) of the Receivables Transfer Agreement.

          "Indebtedness" shall mean, with respect to any Person, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a guaranty.

          "Indemnified Amounts" shall have the meaning specified in Section 7.1 of the Receivables Transfer Agreement.

          "Indemnified Parties" shall have the meaning specified in Section 7.1 of the Receivables Transfer Agreement.

          "Initial Purchasers" shall mean PARCO, Redwood and Liberty.

          "Insurance Proceeds" shall mean any amounts paid pursuant to any insurance policies covering any Obligor with respect to its Contract other than proceeds of such insurance policies used to purchase replacement property in accordance with the Credit and Collection Policy.

          "Interest Coverage Ratio" shall be calculated as set forth in the Senior Credit Facility, provided that:

          (a) for purposes set forth in Section 2.11 of the Receivables Transfer Agreement, such ratio shall be compared to the ratio set forth below opposite the applicable time period:

          Period Ending:                     Ratio:
          -------------                      -----
          January 1999-June 2000             1.75 to 1.0
          July 2000-December 2000            2.00 to 1.0
          January 2001-December 2001         2.25 to 1.0
          January 2002 and thereafter        2.75 to 1.0

          (b) for purposes set forth in Section 8.1 of the Receivables Transfer Agreement and Section 9.1 of the Receivables Purchase Agreement, such ratio shall be compared to the ratio set forth below opposite the applicable time period:

          Period Ending:                     Ratio:
          -------------                      -----

          January 1999-June 2000             1.60 to 1.0
          July 2000-December 2000            1.75 to 1.0
          January 2001 and thereafter        2.00 to 1.0

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "Leverage Ratio" shall be calculated as set forth in the Senior Credit Facility, provided, that:

          (a) for purposes set forth in Section 2.11 of the Receivables Transfer Agreement, such ratio shall be compared to the ratio set forth below opposite the applicable time period:

          Period Ending:                     Ratio:
          -------------                      -----

          July 1999-December 1999            5.25 to 1.0
          January 2000-June 2000             5.00 to 1.0
          July 2000-December 2000            4.50 to 1.0
          January 2001-December 2001         4.00 to 1.0
          January 2002 and thereafter        3.75 to 1.0

          (b) for purposes set forth in Section 8.1 of the Receivables Transfer Agreement and Section 9.1 of the Receivables Purchase Agreement, such ratio shall be compared to the ratio set forth below opposite the applicable time period:

          Period Ending:                     Ratio:
          -------------                      -----

          July 1999-December 1999            5.50 to 1.0
          January 2000-June 2000             5.25 to 1.0
          July 2000 and thereafter           4.75 to 1.0

          "Liberty" shall mean Liberty Street Funding Corp., a Delaware corporation, and its successors and assigns.

          "Liberty Administrative Agent" shall mean The Bank of Nova Scotia, as administrative agent on behalf of Liberty, and its permitted successors and assigns in such capacity.

          "Liberty Alternate Rate" means for any Settlement Period, an interest rate per annum equal to (a) 1.5% above the Liberty Eurodollar Rate for such Settlement Period; provided, however, that in the case of

                (i) the Liberty Funding Agent having been notified by Liberty or a Liberty APA Bank that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserting that it is unlawful, for Liberty or such Liberty APA Bank to fund any portion of the Liberty Net Investment (based on the Liberty Eurodollar Rate) (and the Liberty Funding Agent shall not have been subsequently notified that such circumstances no longer exist), or

                (ii) the inability of any Liberty APA Bank by reason of circumstances affecting the London interbank market generally, to obtain U.S. dollars in such market to fund its investments for such Settlement Period, the "Liberty Alternate Rate" for each such Settlement Period shall be an interest rate per annum equal to the Liberty Base Rate in effect on each day of such Settlement Period.

          "Liberty APA Banks" shall mean the Persons listed on the signature pages to the Liberty Liquidity Asset Purchase Agreement as "Purchasers", (including, without limitation, The Bank of Nova Scotia), and the Persons which from time to time may become a party to the Liberty Liquidity Asset Purchase Agreement as "Purchasers" in accordance with Section 9 thereof.

          "Liberty Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                (a) the rate of interest in effect for such day as publicly announced from time to time by the Liberty Funding Agent in New York, New York as its reference rate. Such reference rate is set by the Liberty Funding Agent based upon various factors, including the Liberty Funding Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

                (b) 0.50% per annum above the latest Federal Funds Rate.

          "Liberty CP Rate" means, for any Settlement Period, the per annum rate equivalent to the weighted average cost (as determined by the Liberty Administrative Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper of Liberty maintained on dates other than those on which corresponding funds are received by Liberty, other borrowings by Liberty (other than under any program support agreements of Liberty) and any other costs associated with the issuance of such Commercial Paper that are allocated, in whole or in part, by the Liberty Administrative Agent to fund or maintain Liberty's Net Investment (and which may be also allocated in part to the funding of other assets of Liberty)); provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such portion of capital for such Settlement Period, the Transferor shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

          "Liberty Eurodollar Rate" means, for any Settlement Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                               LIBERTY LIBOR RATE
            ---------------------------------------------------------
                100% - Liberty Eurodollar Rate Reserve Percentage

where Liberty Eurodollar Rate Reserve Percentage means, for any Settlement Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of

1%) in effect on the date LIBOR for such Settlement Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as Eurocurrency liabilities) having a term comparable to such Settlement Period.

          "Liberty Funding Agent" shall mean The Bank of Nova Scotia, in its capacity as funding agent for the benefit of Liberty and the Liberty APA Banks, and any successor and assigns thereto.

          "Liberty Interest" shall mean, on any day, the portion of the beneficial interest of Liberty in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, which beneficial interest shall equal the product of (i) the Percentage Factor on such day multiplied by (ii) the quotient of (A) Liberty's Net Investment on such day divided by (B) the Aggregate Net Investment on such day multiplied by (iii) the Outstanding Balance of all Receivables.

          "Liberty LIBOR Rate" means the rate of interest per annum determined by the Liberty Administrative Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates at which dollar deposits in the approximate amount of the portion of the Liberty Net Investment to be funded at the Liberty Eurodollar Rate during such Settlement Period would be offered by major banks in the London interbank market to the Liberty Funding Agent at its request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Settlement Period.

          "Liberty Liquidity Commitment" shall mean, with respect to Liberty, the amount set forth on Schedule I attached to the Receivables Transfer Agreement equal at all times to 102% of Liberty's Pro Rata Share of the Facility Limit.

          "Liberty Liquidity Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of December 22, 1999, by and among the Liberty Funding Agent, the Liberty APA Banks and Liberty, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Liberty Net Investment" shall mean an amount equal to the result of:
(i) the sum of cash amounts paid to the Transferor by Liberty for each Incremental Transfer minus (ii) the aggregate amount of Collections received and applied by the Liberty Funding Agent to reduce such Liberty Net Investment pursuant to Section 2.5, 2.6 or 2.9 of the Receivables Transfer Agreement; provided that the Liberty Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

          "Liberty Purchase Limit" means, at any time, the amount set forth on
Schedule I attached to the Receivables Transfer Agreement; provided, however, that at all times on and after the Termination Date, the "Liberty Purchase Limit" means the aggregate outstanding Liberty Net Investment.

          "Liberty Termination Event" shall mean the occurrence of either of the following events:

          (a) all commitments of the Liberty APA Banks under the Liberty Liquidity Asset Purchase Agreement shall have terminated; or

          (b) a Termination Event or Potential Termination Event shall have occurred and be continuing.

          "Liberty Yield" means with respect to any Settlement Period an amount equal to the product of (i) the Liberty Yield Rate in effect for such Settlement Period, (ii) the average daily Liberty Net Investment outstanding during such Settlement Period and (iii) a fraction of the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360.

          "Liberty Yield Rate" means for any Settlement Period, the weighted average of the following rates:

          (a) to the extent that Liberty funds or maintains the Liberty Net Investment during such Settlement Period (or portion thereof) by issuing its Commercial Paper, the Liberty CP Rate for such Settlement Period; and

          (b) to the extent Liberty funds or maintains the Liberty Investment during such Settlement Period (or portion thereof) other than by issuing its Commercial Paper, a rate equal to the Liberty Alternate Rate for such Settlement Period.

provided, however, upon the Termination Date the Liberty Yield Rate shall be the Liberty Base Rate plus 2%.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

          "Liquidity Banks" shall mean the PARCO APA Banks.

          "Litigation" shall have the meaning specified in Section 4.1(h) of the Receivables Purchase Agreement.

          "Lock-Box Account" shall mean an account maintained by the Transferor at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

          "Lock-Box Agreement" shall mean each agreement among the Transferor, the Collection Agent, the Administrative Agent and the applicable Lock-Box Bank in substantially the form of Exhibit C to the Receivables Transfer Agreement.

          "Lock-Box Bank" shall mean each of the banks set forth in Exhibit B to the Receivables Transfer Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 of the Receivables Transfer Agreement.

          "Loss and Dilution Reserve Ratio" shall mean, on any day, the greater of (i) the Minimum Loss Reserve and (ii) the sum of (A) the Loss Reserve Ratio and (B) the Dilution Reserve Ratio.

          "Loss Reserve Ratio" shall mean, as of any Monthly Settlement Report Date, and continuing until (but not including) the next Monthly Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

          LRR = [(a * b)/c] * d * e

Where:

          LRR = Loss Reserve Ratio;

      a = the aggregate principal amount of (i) Receivables originated or acquired by the Sellers during the two Settlement Periods immediately preceding such earlier Monthly Settlement Report Date and (ii) 25% of the Receivables originated or acquired by the Sellers in the third Settlement Period immediately preceding such Monthly Settlement Report Date;

      b = the highest three-month rolling average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

      c = the Net Receivables Balance as of the last day of the Settlement
          Period immediately preceding such earlier Monthly Settlement Report Date;

      d = 2.0; and

      e = the Payment Terms Factor.

          "Manager" shall mean Global Securitization Services, LLC, a Delaware limited liability company.

          "Material Adverse Effect" shall mean any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, the Guarantor or any other Seller, (iii) the ability of the Transferor, the Guarantor or any other Seller to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Administrative Agent, a Funding Agent, an Initial Purchaser or the PARCO APA Banks under the Transaction Documents; provided, however, that an event or condition resulting in a material adverse change in the condition (financial or otherwise) of any Seller will not be deemed to have a Material Adverse Effect unless such event or condition, in the Administrative Agent's reasonable discretion, with the consent of each Funding Agent which shall be obtained by the Administrative Agent, is reasonably likely to result in a material adverse change in the condition (financial or otherwise) of any other Seller, the Transferor or the Guarantor.

          "Maximum Percentage Factor" shall mean 100%.

          "Minimum Loss Reserve" shall mean, as of any Monthly Settlement Report Date and continuing until (but not including) the next Monthly Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

          MLR = (a*b)+c

          Where:

          MLR = Minimum Loss Reserve;

          a = the average of the Dilution Ratio during the period of the twelve consecutive Settlement Periods ending prior to such earlier Monthly Settlement Report Date;

          b =   the Dilution Period; and

          c =   12 %.

          "Monthly Settlement Report Date" shall mean the tenth Business Day following the end of each fiscal month of C&A; which fiscal months for the year 2000 are set forth on Schedule III to the Receivables Transfer Agreement.

          "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which a Seller, the Transferor, the Guarantor or any ERISA Affiliate of a Seller, the Transferor or the Guarantor is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Investment" shall mean any of the PARCO Net Investment, the Liberty Net Investment or the Redwood Net Investment.

          "Net Receivables Balance" shall mean, at any time, the Outstanding Balance of the Eligible Receivables at such time, as reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor exceeds the Concentration Factor or Special Obligor Concentration Factor, as applicable, for such Obligor.

          "Non-Defaulting PARCO APA Bank" shall have the meaning specified in subsection 2.2(b) of the PARCO Asset Purchase Agreement.

          "Obligor" shall mean a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Other Transferor" shall mean any Person, other than the Transferor, that has entered into a receivables purchase agreement, receivables transfer agreement, loan agreement or funding agreement with PARCO.

          "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

          "Paid Percentage Factor" shall have the meaning set forth in Section 2.5(a)(i) of the Receivables Transfer Agreement.

          "PARCO" shall mean the Park Avenue Receivables Corporation, a Delaware corporation, and its successors and assigns.

          "PARCO Administrative Agent" shall mean The Chase Manhattan Bank, as administrative agent on behalf of PARCO, and its permitted successors and assigns in such capacity.

                  "PARCO Adjusted Liquidity Price" shall mean, in determining the PARCO Purchase Price of any portion of the PARCO Interest on any PARCO Purchase Date, an amount equal to:

                                OC + (PF * NDR )

where:

          PF   =    the product of (i) the Percentage Factor on such PARCO
                    Purchase Date, times (ii) the quotient of (A) the PARCO Net
                    Investment divided by (B) the Aggregate Net Investment.

          OC   =    the sum of (i) all Collections received by the Sellers,
                    the Collection Agent or the Transferor which are due and owing to PARCO under the Transaction Documents and which have not yet been remitted to PARCO plus (ii) all Deemed
                    Collections due and owing to PARCO pursuant to subsection
                    2.9(a) of the Receivables Transfer Agreement plus (iii) all amounts due and owing to PARCO in respect of Diluted Receivables pursuant to subsection
                    2.9(b) of the Receivables Transfer Agreement.

          NDR  =    the aggregate Outstanding Balance of all Receivables which are not Defaulted Receivables.

          Each of the foregoing shall be determined from the most recent Weekly Report or Daily Report delivered to PARCO.

          "PARCO Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of December 27, 1999, by and among the PARCO Funding Agent, the PARCO APA Banks and PARCO, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "PARCO APA Bank Commitment" shall mean, with respect to any or all PARCO APA Banks, the amount set forth on Schedule I attached to the Receivables Transfer Agreement equal at all times to 102% of the PARCO APA Bank's Pro Rata Share of the Facility Limit, as the same may be reduced from time to time in accordance with Section 2.5 or subsection 5.5(c) of the PARCO Asset Purchase Agreement.

          "PARCO APA Banks" shall mean the Persons listed on Annex I to the PARCO Asset Purchase Agreement (including, without limitation, Chase), and the Persons which from time to time may become a party to the PARCO Asset Purchase Agreement in accordance with Section 5.5(c) thereof.

          "PARCO Base Rate" shall mean, a rate per annum equal to the sum of (x) the greater of (i) the prime rate of interest announced by the PARCO Funding Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the PARCO Funding Agent) and (ii) the sum of (A) 1.50% and (B) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the PARCO Funding Agent from three (3) Federal funds brokers of recognized standing selected by it and (y) the Applicable Margin.

          "PARCO BR Tranche" shall mean a Tranche as to which PARCO Discount is calculated at the PARCO Base Rate.

          "PARCO BR Tranche Period" shall mean, with respect to a PARCO BR Tranche after a PARCO Wind-Down Event, a period of one (1) day. If such PARCO BR Tranche Period would end on a day which is not a Business Day, such PARCO BR Tranche Period shall end on the next succeeding Business Day.

          "PARCO Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to PARCO and the PARCO APA Banks under the Receivables Transfer Agreement and the other Transaction Documents have been indefeasibly paid in full, (ii) following a Termination Date (not including pursuant to clause (iii) of the definition of Termination Date), the date on which the PARCO Interest has been reduced to zero pursuant to Section 2.5 of the PARCO Asset Purchase Agreement, and (iii) December 25, 2000 (as may be extended for an additional 364 days from time to time in writing by PARCO, the PARCO Funding Agent and the PARCO APA Banks).

          "PARCO CP Rate" shall mean, with respect to any PARCO CP Tranche Period requested by the Transferor and agreed to by PARCO or selected by the PARCO Funding Agent, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which PARCO's Commercial Paper having a term equal to such PARCO CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by PARCO on the first day of such PARCO CP Tranche Period, plus the amount of any placement agent or commercial paper dealer fees and commissions incurred or to be incurred in connection with such sale; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and PARCO is a discount rate, then the "PARCO CP Rate" shall mean the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) resulting from PARCO's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, however, in the event the Transferor does not request a PARCO CP Tranche Period or the PARCO Funding Agent does not select a PARCO CP Tranche Period, the rate will equal a blended rate of all outstanding Commercial Paper of PARCO, as determined by the PARCO Funding Agent.

          "PARCO CP Tranche" shall mean a Tranche as to which PARCO Discount is calculated at the PARCO CP Rate.

          "PARCO CP Tranche Period" shall mean, with respect to a PARCO CP Tranche, a period of days not to exceed sixty (60) days commencing on a Business Day requested by the Transferor and agreed to by PARCO or selected by the PARCO Funding Agent pursuant to Section 2.3 of the Receivables Transfer Agreement. If a PARCO CP Tranche Period would end on a day which is not a Business Day, such PARCO CP Tranche Period shall end on the next succeeding Business Day.

          "PARCO Discount" means, (a) with respect to any Tranche Period pertaining to PARCO:

                                 (TR x TNI x AD)
                                  -------------
                                       YD

Where:

          TR   =    the PARCO Tranche Rate applicable to such Tranche Period;

          TNI  =    the portion of the PARCO Net Investment allocated to such
                    Tranche Period;

          AD   =    the actual number of days during such Tranche Period; and

          YD   =    either (i) if the PARCO Tranche Rate is the PARCO CP Rate
                    or the PARCO Eurodollar Rate, 360 or (ii) if the PARCO
                    Tranche Rate is the PARCO Base Rate, 365 or 366, as applicable; or

          (b) with respect to any Settlement Period pertaining to PARCO:

                                 (PF x PNI x AD)
                                  -------------
                                       YD

Where:

          PF   =    the weighted average rate of PARCO's Commercial Paper
                    funded by pooled funding allocated to the Facility for such Settlement Period;

          PNI  =    the portion of the PARCO Net Investment funded by pooled
                    funding during such Settlement Period;

          AD   =    the actual number of days during such Settlement Period;
                    and

          YD   =    360.

          provided, however, that no provision of the Receivables Transfer Agreement shall require the payment or permit the collection of PARCO Discount in excess of the maximum amount permitted by applicable law; and provided, further, that PARCO Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

          "PARCO Eurodollar Rate" shall mean, with respect to any PARCO Eurodollar Tranche Period, the Applicable Margin plus a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (i) the rate obtained by dividing (A) the applicable PARCO LIBOR Rate by (B) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the PARCO Funding Agent during such PARCO Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such PARCO Eurodollar Tranche Period during which any such percentage shall be applicable) plus (ii) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the PARCO Funding Agent for determining the current annual assessment payable by the PARCO Funding Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "PARCO Eurodollar Tranche" shall mean a Tranche as to which PARCO Discount is calculated at the PARCO Eurodollar Rate.

          "PARCO Eurodollar Tranche Period" shall mean, with respect to a PARCO Eurodollar Tranche, following a PARCO Wind-Down Event but prior to a Termination Date, a period of up to three (3) months requested by the Transferor and agreed to by the PARCO Funding Agent commencing on a Business Day requested by the Transferor and agreed to by the PARCO Funding Agent; provided, however, that if such PARCO Eurodollar Tranche Period would expire on a day which is not a Business Day, such PARCO Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such PARCO Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such PARCO Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such PARCO Eurodollar Tranche Period shall expire on the last Business Day of such month.

          "PARCO Funding Agent" shall mean Chase, in its capacity as funding agent for the benefit of PARCO and the PARCO APA Banks, and any successor and assigns thereto.

          "PARCO Funding Balance" shall mean, with respect to any PARCO APA Bank at any time of determination thereof, an amount equal to (a) such PARCO APA Bank's Pro Rata Share multiplied by (b) all amounts due and owing to PARCO in respect of the PARCO Interest under the Transaction Documents as at such date.

          "PARCO Insolvency Event" shall mean the occurrence of any one or more of the following: (i) any proceeding shall have been instituted by PARCO seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (ii) any proceeding of the type described in the foregoing clause (i) shall be instituted against PARCO and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

          "PARCO Interest" shall mean, on any day, the portion of the beneficial interest of PARCO in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, which beneficial interest shall equal the product of (i) the Percentage Factor on such day multiplied by
(ii) the quotient of (A) PARCO's Net Investment on such day divided by (B) the Aggregate Net Investment on such day multiplied by (iii) the Outstanding Balance of all Receivables.

          "PARCO LIBOR Rate" shall mean, with respect to any PARCO Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the PARCO Funding Agent, in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such PARCO Eurodollar Tranche Period in an amount approximately equal to the PARCO Eurodollar Tranche to which the PARCO Eurodollar Rate is to apply and for a period of time approximately equal to the applicable PARCO Eurodollar Tranche Period.

          "PARCO Net Investment" shall mean an amount equal to the result of:
(i) the sum of cash amounts paid to the Transferor by PARCO and/or the PARCO APA Banks for each Incremental Transfer minus (ii) the aggregate amount of Collections received and applied by the

PARCO Funding Agent to reduce such PARCO Net Investment pursuant to Section 2.5,
2.6 or 2.9 of the Receivables Transfer Agreement; provided that the PARCO Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

          "PARCO Purchase" shall mean any assignment by PARCO to the PARCO APA Banks of the PARCO Interest pursuant to Section 2.1 of the PARCO Asset Purchase Agreement.

          "PARCO Purchase Date" shall mean the date specified by PARCO in a PARCO Sale Notice as being the effective date of PARCO's assignment to the PARCO APA Banks of the PARCO Interest specified therein.

          "PARCO Purchase Limit" means, at any time, the amount set forth on
Schedule I attached to the Receivables Transfer Agreement; provided, however, that at all times on and after the Termination Date, the "PARCO Purchase Limit" means the aggregate outstanding PARCO Net Investment, as reduced pursuant to the terms of the PARCO Asset Purchase Agreement.

          "PARCO Purchase Price" shall mean, with respect to the PARCO Asset Purchase Agreement, at any PARCO Purchase Date, an amount equal to the lesser of
(i) the PARCO Net Investment and (ii) the PARCO Adjusted Liquidity Price, as clauses (i) and (ii) shall be increased by the sum of (A) all accrued and unpaid PARCO Discount on all outstanding PARCO Tranches of PARCO's Commercial Paper issued by PARCO to fund the PARCO Net Investment from the issuance date(s) thereof to and including the PARCO Purchase Date plus (B) the aggregate PARCO Discount to accrue on all outstanding PARCO Tranches of Commercial Paper issued by PARCO to fund the PARCO Net Investment from and including the PARCO Purchase Date to and excluding the maturity date of each such PARCO Tranche.

          "PARCO Purchase Price Deficit" shall have the meaning specified in subsection 2.2(b) of the PARCO Asset Purchase Agreement.

          "PARCO Sale Notice" shall mean an irrevocable written notice given by an authorized signer or authorized officer of PARCO (or on behalf of PARCO by Chase, in its capacity as PARCO Administrative Agent) to the PARCO Funding Agent committing to sell, assign and transfer to the PARCO APA Banks, the PARCO Interest, which notice shall designate (i) the applicable PARCO Purchase Date,
(ii) the PARCO Interest and the Aggregate Net Investment, (iii) the PARCO Purchase Price (including a calculation of the PARCO Purchase Price), (iv) that no PARCO Insolvency Event has occurred and (v) wire transfer instructions specifying the account(s) into which the proceeds of the PARCO Purchase Price shall be deposited.

          "PARCO Tranche Rate" means (i) for any PARCO CP Tranche and any PARCO CP Tranche Period prior to the occurrence of a PARCO Wind-Down Event, the PARCO CP Rate, (ii) for any PARCO Eurodollar Tranche and any PARCO Eurodollar Tranche Period following the occurrence of a PARCO Wind-Down Event but prior to a Termination Date, the PARCO Eurodollar Rate and (iii) for any PARCO BR Tranche and any PARCO BR Tranche Period following a Termination Date or the occurrence of a PARCO Wind-Down Event, the PARCO Base Rate.

          "PARCO Wind-Down Event" shall mean the occurrence of any of the following events:

          (a)   on the fifth Business Day prior to the date specified in clause
                (iii) of the definition of "PARCO Commitment Expiry Date" (after giving effect to any extensions), the PARCO APA Banks' Aggregate Commitment has not been extended for an additional 364 days;

          (b) any provider of PARCO's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under its agreement with PARCO;

          (c) PARCO has notified the Transferor that it does not wish to, or is unable to, provide financing to the Transferor;

          (d) PARCO's Commercial Paper shall not be rated at least A-1/P-1 by S&P and Moody's, respectively; and

          (e) a Termination Event or Potential Termination Event shall have occurred and be continuing (not including a Termination Date that occurs pursuant to clause (i) of the definition of "Termination Date").

          "Parent" shall mean Collins & Aikman Corporation, a Delaware corporation, as the holder of 100% of the issued and outstanding capital stock of C&A.

          "Participant" shall have the meaning specified in subsection 5.5(b) of the PARCO Asset Purchase Agreement.

          "Payment Terms Factor" shall mean (i) for the period from the Closing Date until the third Monthly Settlement Report Date, 1.11 and (ii) for each three-month period to occur thereafter, a fraction, the numerator of which is the sum of (A) the weighted average payment terms (based upon the principal amount of the Receivables and expressed as a number of days) for the Receivables generated or acquired by the Sellers during such period and (B) 60, and the denominator of which is 90; provided, however, that if the Payment Terms Factor for any period is less than the Payment Terms Factor for the immediately preceding periods, then the actual Payment Terms Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Payment Terms Factor for such current period and the three immediately preceding periods (without giving effect to this proviso) and the denominator of which is 90 provided, further, the Payment Terms Factor shall never be less than 1.0.

          "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

          "Percentage Factor" shall mean the fraction (expressed as a percentage) computed on any date of determination as follows:

               (    NI x [1+(LDRR+CCRR)] +  (SFRR * OBR)  )
                             ---------       ----------
                              1-LDRR           1-LDRR     +$100,000
          ----------------------------------------------------------------
                                      NRB


Where:

    NI    =     the Aggregate Net Investment on the date of such computation;

    LDRR  =     the Loss and Dilution Reserve Ratio on the date of such
                computation;

    CCRR  =     the Carrying Cost Reserve Ratio on the date of such
                computation;

    SFRR  =     the Servicing Fee Reserve Ratio on the date of such
                computation;

    OBR   =     the Outstanding Balance of all Receivables on the date of such computation; and

    NRB   =     the Net Receivables Balance on the date of such computation.

          The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Purchase pursuant to subsection 2.2(a) of the Receivables Transfer Agreement and as of the close of business on each Business Day and report such recomputations to the Administrative Agent in the Weekly Report, Settlement Report and as otherwise requested by the Administrative Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to such subsection 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5 of the Receivables Transfer Agreement during any period between computations of the Percentage Factor. The Percentage Factor shall remain constant at 100% at all times on and after the Termination Date until such time as the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6 of the Receivables Transfer Agreement.

          "Permitted Encumbrance" means any of the following:

    (i) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable or which are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;

    (ii) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the

          Transferor and/or a Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

    (iii) liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including mechanics', carriers', repairers', warehousemen's and statutory landlords' liens and liens to secure the performance of leases) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

    (iv) liens, charges or encumbrances in favor of any Initial Purchaser, any PARCO APA Bank or any Funding Agent; and

    (v) lien, charges, imperfections in title or other encumbrances which, in the aggregate do not exceed $100,000 and which, individually or in the aggregate, do not materially interfere with the rights hereunder of an Initial Purchaser, any PARCO APA Bank or any Funding Agent in the Receivables.

          "Permitted Investments" shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) obligations of any agency of the United States of America; (iii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iv) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least P-1 and "A-1", respectively; or (v) investments in money market funds rated in the highest investment category or otherwise approved in writing by Moody's and S&P; (b) demand deposits in any depositary institution or trust company referred to in (a)(iii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively;
(e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iv) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and

S&P of at least P-1 and "A-1", respectively; and (f) any other investment permitted by each of the Funding Agents, Moody's and S&P.

          "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "Plan" shall mean, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that a Seller, the Transferor, the Guarantor or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by a Seller, the Transferor, the Guarantor or ERISA Affiliate.

          "Potential Termination Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would unavoidably constitute a Termination Event.

          "Proceeds" shall mean "proceeds" as defined in Section 9-306(1) of the Relevant UCC.

          "Program Fee" shall have the meaning specified in the Fee Letter.

          "Pro Rata Share" shall mean, on any date of determination, (i) with respect to any PARCO APA Bank, the ratio (expressed as a percentage) of such PARCO APA Bank's pro rata share of the PARCO Purchase Limit to the Facility Limit at such time, (ii) with respect to Redwood, the ratio (expressed as a percentage) of the Redwood Purchase Limit to the Facility Limit at such time,
(iii) with respect to Liberty, the ratio (expressed as a percentage) of the Liberty Purchase Limit to the Facility Limit at such time and (iv) with respect to PARCO, the ratio (expressed as a percentage) of the PARCO Purchase Limit to the Facility Limit at such time.

          "Purchase Discount" shall mean, on any Business Day on which Receivables are sold by a Seller to the Transferor pursuant to the Receivables Purchase Agreement, an amount, calculated in good faith by the Transferor, equal to the sum of (a) the Adjusted Carrying Cost Reserve Ratio, (b) the Adjusted Servicing Fee Reserve Ratio and (c) a ratio that reflects historical loss experience, future loss exposure and a reasonable profit. The total of the ratio defined in clause (c) shall not exceed 0.35%.

          "Purchase Limit" means either the PARCO Purchase Limit, the Liberty Purchase Limit or the Redwood Purchase Limit.

          "Purchase Price" shall, with respect to the Receivables Purchase Agreement, have the meaning set forth in Section 3.1 of the Receivables Purchase Agreement.

          "Purchase Termination Date" shall have the meaning specified in
Section 9.1 of the Receivables Purchase Agreement.

          "Purchased Receivables" shall have the meaning specified in subsection 3.2(b) of the Receivables Purchase Agreement.

          "Purchaser" shall have the meaning specified in subsection 5.5(c) of the PARCO Asset Purchase Agreement.

          "Purchaser Group" means any of (i) prior to a PARCO Wind-Down Event, PARCO and after a PARCO Wind-Down Event, the PARCO APA Banks, (ii) Redwood and
(iii) Liberty.

          "Rating Agency" shall mean Moody's, S&P and any other nationally recognized statistical rating organization from which a rating for Commercial Paper, requested by the Initial Purchasers, is currently in effect.

          "Rating Agency Book" shall mean the rating agency book, dated November 1999 prepared in connection with the Facility.

          "Receivable" shall mean all indebtedness owed to a Seller by an Obligor under a Contract, whether constituting an account or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by the related Seller, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

          Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 of the Receivables Transfer Agreement, it shall no longer constitute a Receivable under the Receivables Transfer Agreement.

          "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of December 27, 1999, by and between C&A, as seller, C&A's wholly-owned direct and indirect Subsidiaries listed on Exhibit D thereto, as sellers, and the Transferor, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Receivables Transfer Agreement" shall mean the Receivables Transfer Agreement, dated as of December 27, 1999, by and between the Transferor, C&A, as guarantor and as collection agent, the Initial Purchasers, the PARCO APA Banks, the Funding Agents and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Recipient" shall have the meaning specified in Section 2.14 of the Receivables Transfer Agreement.

          "Records" shall mean all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

          "Redwood" means Redwood Receivables Corporation, a Delaware corporation, and its successors and assigns.

          "Redwood Collateral Agent" shall mean GE Capital, in its capacity as collateral agent for Redwood and the Redwood Secured Parties under the Redwood Liquidity Documents.

          "Redwood Collateral Agent Agreement" shall mean that certain Second Amended and Restated Collateral Agent and Security Agreement dated as of June 29, 1995, among Redwood, the Redwood Depositary and GE Capital, in its capacities as (a) collateral agent, (b) operating agent, (c) the liquidity agent and (d) Redwood Letter of Credit Agent, as amended pursuant to that certain Amendment No. 1 to Second Amended and Restated Collateral Agent and Security Agreement dated as of February 27, 1996, as amended pursuant to that certain Amendment No. 2 to Second Amended and Restated Collateral Agent and Security Agreement dated as of January 4, 1997, as amended pursuant to that certain Amendment No. 3 to Second Amended and Restated Collateral Agent and Security Agreement dated as of January 24, 1997.

          "Redwood Depositary" shall mean Bankers Trust Company, or any other Person designated as the successor Redwood Depositary pursuant to and in accordance with the terms of the Redwood Depositary Agreement, in its capacity as issuing and paying agent or trustee in connection with the issuance of commercial paper by Redwood.

          "Redwood Depositary Agreement" shall mean that certain Depositary Agreement dated March 15, 1994, by and between Redwood and the Redwood Depositary and consented to by GE Capital, as liquidity agent for Redwood.

          "Redwood Funding Account" means that certain segregated deposit account established by Redwood and maintained with the Redwood Depositary designated as the "Redwood Receivables Corporation - Collection Account (C&A)," account number ABA No. 021001033, or such other account established in accordance with the requirements set forth in Section 3A.01 of the Redwood Liquidity Loan Agreement.

          "Redwood Funding Agent" means GE Capital, in its capacity as funding agent for the benefit of Redwood and the Redwood Secured Parties, and any of their respective successors and assigns under the Receivables Transfer Agreement and the Transaction Documents.

          "Redwood Interest" means on any day, the portion of the beneficial interest of Redwood in the Receivables and Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, which beneficial interest shall equal the product of (i) the Percentage Factor on such day multiplied by (ii) the quotient of (A) Redwood's Net Investment on such day divided by (B) the Aggregate Net Investment on such day multiplied by (iii) the Outstanding Balance of all Receivables.

          "Redwood Letter of Credit" shall mean that certain Irrevocable Letter of Credit No. RRC-2 dated June 29, 1995, issued by the Redwood Letter of Credit Providers at the request of Redwood in favor of the Redwood Collateral Agent pursuant to the Redwood Letter of Credit Agreement.

          "Redwood Letter of Credit Agent" shall mean GE Capital, in its capacity as agent for the Redwood Letter of Credit Providers under the Redwood Letter of Credit Agreement.

          "Redwood Letter of Credit Agreement" shall mean that certain Second Amended and Restated Letter of Credit Reimbursement Agreement dated as of June 29, 1995, among Redwood, the Redwood Letter of Credit Agent, the Redwood Letter of Credit Providers and GE Capital as collateral agent, as amended pursuant to that certain Amendment No. 1 to Second Amended and Restated Letter of Credit Reimbursement Agreement dated as of February 27, 1996, as amended pursuant to that certain Amendment No. 2 to Second Amended and Restated Letter of Credit Reimbursement Agreement dated as of January 24, 1997.

          "Redwood Letter of Credit Providers" shall mean, initially, GE Capital, in its capacity as issuer of the Redwood Letter of Credit under the Redwood Letter of Credit Agreement, and thereafter its successors and permitted assigns in such capacity.

          "Redwood Liquidity Agent" shall mean GE Capital, in its capacity as agent for the Redwood Liquidity Lenders pursuant to the Redwood Liquidity Loan Agreement.

          "Redwood Liquidity Commitment" shall mean, with respect to Redwood, the amount set forth on Schedule I attached to the Receivables Transfer Agreement equal at all times to 103% of Redwood's Pro Rata Share of the Facility Limit.

          "Redwood Liquidity Documents" shall mean the Redwood Liquidity Loan Agreement and all other documents and instruments executed in connection with the consummation of the transaction contemplated by the Redwood Liquidity Loan Agreement.

          "Redwood Liquidity Lenders" shall mean, collectively, GE Capital and any other provider of Redwood Liquidity Loans under the Redwood Liquidity Loan Agreement.

          "Redwood Liquidity Loan Agreement" shall mean that certain Redwood Liquidity Loan Agreement dated as of December 27, 1999, among Redwood and GE Capital, in its capacities as (a) the operating agent for Redwood, (b) the Redwood Collateral Agent, (c) the initial Redwood Liquidity Lender and (d) the Redwood Liquidity Agent, as amended, restated, supplemented or otherwise modified from time to time.

          "Redwood Liquidity Loans" shall mean any and all borrowings by Redwood under the Redwood Liquidity Loan Agreement.

          "Redwood LOC Draws" shall mean any payments made to Redwood in connection with the Redwood Letter of Credit and allocated to the Transferor.

          "Redwood Net Investment" shall mean an amount equal to the result of:
(i) the sum of cash amounts paid to the Transferor by Redwood for each Incremental Transfer minus (ii) the aggregate amount of Collections received and applied by the Redwood Funding Agent to reduce such Redwood Net Investment pursuant to Section 2.5, 2.6 or 2.9 of the Receivables Transfer Agreement; provided that the Redwood Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

          "Redwood Program Documents" shall mean the Redwood Letter of Credit Agreement, the Redwood Liquidity Loan Agreement, the Redwood Collateral Agent Agreement, the Redwood Depositary Agreement, the Commercial Paper issued by Redwood, the Operating Agent Agreement dated as of March 15, 1994 between Redwood and GE Capital as operating agent, each Accession Agreement entered into in substantially the form of Exhibit A to the Redwood Collateral Agent Agreement and the dealer agreements entered into by Redwood for the distribution of its Commercial Paper.

          "Redwood Purchase Limit" means, at any time, the amount set forth on
Schedule I attached to the Receivables Transfer Agreement; provided, however, that at all times on and after the Redwood Termination Date, the "Redwood Purchase Limit" means the aggregate outstanding Redwood Net Investment.

          "Redwood Secured Parties" means the Redwood Collateral Agent, the CP Holders, the Redwood Depositary, the Redwood Liquidity Agent, the Redwood Liquidity Lenders, the Redwood Letter of Credit Agent and the Redwood Letter of Credit Providers.

          "Redwood Termination Date" means the earlier of (a) the Termination Date and (b) the date elected by Redwood or the Redwood Funding Agent, by notice to the Transferor and the Administrative Agent upon the occurrence of a Redwood Termination Event, as the Redwood Termination Date.

          "Redwood Termination Event" means any one or more of the following events: (a) a Redwood LOC Draw shall have occurred; (b) the obligations of the Redwood Liquidity Lenders to make Redwood Liquidity Loans shall have terminated and not otherwise been replaced; (c) an event of default under the Redwood Collateral Agent Agreement or any other Redwood Program Document shall have occurred; or (d) the short term debt rating of a Redwood Liquidity Lender shall have been downgraded by a Rating Agency and such Redwood Liquidity Lender shall not have been replaced in accordance with the terms of the Redwood Liquidity Agreement within 30 days thereafter.

          "Redwood Yield" shall have the meaning specified in Schedule I to Annex X.

          "Related Security" shall mean, with respect to any Receivable, all of a Seller's and Transferor's right, title and interest in, to and under:

          (a) all other accounts, contract rights, chattel paper, instruments, Records, general intangibles and other obligations of any Obligor with respect to any Receivable or related Contract, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services;

          (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements (or other similar instruments) signed by an Obligor describing any collateral securing such Receivable;

          (c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

          (d) in the case of the Administrative Agent for the benefit of the Initial Purchasers, the Funding Agents and the PARCO APA Banks and additionally, in the case of the Redwood Funding Agent for the benefit of Redwood and the Redwood Secured Parties, all rights and remedies of the Transferor under the Transaction Documents, together with all financing statements (or other similar instruments) filed by the Transferor against the Seller in connection therewith; and

          (e)   all Proceeds of any of the foregoing.

          "Relevant UCC" shall mean, with respect to any State, the Uniform Commercial Code as from time to time in effect in such State.

          "Required Currency Hedge" shall mean one or more foreign currency instruments including currency options, currency hedges and similar items, acceptable to the Administrative Agent, exercisable at any time, with an Eligible Counterparty providing for the delivery by such Eligible Counterparty of U.S. Dollars in exchange for the receipt of Canadian Dollars.

          "Required Currency Hedge Assignments" shall be substantially in the form attached as Exhibit O to the Receivables Transfer Agreement.

          "Required Hedge Notional Amount" shall mean an amount denominated in U.S. Dollars, which represents the portion of Net Receivables Balance allocable to the Canadian Dollar Receivables, as calculated in the most recent Settlement Report.

          "Required Participants" shall mean Redwood, Liberty and PARCO APA Banks having Pro Rata Shares in the aggregate at least equal to 51% or, if the Commitments have been terminated, having a Net Investment at least equal to 51% of the Aggregate Net Investment; provided that the Commitment of any Defaulting PARCO APA Bank that has not paid all amounts due and owing by it in respect of Purchases it was obligated to make shall not be included in the Commitments for purposes of this definition.

          "Required Purchaser Groups" means, in the aggregate Purchaser Groups whose Purchase Limits equal or exceed 66 2/3% of the Facility Limit.

          "Requirements of Law" shall mean, as to any Person, the organizational documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Official Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean, with respect to any Person, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Section 7.2 Costs" shall have the meaning specified in subsection 7.2(c) of the Receivables Transfer Agreement.

          "Seller Addition Date" shall have the meaning specified in Section 7.2 of the Receivables Purchase Agreement.

          "Seller Collateral" shall have the meaning set forth in Section 2.1(d) of the Receivables Purchase Agreement.

          "Seller Note" shall have the meaning specified in Section 8.1 of the Receivables Purchase Agreement.

          "Sellers" shall mean C&A, the other wholly-owned direct and indirect Subsidiaries of C&A listed as sellers on Exhibit D to the Receivables Purchase Agreement and any additional Sellers that become a party to the Receivables Purchase Agreement pursuant to the terms thereof, and each of their successors and permitted assigns.

          "Senior Credit Facility" shall mean the Credit Agreement dated as of May 28, 1998 among Collins & Aikman Products Co., Collins & Aikman Canada Inc., Collins & Aikman Plastics, Ltd., Collins & Aikman Corporation, the lenders named therein, Bank of America NT&SA, The Chase Manhattan Bank and The Chase Manhattan Bank of Canada (including any amendments or modifications thereto) as in effect from time to time.

          "Senior Credit Facility Confidential Information Memorandum" shall mean the information memorandum prepared in connection with the Senior Credit Facility dated April 1999.

          "Servicing Fee" shall mean the fees payable by the Transferor to the Collection Agent in an amount equal to the Servicing Fee Percentage multiplied by the amount of the aggregate Outstanding Balance of the Receivables. Such fee shall accrue from the date of the initial purchase of an interest by an Initial Purchaser in the Receivables to the later of the Termination Date or the date on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 of the Receivables Transfer Agreement. After the Termination Date or during the continuation of a Potential Termination Event, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 of the Receivables Transfer Agreement.

          "Servicing Fee Percentage" shall mean 1.0% per annum.

          "Servicing Fee Reserve Ratio" shall mean, as of any Monthly Settlement Report Date and continuing until, but not including, the next Monthly Settlement Report Date, an amount, expressed as a percentage, equal to (i) the product of
(A) the Servicing Fee Percentage
and (B) 2 times Days Sales Outstanding as of such earlier Monthly Settlement Report Date divided by (ii) 360.

          "Settlement Date" shall mean initially, February 7, 2000 and thereafter, the fifth (5th) Business Day of each month.

          "Settlement Period" shall mean (i) with respect to the final Settlement Period, the period ending on the Termination Date or Purchase Termination Date and beginning with the first day of the fiscal month in which such Termination Date or Purchase Termination Date occurs, and (ii) with respect to all Settlement Periods other than the final Settlement Period, the period of days from and including the first day of a fiscal month of C&A to and including the last day of such fiscal month.

          "Settlement Report" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit D or in such other form as is mutually agreed to by the Transferor and the Administrative Agent with the consent of the Funding Agents, which consent shall be obtained by the Administrative Agent, delivered by the Collection Agent to the Administrative Agent pursuant to Section 2.11 of the Receivables Transfer Agreement.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and Unfunded Pension Liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Obligor" shall mean each of those Obligors designated by the Administrative Agent which may, individually, exceed the Concentration Factor, but is approved by the Administrative Agent based upon its credit quality. As of the Closing Date each of the following shall be designated as a Special Obligor so long as each Special Obligor maintains short term ratings of at least A-1 and P-1 by S&P and Moody's, respectively, and long term ratings of at least A and A2 by S&P and Moody's, respectively: General Motors Corp., Ford Motor Company and DaimlerChrysler AG.

          "Special Obligor Concentration Factor" shall mean, on any day (i) with respect to General Motors Corp. (and its Affiliates with equal or greater credit ratings by all Rating Agencies which rate the applicable Affiliates or, with an executed support agreement between such Affiliates and General Motors Corp. which is currently in effect), so long as General Motors Corp. remains a Special Obligor, a percentage equal to 39%, (ii) with respect to Ford Motor Company (and its Affiliates with equal or greater credit ratings by all Rating Agencies which rate the applicable Affiliates or, with an executed support agreement between such

Affiliates and Ford Motor Company which is currently in effect), so long as Ford Motor Company remains a Special Obligor, a percentage equal to 25%, (iii) with respect to DaimlerChrysler AG (and its Affiliates with equal or greater credit ratings by all Rating Agencies which rate the applicable Affiliates or, with an executed support agreement between such Affiliates and DaimlerChrysler AG which is currently in effect), so long as DaimlerChrysler AG remains a Special Obligor, a percentage equal to 25% and (iv) with respect to any other Special Obligor, a percentage specified by the Administrative Agent (with the prior written consent of the Required Participants) in a written notice to the Sellers, the Transferor, the Initial Purchasers, the PARCO APA Banks and the Rating Agencies.

          "Standard & Poor's" or "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

          "Structuring Fee" shall have the meaning specified in the Fee Letter.

          "Subsidiary" of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

          "Taxes" shall have the meaning specified in subsection 7.3(a) of the Receivables Transfer Agreement.

          "Termination Date" shall mean the earliest of (i) the Business Day designated by the Transferor to the Initial Purchasers as the Termination Date at any time following the later of (A) repayment in full of all Commercial Paper then outstanding or (B) thirty (30) days' written notice by the Transferor to the Initial Purchasers, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a Termination Event or Potential Termination Event pursuant to subsection 8.2(a) of the Receivables Transfer Agreement, (iii) two (2) Business Days prior to the occurrence of the PARCO Commitment Expiry Date, a Redwood Termination Date and a Liberty Termination Event or (iv) the Purchase Termination Date.

          "Termination Event" shall mean an event described in Section 8.1 of the Receivables Transfer Agreement.

          "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer
Plan) that is covered by Title IV of ERISA and that a Seller, the Transferor, the Guarantor or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "The Bank of Nova Scotia Roles" shall have the meaning specified in
Section 10.14 of the Receivables Transfer Agreement.

          "Tranche" shall mean a portion of the Aggregate Net Investment allocated to a Tranche Period pursuant to Section 2.3 of the Receivables Transfer Agreement.

          "Tranche Period" shall mean a PARCO CP Tranche Period, a PARCO BR Tranche Period or a PARCO Eurodollar Tranche Period.

          "Tranche Rate" shall mean the applicable PARCO Tranche Rate.

          "Transaction Costs" shall have the meaning specified in subsection 7.4(a) of the Receivables Transfer Agreement.

          "Transaction Documents" shall mean, collectively, the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Fee Letter, the Guaranty, the Lock-Box Agreements and all of the other instruments, documents, certificates and other agreements executed and delivered by a Seller, the Collection Agent, the Guarantor or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Transfer" shall mean a conveyance, transfer and assignment by the Transferor to the Initial Purchasers or the PARCO APA Banks of an undivided percentage ownership interest in Receivables, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, pursuant to, and in accordance with, the Receivables Transfer Agreement (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.2(b) and 2.5) of the Receivables Transfer Agreement).

          "Transfer Certificate" shall have the meaning specified in subsection 2.2(a) of the Receivables Transfer Agreement.

          "Transfer Date" shall mean, with respect to each Transfer, the Business Day on which such Transfer is made.

          "Transfer Price" shall mean, with respect to any Incremental Transfer, the sum of the amounts paid to the Transferor by each Initial Purchaser or the PARCO APA Banks, as applicable, as described in the applicable Transfer Certificate. The Transfer Price for any Transfer shall be equal to the product of (i) the Net Receivables Balance of Receivables transferred in any Incremental Transfer, times (ii) the Percentage Factor.

          "Transfer Supplement" shall have the meaning specified in Section 5.5(c) of the PARCO Asset Purchase Agreement.

          "Transferor" shall mean Carcorp, Inc., a Delaware corporation, and its successors and permitted assigns.

          "Transferor Collateral" shall have the meaning set forth in Section
10.10 of the Receivables Transfer Agreement.

          "Transferor Subordinated Obligation" shall mean any payment obligation or other liability designated as such in Sections 2.6(c), 7.1, 7.2(d), 7.3(a) and 7.4(a) in the Receivables Transfer Agreement, each of which payment obligations and other liabilities shall (i) be subordinated and subject to the prior payment in full of all Transferor Unsubordinated Obligations then due,
(ii) be made solely from funds available to the Transferor that are not required to be applied to Transferor Unsubordinated Obligations then due and (iii) not constitute a general recourse claim against the Transferor, but only a claim against the Transferor to the extent of funds available to the Transferor after satisfying all Transferor Unsubordinated Obligations then due.

          "Transferor Unsubordinated Obligations" shall mean all payment obligations and other liabilities of the Transferor under the Receivables Transfer Agreement that are not designated as Transferor Subordinated Obligations.

          "Transferred Interest" shall mean, on any date of determination, an undivided percentage ownership interest of the Initial Purchasers and/or the PARCO APA Banks, as applicable, in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) the Required Currency Hedge, (iv) all Collections with respect thereto, and (v) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Initial Purchasers and/or the PARCO APA Banks, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, the Required Currency Hedge, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that, in each case, the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

          "Transferred Receivables" shall have the meaning specified in subsection 3.2(b) of the Receivables Purchase Agreement.

          "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan (and not the assumptions used by the Pension Benefit Guaranty Corporation in calculating such amounts), and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by a Seller or any ERISA Affiliate as a result of such transaction.

          "Unused Fee" shall have the meaning specified in subsection 2.4(c) of the Receivables Transfer Agreement.

          "Unused Fee Rate" shall have the meaning as defined in each Fee
Letter.

          "U.S." or "United States" means the United States of America and its territories.

          "U.S. Dollar Collection Account" shall have the meaning specified in subsection 2.12(a) of the Receivables Transfer Agreement.

          "Utilization Fee" shall have the meaning specified in subsection 2.4(b) of the Receivables Transfer Agreement.

          "Utilization Fee Rate" shall have the meaning as defined in each Fee Letter.

          "Valuation Price" shall mean as of any date of determination, the strike price of any outstanding Required Currency Hedge that would require the highest amount of Canadian Dollars to purchase one U.S. Dollar.

          "Weekly Report" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Funding Agents, delivered by (i) the Sellers to the Purchaser and the Administrative Agent pursuant to Section 7.1(f) of the Receivables Purchase Agreement and (ii) by the Collection Agent to the Administrative Agent pursuant to Section 2.11 of the Receivables Transfer Agreement.

          "Weekly Report Date" shall mean the second Business Day following the last Business Day of the preceding week.

          "Weekly Settlement Period" shall mean the period of days from and including the Sunday of any calendar week to and including the Saturday of the same calendar week.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Year 2000 Compliant" shall mean that neither performance nor functionality of any computer hardware or software is materially affected by dates prior to, during or after the year 2000, and in particular that (i) no value for any current date causes any material interruption in operation, (ii) date-based functionality behaves consistently for dates prior to, during and after the year 2000, (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or interfacing rules and (iv) the year 2000 is recognized as a leap year.

          "Yield" shall mean the Redwood Yield and the Liberty Yield.

                                                                      Schedule I

                        Determination of "Redwood Yield"

REDWOOD YIELD              =        Sum of Daily Yields for each day in the
                                    Settlement Period

1.  Daily Yield            =        CP Interest Amount + Liquidity Interest
                                    Amount + LOC Interest Amount + Margin Amount

2.  Daily Yield Rate       =        (Daily Yield/Redwood Net Investment)  x 360

3.  CP Interest Amount     =        Carcorp CP Net Amount x Daily Weighted
                                    Average CP Rate x Redwood Funding Factor

3a. Carcorp CP Net Amount  =        Redwood Net Investment - Carcorp Liquidity
                                    Loans Outstanding + Carcorp Liquidity
                                    Deposits - Carcorp LOC Draws Outstanding +
                                    Carcorp LOC Deposits

3b.  Weighted Average
         CP Rate           =        Average of the rate of interest for all
                                    tranches of CP Outstanding issued by
                                    Redwood, weighted by CP issued by Redwood
                                    Outstanding in each tranche

3c.  Daily Weighted
     Average CP Rate       =        Weighted Average CP Rate/360

3d.  Redwood Funding
     Factor                =        Net Proceeds Amount/Aggregate CP Net Amount

4.   Liquidity Interest
     Amount                =        Carcorp Outstanding Liquidity Loans x
                                    (Liquidity Interest Rate/360)

5.   LOC Interest Amount   =        Carcorp LOC Draws Outstanding x Carcorp
                                    Daily LOC Rate

5a.  Carcorp Daily LOC
     Rate                  =        (CP Interest Amount + Liquidity Interest
                                    Amount) /Carcorp Senior Debt

6.   Margin Amount         =        Prior to a Redwood Termination Event or a
                                    Termination Event: Redwood Net Investment x
                                    Daily Margin

                                    Subsequent to a Redwood Termination Event or a Termination Event: Redwood Net Investment x Daily Default Margin

                                   Definitions

          Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in Annex X.

          "Aggregate CP Net Amount" shall mean the sum of the CP Net Amounts for all Borrowers and Sellers.

          "Borrower" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Carcorp CP Net Amount" shall mean the CP Net Amount with respect to the Transferor.

          "Carcorp Liquidity Deposits" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Carcorp Liquidity Loans Outstanding" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Carcorp LOC Deposits" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Carcorp LOC Draws Outstanding" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Carcorp Senior Debt" shall mean the sum of Carcorp CP Net Amount and Carcorp Liquidity Loans Outstanding.

          "CP Net Amount" shall mean, with respect to any Borrower or Seller, an amount equal to the equivalent (for that Borrower or Seller) of (a) Redwood Net Investment, minus (b) Carcorp Liquidity Loans Outstanding, plus (c) Carcorp Liquidity Deposits, minus (d) Carcorp LOC Draws Outstanding, plus (e) Carcorp LOC Deposits.

          "Daily Margin" shall mean a per diem percentage rate at any time during a Settlement Period equal to (a) 0.70% divided by (b) 360.

          "Daily Default Margin" shall mean per diem percentage rate at any time during a Settlement Period equal to (a) the Daily Margin for such Settlement Period plus (b)(i) two percent (2.0%) divided by (ii) 360.

          "Liquidity Interest Rate" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Net Proceeds Amount" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

          "Seller" shall have the meaning assigned to it in the Redwood Liquidity Loan Agreement.

                                   SCHEDULE I

                                     LIST OF
                               INITIAL PURCHASERS,
                        LIQUIDITY BANKS, FUNDING AGENTS,
                         FACILITY LIMIT, PURCHASE LIMITS
                                 AND COMMITMENTS




Initial Purchaser     Liquidity Bank         Funding Agent          Purchase Limit          Commitment
-----------------     --------------         -------------          --------------        --------------
Park Avenue           The Chase              The Chase              $57,189,542.48        $58,333,333.33
Receivables           Manhattan              Manhattan                                      (Chase's
Corporation           Bank                   Bank                                         Commitment)

Redwood               N/A                    General Electric       $57,189,542.48        $58,905,228.75
Receivables                                  Capital                                        (Redwood's
Corporation                                  Corporation                                    Commitment)

Liberty Street                               The Bank of            $57,189,542.48        $58,333,333.33
Funding Corp.                                Nova Scotia                                    (Liberty's
                                                                                            Commitment)

Facility Limit =      $171,568,627.44

                                   SCHEDULE II

                             EQUIPMENT AND SOFTWARE

                                  SCHEDULE III

                  LIST OF C&A FISCAL PERIODS FOR THE YEAR 2000


--------------------------------------------     ------------------------------------------
               1ST QUARTER                                     2ND QUARTER
--------------------------------------------     ------------------------------------------
              FIRST PERIOD                                    FOURTH PERIOD
--------------------------------------------     ------------------------------------------
MONTH     SUN  MON  TUES WED  THUR FRI  SAT      MONTH    SUN MON  TUES WED  THUR FRI  SAT
--------------------------------------------     ------------------------------------------
DEC       25   27    28  29    30   31           MAR           27   28   29   30   31
--------------------------------------------     ------------------------------------------
JAN                                      1       APR                                    1
--------------------------------------------     ------------------------------------------
           2    3     4   5     6   7    8                2     3    4    5    6    7   8
--------------------------------------------     ------------------------------------------
           9   10    11  12    13   14   15                9   10   11   12   13   14  15
--------------------------------------------     ------------------------------------------
          16   17    18  19    20   21   22               16   17   18   19   20   21  22
--------------------------------------------     ------------------------------------------
          23   24    25  26    27   28   29               23   24   25   26   27   28  29
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
                SECOND PERIOD                                    FIFTH PERIOD
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
MONTH     SUN  MON  TUES WED  THUR FRI  SAT      MONTH   SUN  MON  TUES WED  THUR FRI  SAT
--------------------------------------------     ------------------------------------------
JAN       30   31                                 APR     30
--------------------------------------------     ------------------------------------------
FEB                   1   2     3   4    5        MAY          1     2   3     4   5    6
--------------------------------------------     ------------------------------------------
           6    7     8   9    10   11   12                7   8     9  10    11  12   13
--------------------------------------------     ------------------------------------------
          13   14    15  16    17   18   19               14  15    16  17    18  19   20
--------------------------------------------     ------------------------------------------
          20   21    22  23    24   25   26               21  22    23  24    25  26   27
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
                THIRD PERIOD                                     SIXTH PERIOD
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
MONTH     SUN  MON  TUES WED  THUR FRI  SAT      MONTH   SUN  MON  TUES WED  THUR FRI  SAT
--------------------------------------------     ------------------------------------------
FEB       27   28    29                           MAY     28  29    30  31
--------------------------------------------     ------------------------------------------
MAR                       1     2   3    4       JUNE                          1   2    3
--------------------------------------------     ------------------------------------------
           5    6     7   8     9   10   11                4   5     6   7     8   9   10
--------------------------------------------     ------------------------------------------
          12   13    14  15    16   17   18               11  12    13  14    15  16   17
--------------------------------------------     ------------------------------------------
          19   20    21  22    23   24   25               18  19    20  21    22  23   24
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
               3RD QUARTER                                       4TH QUARTER
--------------------------------------------     ------------------------------------------
              SEVENTH PERIOD                                     TENTH PERIOD
--------------------------------------------     ------------------------------------------
MONTH   SUN  MON  TUES WED  THUR FRI  SAT        MONTH   SUN  MON  TUES WED  THUR FRI  SAT
--------------------------------------------     ------------------------------------------
JUNE    25  26    27  28    29   30               SEPT    24  25    26  27    28  29   30
--------------------------------------------     ------------------------------------------
JULY                                  1           OCT      1   2     3   4     5   6    7
--------------------------------------------     ------------------------------------------
        2    3     4   5     6   7    8                    8   9    10  11    12  13   14
--------------------------------------------     ------------------------------------------
        9   10    11  12    13   14   15                  15  16    17  18    19   20   21
--------------------------------------------     ------------------------------------------
        16  17    18  19    20   21   22                  22  23    24  25    26   27   28
--------------------------------------------     ------------------------------------------
        23  24    25  26    27   28   29
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
              EIGHTH PERIOD                                    ELEVENTH PERIOD
--------------------------------------------     ------------------------------------------
MONTH   SUN  MON  TUES WED  THUR FRI  SAT        MONTH   SUN  MON  TUES WED  THUR FRI  SAT
--------------------------------------------     ------------------------------------------
JULY    30  31                                    OCT     29  30    31
--------------------------------------------     ------------------------------------------
AUG                1   2     3   4    5           NOV                    1     2    3    4
--------------------------------------------     ------------------------------------------
        6    7     8   9    10   11   12                   5   6     7   8     9   10   11
--------------------------------------------     ------------------------------------------
        13  14    15  16    17   18   19                  12  13    14  15    16   17   18
--------------------------------------------     ------------------------------------------
        20  21    22  23    24   25   26                  19  20    21  22    23   24   25
--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
               NINTH PERIOD                                     TWELFTH PERIOD
--------------------------------------------     ------------------------------------------
MONTH   SUN  MON  TUES WED  THUR FRI  SAT        MONTH   SUN  MON  TUES WED  THUR FRI  SAT
--------------------------------------------     ------------------------------------------
AUG     27  27    29  30    31                    NOV     26  27    28  29    30
--------------------------------------------     ------------------------------------------
SEPT                             1    2           DEC                               1   2
--------------------------------------------     ------------------------------------------
        3    4     5   6     7   8    9                    3   4     5   6     7    8   9
--------------------------------------------     ------------------------------------------
        10  11    12  13    14   15   16                  10  11    12  13    14   15  16
--------------------------------------------     ------------------------------------------
        17  18    19  20    21   22   23                  17  18    19  20    21   22  23
--------------------------------------------     ------------------------------------------
                                                          24  25    26  27    28   29  30
--------------------------------------------     ------------------------------------------

                                 SCHEDULE 3.1(Q)

                             MATERIAL ADVERSE EFFECT


                                      None

     --------------------------------------------------------------------

                        RECEIVABLES PURCHASE AGREEMENT

                                     Among

                         COLLINS & AIKMAN PRODUCTS CO.

                             AND ITS WHOLLY-OWNED

                              DIRECT AND INDIRECT

                          SUBSIDIARIES NAMED HEREIN,

                                  AS SELLERS

                                      AND

                                CARCORP, INC.,

                                 AS PURCHASER

                    AND THE OTHER SELLERS FROM TIME TO TIME
                                 NAMED HEREIN

                         DATED AS OF DECEMBER 27, 1999
     -------------------------------------------------------------------

ARTICLE I
     DEFINITIONS..............................................................1
     SECTION 1.1.  DEFINITIONS................................................1
     SECTION 1.2.  OTHER TERMS................................................1
     SECTION 1.3.  COMPUTATION OF TIME PERIODS................................2

ARTICLE II
     PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES........................2
     SECTION 2.1.  SALES......................................................2

ARTICLE III
     CONSIDERATION AND PAYMENT; REPORTING; ADMINISTRATION.....................3
     SECTION 3.1.  PURCHASE PRICE.............................................3
     SECTION 3.2.  PAYMENT OF PURCHASE PRICE..................................3
     SECTION 3.3.  SETTLEMENT REPORT..........................................4

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES...........................................4
     SECTION 4.1.  SELLERS' REPRESENTATIONS AND WARRANTIES....................4
     SECTION 4.2.  REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE
                   SELLERS; NOTICE OF BREACH..................................9

ARTICLE V
     COVENANTS OF THE SELLERS.................................................9
     SECTION 5.1.  COVENANTS OF THE SELLERS...................................9

ARTICLE VI
     REPURCHASE OBLIGATION...................................................15
     SECTION 6.1.  MANDATORY REPURCHASE......................................15
     SECTION 6.2.  DILUTIONS, ETC............................................15

ARTICLE VII
     CONDITIONS PRECEDENT....................................................15
     SECTION 7.1.  CONDITIONS PRECEDENT TO PURCHASER'S PURCHASES OF
                   RECEIVABLES...............................................15
     SECTION 7.2.  CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER..........16

ARTICLE VIII
     SELLER NOTE.............................................................19
     SECTION 8.1.  SELLER NOTE...............................................19
     SECTION 8.2.  SOLE AND EXCLUSIVE REMEDY/SUBORDINATION...................19
     SECTION 8.3.  OFFSETS, ETC..............................................19

ARTICLE IX
     TERM AND TERMINATION....................................................20
     SECTION 9.1.  TERM......................................................20
     SECTION 9.2.  EFFECT OF TERMINATION.....................................20

ARTICLE X
     MISCELLANEOUS PROVISIONS................................................21
     SECTION 10.1. AMENDMENTS, ETC...........................................21
     SECTION 10.2. GOVERNING LAW; SUBMISSION TO JURISDICTION.................21
     SECTION 10.3. NOTICES...................................................21
     SECTION 10.4. SEVERABILITY OF PROVISIONS................................22
     SECTION 10.5. ASSIGNMENTS GENERALLY.....................................23
     SECTION 10.6. FURTHER ASSURANCES........................................23
     SECTION 10.7. NO WAIVER; CUMULATIVE REMEDIES............................23
     SECTION 10.8. COUNTERPARTS..............................................23
     SECTION 10.9. BINDING EFFECT; THIRD-PARTY BENEFICIARIES.................23
     SECTION 10.10.MERGER AND INTEGRATION....................................23
     SECTION 10.11 HEADINGS..................................................24
     SECTION 10.12.EXHIBITS..................................................24
     SECTION 10.13.ADDITION OF SELLERS.......................................24

                                    EXHIBITS

EXHIBIT A  Principal Place of Business, Chief Executive Office and
           Location of Records..............................................A-1

EXHIBIT B  Form of Seller Note..............................................B-1

EXHIBIT C  Form of Additional Seller Supplement.............................C-1

EXHIBIT D  Sellers..........................................................D-1

SCHEDULE 4.1(e)   Material Adverse Effect

SCHEDULE 4.1(h)   Litigation

                        RECEIVABLES PURCHASE AGREEMENT

          This RECEIVABLES PURCHASE AGREEMENT, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("C&A"), as a seller, C&A's wholly-owned direct and indirect Subsidiaries listed on Exhibit D hereto as sellers (C&A and such Subsidiaries are each referred to herein as a "Seller", and, together with the other sellers that become parties hereto pursuant to the terms of this Agreement, the "Sellers") and CARCORP, INC., a Delaware corporation, as purchaser (in such capacity, the "Purchaser").

                             W I T N E S S E T H :

          WHEREAS, the Purchaser desires to purchase from time to time certain rights to receive and related assets existing on the Closing Date and thereafter until the Purchase Termination Date; and

          WHEREAS, the Sellers desire to sell and assign from time to time such rights to receive and related assets to the Purchaser upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Purchaser and the Sellers as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Definitions. All capitalized terms used herein have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, Annex X to the Receivables Transfer Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Transfer Agreement"), by and among the Purchaser, as Transferor thereunder, C&A, as Guarantor and as Collection Agent thereunder, the Initial Purchasers, the Liquidity Banks, The Chase Manhattan Bank, as Administrative Agent thereunder, and the Funding Agents.

          SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

                                  ARTICLE II

               PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

          SECTION 2.1.  Sales.

          (a) Upon the terms and subject to the conditions set forth herein, each Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from each Seller, all of such Seller's right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under such Seller's Receivables outstanding on the Closing Date and thereafter owned by such Seller through any Purchase Termination Date, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing. Such undivided interest in the Receivables, expressed as a Dollar amount, shall be equal to the Outstanding Balance of the Receivables from time to time. Any sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Purchaser of any obligations of the Sellers or any other Person to the Obligors or to any other Person in connection with the Receivables or under any Related Security or any other agreement or instrument relating to the Receivables.

          (b) Each Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements (or other similar filings) with respect to such Seller's Receivables and the other property described in Section 2.1(a) sold by such Seller hereunder meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC or other applicable laws against all creditors of, and purchasers from, such Seller, and to deliver either the originals of such financing statements (or other similar filings) or a file-stamped copy of such financing statements (or other similar filings) or other evidence of such filings to the Purchaser on or prior to the Closing Date.

          (c) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser and mark its respective master data processing records (or related subledger) with a legend describing the purchase by the Purchaser of such Seller's Receivables and the lien of the Administrative Agent pursuant to the Receivables Transfer Agreement and stating "An interest in these rights to receive has been granted to The Chase Manhattan Bank, as

Administrative Agent, on behalf of the Initial Purchasers, the Liquidity Banks and the Funding Agents, pursuant to a Receivables Transfer Agreement dated as of December 27, 1999." Each Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall reasonably request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without any Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          (d) It is the express intent of the Sellers and the Purchaser that each conveyance of the Receivables by a Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by such Seller to the Purchaser. Further, it is not the intention of the Sellers and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by any Seller to the Purchaser to secure a debt or other obligation of such Seller. However, in the event that, notwithstanding the intent of the parties, any Seller's Receivables are construed to constitute property of the applicable Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC or other applicable laws; and (ii) any of the conveyances by a Seller provided for in this Agreement shall be deemed to be, and such Seller hereby grants to the Purchaser, a security interest in, to and under all of such Seller's right, title and interest in, to and under such Seller's Receivables, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing (the "Seller Collateral"), to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law. The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

                                  ARTICLE III

             CONSIDERATION AND PAYMENT; REPORTING; ADMINISTRATION

          SECTION 3.1. Purchase Price. The purchase price for the Receivables and related property conveyed to the Purchaser by the Sellers under this Agreement on any Business Day shall be a Dollar amount equal to the product of
(i) the aggregate Outstanding Balance of the Receivables sold on such Business Day, and (ii) one minus the then applicable Purchase Discount (the "Purchase Price").

          SECTION 3.2.  Payment of Purchase Price.

          (a) The Purchase Price for each Receivable sold hereunder on any Business Day shall be paid or provided for on such Business Day (i) by payment in immediately available funds to the extent such funds are available in excess of necessary working capital, (ii) with respect to Receivables sold by C&A to the Purchaser hereunder, with the consent of C&A, by means of capital contributed by C&A to the Purchaser in the form of a contribution of the additional Receivables, (iii) at the option of the Collection Agent, on behalf of the applicable

Seller, (subject to the provisions of Article VIII), by means of an addition to the principal amount of the applicable Seller Note in an aggregate amount up to the remaining portion of the Purchase Price (each, an "Advance"); provided, however, that the aggregate amount of all Seller Notes on any Business Day shall not exceed 49% of (x) the aggregate Purchase Price of the Receivables purchased hereunder existing on such Business Day minus (y) an amount equal to the Aggregate Net Investment (the "Advance Limit") or (iv) any combination of the foregoing. The Collection Agent may evidence such additional principal amounts by recording the date and amount thereof on the grid attached to the applicable Seller Note; provided, however, that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights. No sales of Receivables shall be made hereunder on and after the Purchase Termination Date.
          (b) The Receivables with respect to which the Purchase Price therefor is paid pursuant to Section 3.2(a)(i) and (iii) are referred to herein as "Purchased Receivables" and the Receivables with respect to which the Purchase Price therefor is paid pursuant to Section 3.2(a)(ii) are referred to herein as "Contributed Receivables." The Purchased Receivables and the Contributed Receivables are collectively referred to herein as the "Transferred Receivables."

          (c) The Collection Agent shall be responsible, in its sole discretion but in accordance with subsection 3.2(a), for allocating among the Sellers the payment of the Purchase Price for Receivables either in the form of cash received from the Purchaser or as an addition to the principal amount of the applicable Seller Note. The Purchaser shall be entitled to pay all amounts in respect of the Purchase Price of Receivables and Related Security to an account of the Collection Agent for allocation by the Collection Agent to the Sellers, and each of the Sellers hereby appoints the Collection Agent as its agent for the purposes of receiving such payments and making such allocations and hereby authorizes the Purchaser to make all payments due to such Seller directly to, or as directed by, the Collection Agent. The Collection Agent hereby accepts and agrees to such appointment. All payments under this Agreement shall be made not later than 3:00 p.m. (New York City time) on the date specified therefor in Dollars in same day funds or by check, as the Collection Agent shall elect and to the bank account designated in writing by the Collection Agent to the Purchaser.

          SECTION 3.3. Settlement Report. On the Monthly Settlement Report Date of each of C&A's fiscal months, C&A shall deliver to the Purchaser a monthly report, substantially in the form of Exhibit D attached to the Receivables Transfer Agreement, showing (i) the aggregate Purchase Price of Receivables acquired or generated by the Sellers in the preceding month and (ii) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.1. Sellers' Representations and Warranties. Each Seller severally represents and warrants to the Purchaser as of the Closing Date and on each Business Day on which Receivables are sold hereunder by it with respect to itself:

          (a) Corporate Existence and Power. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of the Transaction Documents to which it is a party (i) are within such Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements or similar filings under applicable law as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements or similar filings under applicable law, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the Certificate of Incorporation, Articles or Bylaws, as applicable, of such Seller, (v) do not contravene or constitute a default under any agreement or other instrument binding upon such Seller except where such contravention or default would not have a Material Adverse Effect, or
(vi) result in the creation or imposition of any Adverse Claim on the assets of such Seller, or any of its Affiliates (except those created by this Agreement).

          (c) Valid Sale; Binding Effect. Each purchase of Receivables and Related Security by the Purchaser hereunder shall constitute a valid sale and assignment by the applicable Seller to the Purchaser, enforceable against creditors of, and purchasers from, such Seller, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity). Each of the Transaction Documents to which such Seller is a party will constitute the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity). The security interest granted to the Purchaser by such Seller pursuant to Section 2.1(d) will at all times be a fully perfected first priority security interest in and to the Seller Collateral transferred by such Seller.

          (d) Quality of Title. Immediately preceding the sale by it of Receivables, Related Security, Collections with respect thereto and all Proceeds of the foregoing pursuant to this Agreement, such Seller was the owner of all of its Receivables, free and clear of all Adverse Claims. On or prior to the date hereof and on or prior to each Business Day on which Receivables are sold by it hereunder, (i) all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Purchaser in, to and under the Receivables against all creditors of and purchasers from the applicable Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full, and (ii) Purchaser will either acquire (A) valid title to and the sole record and beneficial ownership in, or (B) a first priority perfected security interest in, each such Receivable purchased, assigned or otherwise acquired on such date, in each case free and clear of any Adverse Claim or restrictions on transferability. None of the Seller Collateral has been sold, assigned or otherwise disposed of other than pursuant hereto and the Receivables Transfer Agreement and there are no Adverse Claims upon or with respect to the Seller Collateral other than pursuant hereto and the Receivables Transfer Agreement.

          (e) Material Adverse Effect. Commencing on the last day of the 1998 fiscal year of C&A and ending on the Closing Date, (i) such Seller has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than, with respect to a Material Adverse Effect as listed on Schedule 4.1(e), (ii) no contract, lease or other agreement or instrument has been entered into by such Seller or has become binding upon such Seller's assets and no law or regulation applicable to such Seller has been adopted that has had or could reasonably be expected to have a Material Adverse Effect on such Seller, and (iii) such Seller is not in default and to the knowledge of such Seller, no third party is in default under any material contract, lease or other agreement or instrument to which such Seller is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Commencing on the last day of the 1998 fiscal year of C&A and ending on the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect, other than, with respect to a Material Adverse Effect with respect to such Seller as listed on
Schedule 4.1(e).

          (f) Accuracy of Information. All information heretofore furnished by such Seller to the Purchaser and the Funding Agents for purposes of or in connection with this Agreement, any other Transaction Document, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller to the Purchaser, the Funding Agents, the Initial Purchasers and the PARCO APA Banks will be, true and accurate in every material respect, on the date such information is stated or certified.

          (g) Tax Status. Such Seller has withheld or deducted and remitted all amounts required to be withheld or deducted and remitted by the applicable legislation, and has filed all tax returns (Federal, State, Provincial and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

          (h) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of such Seller threatened, against or affecting such Seller or any Affiliate of such Seller or their respective properties, in or before any court, arbitrator or other body ("Litigation"), which may, individually or in the aggregate, have a Material Adverse Effect or that involve this Agreement or the transactions contemplated hereby. Schedule 4.1(h) sets forth all Litigation that seeks damages in excess of $5,000,000, except to the extent an insurance carrier has accepted a claim for coverage.

          (i) Place of Business. The principal place of business and chief executive office of such Seller are located at the addresses described on Exhibit A hereof, and the offices where such Seller keeps all of its Records and Related Security thereof are located at the addresses described on Exhibit A hereof, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

          (j) Solvency. Both before and after giving effect to (i) the transactions contemplated by the Transaction Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, such Seller is not and will not be insolvent, does not, and will not, have unreasonably small capital with which to carry on its business, is, and will be, able to pay its debts generally as they become due and payable, and its liabilities do not, and will not, exceed its assets.

          (k) Tradenames, Etc. As of the date hereof: (i) such Seller has only the subsidiaries and divisions listed on Exhibit K to the Receivables Transfer Agreement; and (ii) such Seller has, within the last five (5) years, operated only under the tradenames identified on Exhibit K to the Receivables Transfer Agreement, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit K to the Receivables Transfer Agreement.

          (l) Nature of Receivables. Each Receivable sold by such Seller to the Purchaser hereunder is an Eligible Receivable. Each Receivable sold by such Seller and included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended, and is not a Defaulted Receivable.

          (m) Credit and Collection Policy. Since the end of the Seller's fiscal period ending in September 1999, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables sold by it.

          (n) Collections and Servicing. Since the end of the Seller's fiscal period ending in September 1999, there has been no material adverse change in the ability of such Seller to service and collect its Receivables.

          (o) Binding Effect of Receivables and Contract. Each Receivable and related Contract sold by it constitutes a legal, valid and binding obligation of the related Obligor, enforceable against the related Obligor, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors and general equity principles (whether considered in a proceeding at law or in equity).

          (p) Not an Investment Company. Such Seller is not, nor is such Seller controlled by, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (q) ERISA. To the extent applicable, such Seller and its ERISA Affiliates are in compliance in all material respects with ERISA and the provisions of the Code that are applicable to ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables. There are no pending or, to the knowledge of such Seller, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against such Plan of such Seller or its ERISA Affiliates or any Person as fiduciary or sponsor of any such Plan of such Seller or its ERISA Affiliates. No ERISA Event has occurred with respect to Title IV Plans of such Seller or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $10,000,000.

          (r) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B to the Receivables Transfer Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts, as have been notified to the Administrative Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) of the Receivables Transfer Agreement and delivered to the Collection Agent, the Administrative Agent and the Funding Agents). All Obligors (or their designees) have been instructed to cause all payments to be made to a Lock-Box Account.

          (s) Bulk Sales. No transaction contemplated by this Agreement or the other Transaction Documents requires compliance with any bulk sales act or similar law.

          (t) Year 2000 Plan. Such Seller has reviewed the areas within its business and operations which it believes would reasonably be expected to be materially adversely by, and has developed a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Seller may be unable to recognize and perform properly date-sensitive functions involving certain dates occurring in or after the year 2000).

          (u) Full Disclosure. No information contained in this Agreement, any of the other Transaction Documents, the Senior Credit Facility Confidential Information Memorandum, the Rating Agency Book or, since January 1, 1999, any registration statement or annual, quarterly, monthly or other regular report which such Seller or any of its Affiliates filed with the Securities and Exchange Commission contains any untrue statement of a material fact (taken as a whole) nor has such Seller or its Affiliates failed to provide to the Purchaser, the Administrative Agent, the Initial Purchasers, the Funding Agents or the Liquidity Banks any material information necessary to make information provided by such Seller or its Affiliates in such documents or filings (taken as a whole) not misleading in any material respect in light of the circumstances under, and for the purposes for, which such information was provided; provided, however, that this representation or warranty shall not relate to any projections or forward looking statements in any such documents provided by such Seller or its Affiliates.

          SECTION 4.2. Reaffirmation of Representations and Warranties by the Sellers; Notice of Breach. On the Closing Date and on each Business Day on which Receivables are sold by a Seller hereunder, such Seller shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive (i) the conveyance of the Receivables to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Sellers under this Agreement and
(iii) the termination of the rights and obligations of the Transferor, C&A, the Administrative Agent and the Funding Agents under the Receivables Transfer Agreement. Upon discovery by the Purchaser or any Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the others by the end of the Business Day of such discovery.

                                   ARTICLE V

                           COVENANTS OF THE SELLERS

          SECTION 5.1. Covenants of the Sellers. Each Seller hereby covenants and agrees with the Purchaser that, for so long as this Agreement is in effect, and until all Receivables, an interest in which has been sold to the Purchaser pursuant hereto, shall have been paid in full or written-off as uncollectible, and all amounts owed by such Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, such Seller covenants and agrees as follows:

          (a) Conduct of Business. Such Seller will, and will cause each of its Subsidiaries to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation, (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such authority would have a Material Adverse Effect, and
(iii) maintain its principal place of business and chief executive office and the office at which it keeps its Records and Related Security at the locations specified in Exhibit A, or upon 30 days' prior written notice to the Purchaser, at such other locations in a jurisdiction where all action requested by the Purchaser and the Administrative Agent pursuant to Section 4.1(d) shall have been taken with respect to the Receivables and Related Security.

          (b) Compliance with Laws. Such Seller will, and will cause each of its Subsidiaries to (i) comply in all material respects with all Laws to which it may be subject and (ii) perform each of its obligations under the Transaction Documents, except, in each case, where the failure to so comply would not have a Material Adverse Effect.

          (c) Furnishing of Information and Inspection of Records. Such Seller will furnish to the Purchaser from time to time such information with respect to such Seller's Receivables as the Purchaser may reasonably request, including, without limitation, listings identifying the Obligors and the Outstanding Balance for each of its Receivables, together with an aging of such Receivables. Such Seller will, at any time and from time to time during regular business hours and upon reasonable notice permit the Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of such Seller for the purpose of examining such Records, and to discuss matters relating to its Receivables or such Seller's performance hereunder and under the other Transaction Documents to which such Seller is a party with any of the officers, directors, employees or independent public accountants of such Seller having knowledge of such matters. Upon a Potential Termination Event or Termination Event, the Initial Purchasers, the PARCO APA Banks, Funding Agents and Administrative Agent shall, without notice, have immediate access to all Records and to visit the offices and properties of each Seller.

          (d) Keeping of Records and Books of Account. Such Seller will maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all Records and all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, (i) records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable and (ii) records of all payments received, credits granted and merchandise returned with respect thereto). Such Seller will give the Purchaser prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (e) Communication with Accountants. Such Seller authorizes the Purchaser, the Collection Agent, the Administrative Agent and each Funding Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to the Purchaser, the Collection Agent, the Administrative Agent and each Funding Agent any and all financial statements and other supporting financial documents, schedules and information relating to such Seller (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Seller. Such Seller agrees to render the Purchaser, the Collection Agent, the Administrative Agent and each Funding Agent at such Person's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Potential Termination Event or Termination Event shall have occurred and be continuing, such Seller shall, promptly upon request therefor, assist the Purchaser in delivering to the Administrative Agent and the Funding Agents Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

          (f) Performance and Compliance with Receivables and Contracts. Such Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

          (g) Credit and Collection Policy. Such Seller will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (h) Collections. Such Seller shall instruct all Obligors (or their designees) to cause all Collections to be deposited directly to a Lock-Box Account.

          (i) Collections Received. Such Seller shall hold in trust, and deposit immediately (but in any event no later one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by such Seller.

          (j) Sale Treatment. Such Seller agrees to treat each conveyance hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

          (k) No Sales, Liens, Etc. Except as otherwise provided herein, such Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of its Receivables, Related Security, Required Currency Hedge, Collections or Proceeds with respect thereto, (y) any inventory or goods, the sale of which may give rise to a Collection, or (z) any Lock-Box Account to which any Collections of any of its Receivables are sent, or assign any right to receive income in respect thereof.

          (l) No Extension or Amendment of Receivables. Such Seller will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except as provided in the Receivables Transfer Agreement or as contemplated by the Credit and Collection Policy, without the prior written consent of the Purchaser and each Funding Agent (which consent shall be obtained by the Administrative Agent).

          (m) No Change in Business or Credit and Collection Policy. Except as provided in the Receivables Transfer Agreement, such Seller will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

          (n) No Mergers, Etc. Such Seller will not, without the prior written consent of each Funding Agent (which consent shall be obtained by the Administrative Agent), (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, that a Seller may merge with or into another Seller or with another Person if (A)(1) such Seller is the corporation surviving such consolidation or merger or (2) the Person into or with which the Seller is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Seller under the Transaction Documents and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing under the Receivables Transfer Agreement.

          (o) Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts. Such Seller will not add or terminate, or make any change to, any Lock-Box Account, except in accordance with the Receivables Transfer Agreement. Such Seller will use reasonable commercial efforts to not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables and in any event shall segregate, or cause to be segregated, any such cash or cash proceeds from Collections within five (5) days of deposit or credit to any Lock-Box Account.

          (p) Change of Name, Etc. Such Seller shall not change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change such Seller delivers to the Purchaser and the Administrative Agent (i) such documents, instruments or agreements, executed by the applicable Seller as are necessary to reflect such change and to continue the perfection of the Purchaser's interest in the Receivables, Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the PARCO APA Banks, to exercise its rights under the Transaction Documents.

          (q) Indemnification. Such Seller severally agrees to indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by such Seller of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by such Seller hereunder or in connection with the Transaction Documents, being untrue in any material respect at any time; provided that in no event shall this
Section 5.1(q) be construed to require a Seller to indemnify the Purchaser for amounts related to the uncollectibility of any Receivable for credit-related reasons pertaining to the related Obligor, including, but not limited to, amounts that are required to be returned to the related Obligor as a voidable preference. In addition, such Seller shall severally indemnify the Administrative Agent, the Funding Agents, the Redwood Secured Parties, the Initial Purchasers and each of the PARCO APA Banks from any and all losses, claims, damages, liabilities or expenses incurred by any of them and resulting from the failure of such Seller to be Year 2000 Compliant. Any indemnification pursuant to this Section 5.1(q) shall be had only from the assets of the Sellers and shall not be payable from Collections, except to the extent such Collections are released to a Seller in accordance with the Receivables Transfer Agreement. The obligations of the Sellers under this Section 5.1(q) shall be considered to have been relied upon by the Purchaser, the Administrative Agent and the Funding Agents and shall survive the execution, delivery, performance and termination of this Agreement for a period of three (3) years following the Purchase Termination Date, regardless of any investigation made by the Purchaser, the Administrative Agent or the Funding Agents or on behalf of any of them.

          (r)  ERISA.

               (i) To the extent applicable, such Seller will not (A) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make any payments to any Multiemployer Plan that such Seller or any ERISA Affiliate of such Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (C) terminate any Benefit Plan so as to result in any liability; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.

              (ii) To the extent applicable, such Seller will not permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan.

              (iii) To the extent applicable, such Seller will not cause or permit it or any of its ERISA Affiliates to cause or permit the occurrence of an ERISA Event with respect to Title IV Plans of such Seller or its ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $10,000,000.

          (s) Insurance. Except to the extent failure to do so would not reasonably be expected to cause a Material Adverse Effect, such Seller shall (i) keep its insurable properties adequately insured at all times by financially sound and responsible insurers and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses, (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, on, about or in connection with the use of any properties owned, occupied or controlled by it or any of its Subsidiaries, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and (iii) maintain such other insurance as may be required by Law, and will cause each of its Subsidiaries to do so.

          (t) Notice of Material Event. Such Seller shall promptly inform the Purchaser in writing of the occurrence of any event, circumstance or condition that has had or could reasonably be expected to have a material adverse effect with respect to such Seller, in each case setting forth the details thereof and what action, if any, such Seller proposes to take with respect thereto.

          (u) Capital Structure and Business. No Seller shall: (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) amend, supplement or otherwise modify its certificate or articles of incorporation or bylaws in a manner that could have or result in a Material Adverse Effect.

          (v)  Separate Existence.  Such Seller shall at all times:

              (i) maintain its own deposit account or accounts, separate from those of the Purchaser, with commercial banking institutions and ensure that the funds of such

     Seller will not be diverted to the Purchaser or for other than corporate uses of such Seller, nor will such funds be commingled with the funds of the Purchaser;

              (ii) to the extent that it shares the same officers or other employees with the Purchaser, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such Seller and the Purchaser, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

              (iii) to the extent that it jointly contracts with the Purchaser to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such Seller and the Purchaser, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of the Purchaser, the costs incurred in so doing shall be fairly allocated to or among such Seller and the Purchaser for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

              (iv) enter into all material transactions between the Seller and the Purchaser, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

              (v) maintain office space separate from the office space of the Purchaser and, to the extent that the Seller and the Purchaser have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

              (vi) issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

              (vii) conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;


              (viii) not assume or guarantee any of the liabilities of the Purchaser, and

              (ix) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1(v) .

                                  ARTICLE VI

                             REPURCHASE OBLIGATION

          SECTION 6.1.  Mandatory Repurchase.

          (a) Breach of Warranty. If, on any day, any Receivable which has been sold by any Seller hereunder and which has been reported by such Seller as an Eligible Receivable, shall fail to meet the conditions set forth in the definition of Eligible Receivable on the date of such sale and in connection with the circumstances giving rise to such breach (i) the rights and interests of the Purchaser in such Receivable, Related Security or Collections with respect thereto or the Proceeds thereof are in any manner materially and adversely impaired or (ii) such Receivable is not available to the Purchaser free and clear of any Adverse Claim, such Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding Balance of such Receivable.

          (b) Reconveyance Under Certain Circumstances. Each Seller agrees that, if on any date the Administrative Agent, a Funding Agent or the Transferor notifies such Seller or such Seller discovers that any of the representations and warranties made herein is untrue or incorrect with respect to a Receivable in any material respect as of the date such representation or warranty was made and such untruth or incorrectness will adversely affect the collectibility of, or the lien upon, such Receivable, such Seller shall accept the reconveyance of such Receivable on such date. In the event of a reconveyance under this Section 6.1(b), the applicable Seller shall pay to the Purchaser in immediately available funds on such date of reconveyance an amount equal to the Outstanding Balance of any such Receivable.

          SECTION 6.2. Dilutions, Etc. Each Seller agrees that if on any day the Outstanding Balance of a Receivable an interest in which has been sold by such Seller hereunder is either (x) reduced as a result of defective, rejected or returned goods or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or cancelled as a result of (i) a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) any action by any Federal or state taxing authority or as a result of the payment by any Obligor of any portion of a Receivable constituting a tax or governmental fee or charge to any Person other than the Purchaser, then such Seller shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

          SECTION 7.1. Conditions Precedent to Purchaser's Purchases of Receivables. The obligations of the Purchaser to purchase the Receivables on the Closing Date and on any

Business Day on which Receivables are sold hereunder shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct on the Closing Date and on the applicable Business Day of sale, with the same effect as though such representations and warranties had been made on such date (except to the extent such representations and warranties relate solely to an earlier date, and then as of such earlier date);

          (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables sold on the Closing Date, or the date such Receivables sold to the Purchaser, in the case of any Receivables created and sold by any Seller to the Purchaser after the Closing Date;

          (c) Each Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

          (d) The Sellers shall have either filed or caused to be filed the financing statement(s) (or other similar instruments) required to be filed pursuant to Section 2.1(b);

          (e) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents and Redwood Liquidity Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Sellers copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested;

          (f) On the Closing Date, the Sellers shall deliver to the Purchaser and the Administrative Agent a Weekly Report for the Weekly Settlement Period immediately preceding the Closing Date; and

          (g)  the Purchase Termination Date shall not have occurred.

          SECTION 7.2. Conditions Precedent to the Addition of a Seller. The obligation of the Purchaser to purchase Receivables and Related Security hereunder from a Subsidiary of C&A requested to be an additional Seller pursuant to Section 10.13 is subject to the conditions precedent that the Purchaser shall have received on or before the date designated for the addition of such Seller (the "Seller Addition Date") and in form and substance satisfactory to the
Purchaser:

          (a) Additional Seller Supplement. An Additional Seller Supplement substantially in the form of Exhibit C attached hereto (with a copy for the Administrative Agent and each Funding Agent) duly executed and delivered by such Seller;

          (b) Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of such Seller, dated the related Seller Addition Date, and certifying (i) that attached thereto is a true and complete copy of the by-laws of such Seller, as in effect on the Seller Addition Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached hereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the Board of Directors of such Seller or committees thereof authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect,
(iii) that the certificate of incorporation of such Seller has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to subsection (e) below and (iv) as to the incumbency and specimen signature of each officer executing the Additional Seller Supplement and any other Transaction Documents or any other document delivered in connection therewith on behalf of such Seller (on which certificates the Purchaser may conclusively rely until such time as the Purchaser shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (b));

          (c) Officer's Certificate. A certificate of a Responsible Officer of C&A, dated the related Seller Addition Date, and certifying such Seller is in the same or a related line of business as the existing Sellers as of the related Seller Addition Date;

          (d) Corporate Documents. The organizational documents, including all amendments thereto, of such Seller, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be;

          (e) Good Standing Certificates. Certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to such Seller in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect;

          (f) Consents, Licenses, Approvals, Etc. A Certificate dated the related Seller Addition Date of a Responsible Officer of such Seller either (i) attaching copies of all consents (including, without limitation, consents under loan agreements and indentures to which any Seller or its Affiliates are parties), licenses and approvals required in connection with the execution, delivery and performance by such Seller of the Additional Seller Supplement and the validity and enforceability of the Additional Seller Supplement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses and approvals are so required;

          (g) No Litigation. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

          (h) Lockboxes. A Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Purchaser, each invoice issued to an

Obligor on and after the related Seller Addition Date shall indicate that payments in respect of its Receivable shall be made by such Obligor to a Lockbox Account or by wire transfer or other electronic payment to a Lockbox Account or a Collection Account and the Collection Agent shall have delivered with respect to each Lockbox Account a Lockbox Agreement signed by the Purchaser, the Administrative Agent and the applicable Lockbox Bank;

          (i) UCC Certificate; UCC Financing Statements. Executed copies of such proper financing statements (or other similar instruments), filed and recorded at such Seller's expense prior to the related Seller Addition Date, naming such Seller as the seller and the Purchaser as the purchaser of the Receivables and the Related Security, in proper form for filing in each jurisdiction in which the Purchaser (or any of its assignees) deems it necessary or desirable to perfect the Purchaser's ownership interest in all Receivables and Related Security under the UCC or any comparable law of such jurisdiction;

          (j) UCC Searches. Written search reports, listing all effective financing statements (or other similar instruments) that name such Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (i) above and in any other jurisdictions that the Purchaser (or any of its assignees) determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in subsection (i) above, shall cover any Receivables or Related Security), and tax and judgment lien searches showing no liens that are not permitted by the Transaction Documents;

          (k) List of Obligors. A microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Purchaser showing, as of a date acceptable to the Purchaser prior to the related Seller Addition Date, the Obligors whose Receivables are to be transferred to the Purchaser and the balance of the Receivables with respect to each such Obligor as of such date;

          (l) Back-up Servicing Arrangements. Evidence that such Seller maintains disaster recovery systems and back-up computer and other information management systems that, in the Purchaser's reasonable judgment, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems;

          (m) Systems. Evidence, reasonably satisfactory to the Purchaser, the Administrative Agent and each Funding Agent, that such additional Seller's systems, procedures and record keeping relating to the Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Receivables in accordance with the terms and intent of this Agreement; and

          (n) such other approvals, opinions or documents as the Purchaser (or any of its assignees) may reasonably request from such additional Seller.

                                 ARTICLE VIII

                                  SELLER NOTE

          SECTION 8.1. Seller Note. On the Closing Date or Seller Addition Date, as applicable, the Purchaser shall issue to each Seller a note substantially in the form of Exhibit B (each, as amended, supplemented or otherwise modified from time to time, a "Seller Note"). The aggregate principal amount of a Seller Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of such Seller Note pursuant to the terms of Section 3.2 as of such time, minus (b) the aggregate amount of all payments made in respect of the principal of such Seller Note as of such time. All payments made in respect of a Seller Note shall be allocated, first, to pay accrued and unpaid interest thereon, and second, to pay the outstanding principal amount thereof. Interest on the outstanding principal amount of a Seller Note shall accrue at a rate per annum equal to the highest Base Rate in effect during the applicable Settlement Period plus the percentage agreed to from time to time by the applicable Seller, the Purchaser and the Administrative Agent, which initially shall be 2%, from and including the Closing Date or Seller Addition Date, as applicable, to but excluding the last day of each Settlement Period and shall be paid (x) on each Settlement Date with respect to the principal amount of the Seller Note outstanding from time to time during the Settlement Period immediately preceding such Settlement Date and/or
(y) on the maturity date thereof; provided, however, that, to the maximum extent permitted by law, accrued interest on a Seller Note which is not so paid shall be added, at the request of such Seller, to the principal amount of such Seller Note. Principal hereunder not paid or prepaid pursuant to the terms hereof shall be payable on the maturity date of a Seller Note. Default in the payment of principal or interest under a Seller Note shall not constitute a Purchase Termination Event under this Agreement, a Collection Agent Default or a Termination Event under the Receivables Transfer Agreement.

          SECTION 8.2. Sole and Exclusive Remedy/Subordination. The Purchaser shall be obligated to repay Advances by a Seller under a Seller Note only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to a Seller under a Seller Note, such Seller shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser. Each Seller Note shall be fully subordinated to any rights of the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the PARCO APA Banks pursuant to the Receivables Transfer Agreement and the Asset Purchase Agreements, and shall not evidence any rights in the Receivables or Related Security.

          SECTION 8.3. Offsets, etc. The Purchaser may offset any amount due and owing by a Seller against any amount due and owing by Purchaser to such Seller under the terms of the applicable Seller Note.

                                  ARTICLE IX

                             TERM AND TERMINATION

          SECTION 9.1. Term. This Agreement shall commence as of the first day on which all of the conditions precedent have been satisfied and shall continue in full force and effect until the date following the earlier of (i) the date designated by the Purchaser or C&A as the Purchase Termination Date at any time following ten (10) days' written notice to the other (with a copy thereof to the Administrative Agent), (ii) the date on which the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, declares a Termination Event or a Potential Termination Event pursuant to the Receivables Transfer Agreement, (iii) upon the occurrence of an Event of Bankruptcy with respect to either the Purchaser or any Seller; provided, however, that an Event of Bankruptcy with respect to a Seller that does not have a Material Adverse Effect will only result in a termination of the Purchaser's obligation to purchase Receivables from such Seller, (iv) the date on which either the Purchaser or any Seller becomes unable for any reason to purchase or re-purchase the interest of the Purchaser in any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than ten (10) days after written notice, (v) the day on which the Collection Agent delivers a Weekly Report or a Daily Report that indicates that the Guarantor shall have permitted the Interest Coverage Ratio during any period set forth in subsection (b) the definition of "Interest Coverage Ratio" to be less than the ratio set forth in such definition for such period, (vi) the day on which the Collection Agent delivers a Weekly Report or a Daily Report that indicates that the Guarantor shall have permitted the Leverage Ratio during any period set forth in subsection (b) the definition of "Leverage Ratio" to be greater than the ratio set forth in such definition for such period, or (vii) the first anniversary of the Closing Date unless extended (any such date being a "Purchase Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 9.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

          SECTION 9.2. Effect of Termination. Following the termination of this Agreement pursuant to Section 9.1, no Seller shall sell, and the Purchaser shall not purchase, any interests in any Receivables. No termination, rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to any Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by any Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of any Seller to deliver computer records of its Receivables or any reports regarding its Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render an executed sale executory.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

          SECTION 10.1. Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Sellers and consented to in writing by each Funding Agent (with the consent of the Required Participants); provided, however, the Administrative Agent may consent (without the consent of the Funding Agents) to any amendments, waivers, or other modifications in order to cure any ambiguities or correct any mistakes hereunder. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

          SECTION 10.2. Governing Law; Submission to Jurisdiction.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.2 shall affect the right of the Purchaser to bring any other action or proceeding against any Seller or its property in the courts of other jurisdictions.

          SECTION 10.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

          (a)   in the case of the Purchaser:
                CARCORP, INC.
                101 Convention Center Drive
                Suite 850
                Las Vegas, Nevada 89109
                Attention:  Monte Miller
                Telephone:  (702) 387-0864
                Telecopy:  (702) 598-3651

          (b)   in the case of C&A:
                COLLINS & AIKMAN PRODUCTS CO.
                701 McCullough Drive
                Charlotte, North Carolina  28262

                Attention:  Assistant Treasurer
                Telephone:  (704) 547-8500
                Telecopy:  (704) 548-2314

          (c) in the case of each other Seller: to the address set forth opposite such Seller's name on Exhibit D or in the applicable Additional Seller Supplement;

          (d)   in the case of the Redwood Funding Agent

                GENERAL ELECTRIC CAPITAL CORPORATION
                201 High Ridge Road
                Stamford, Connecticut 06927
                Attention:  Conduit Administrator
                Telephone:  (203) 316-7608
                Telecopy:  (203) 316-7821

          (e)   in the case of Liberty Funding Agent

                The BANK OF NOVA SCOTIA
                One Liberty Plaza
                New York, New York 90006
                Attention:  Dorothy Poli
                Telephone:  (212) 225-5000
                Telecopy: (212) 225-5090

          (f)   in each case, with a copy to:

                THE CHASE MANHATTAN BANK,
                 as the Administrative Agent
                450 West 33rd Street
                15th Floor
                New York, New York  10001
                Attention:  Craig Kantor
                Structured Finance Services
                Telephone: (212) 946-7861
                Telecopy:  (212) 946-7776

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          SECTION 10.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 10.5. Assignments Generally. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Receivables Transfer Agreement (including all of its right, title and interest in, to, and under the Receivables sold hereunder) to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks as security for the Purchaser's repayment obligations under the Receivables Transfer Agreement. The Purchaser hereby notifies each Seller (and each Seller hereby acknowledges) that the Purchaser, pursuant to the Receivables Transfer Agreement, has assigned its rights (but not its obligations) (including all of its right, title and interest in, to, and under the Receivables sold hereunder) hereunder to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the PARCO APA Banks. The Purchaser also hereby notifies each Seller (and each Seller hereby acknowledges) that Redwood has assigned its rights (but not its obligations) under the Transaction Documents to the Redwood Secured Parties. All rights of the Purchaser hereunder may be exercised by the Administrative Agent to the extent of its rights hereunder and under the other Transaction Documents.

          SECTION 10.6. Further Assurances. The Purchaser and the Sellers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

          SECTION 10.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, any Seller, the Administrative Agent or a Funding Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

          SECTION 10.8. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 10.9. Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, the Initial Purchasers, the PARCO APA Banks and each Funding Agent are each intended by the parties hereto to be third-party beneficiaries of this Agreement.

          SECTION 10.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

          SECTION 10.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 10.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          SECTION 10.13. Addition of Sellers. Subject to the terms and conditions hereof, from time to time one or more wholly-owned direct or indirect Subsidiaries of C&A may become additional Sellers parties hereto. If any such Subsidiary wishes to become an additional Seller, C&A shall submit a request to such effect in writing to Purchaser, the Administrative Agent, the Funding Agents and each Rating Agency. If C&A, the Purchaser, the Administrative Agent, and each Funding Agent shall have agreed to any such request (such consent not to be unreasonably withheld or delayed from the date such request is received and such consent of each Funding Agent being obtained by the Administrative Agent), such wholly-owned Subsidiary shall become an additional Seller party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 7.2.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Purchaser and the Sellers each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     COLLINS & AIKMAN PRODUCTS CO.,
                                     as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     COLLINS & AIKMAN CARPET & ACOUSTICS
                                     (MI) INC., as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     COLLINS & AIKMAN CARPET & ACOUSTICS
                                     (TN) INC., as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



                                     COLLINS & AIKMAN ACCESSORY MATS INC.,
                                     as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     DURA CONVERTIBLE SYSTEMS, INC., as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     AMCO CONVERTIBLE FABRICS, INC., as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     COLLINS & AIKMAN PLASTICS, INC., as a
                                     Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     COLLINS & AIKMAN CANADA INC., as a Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     COLLINS & AIKMAN PLASTICS, LTD., as a
                                     Seller


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     CARCORP, INC.,
                                     as Purchaser


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

Acknowledged and agreed as
of the date first above written:


THE CHASE MANHATTAN BANK,
as Administrative Agent for the benefit
of the Funding Agents, the Initial
Purchasers and the PARCO APA Banks


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                   EXHIBIT A

              PRINCIPAL PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICE
                 AND LOCATION OF RECORDS AND RELATED SECURITY


Name of Company                                 Principal Place of Business/
---------------                                 Chief Executive Office
                                                ----------------------------

Collins & Aikman Products Co.                   701 McCullough Drive
                                                Charlotte, NC  28262

                                                         or

                                                5755 New King Court
                                                Troy, MI 48098

Collins & Aikman Carpet & Acoustics (MI)Inc.    North America
                                                Head Office/Tech. Center
                                                47785 Anchor Court
                                                Plymouth, MI  48170


Collins & Aikman Carpet & Acoustics (TN)Inc.    2409 Industrial Drive
                                                Springfield, TN  37172


Collins & Aikman Accessory Mats Inc.            Canton Plant
                                                1212 Seventh Street, SW
                                                Canton, OH  44711

Dura Convertible Systems, Inc.                  East Plant
                                                1365 East Beecher Street
                                                Adrian, MI  49221

Amco Convertible Fabrics, Inc.                  Adrian Plant
                                                545 Industrial Drive
                                                Adrian, MI  49247

Collins & Aikman Plastics, Inc.                 5755 New King Court
                                                Troy, MI  48098

Collins & Aikman Canada Inc.                    Farnham Plant
                                                150 Collins Street
                                                Farnham, Quebec
                                                J2N 2N8

Collins & Aikman Plastics, Ltd.                 Scarborough Division
                                                165 Milner Avenue
                                                Scarborough, Ontario
                                                M1S 4G7

        LOCATION OF RECORDS AND RELATED SECURITY FOR ALL U.S. SELLERS:


    701 McCullough Drive                and each Seller's respective principal
    Charlotte, North Carolina 28262     place of business and chief executive
                                                           office


      LOCATION OF RECORDS AND RELATED SECURITY FOR EACH CANADIAN SELLER:


                           For each Canadian Seller:


                              5755 New King Court
                               Troy, MI  48098,

                             701 McCullough Drive
                             Charlotte, NC  28262

                                      and

Collins & Aikman Canada Inc.                   Farnham Plant
                                               150 Collins Street
                                               Farnham, Quebec
                                               J2N 2N8

Collins & Aikman Plastics, Ltd.                Scarborough Division
                                               165 Milner Avenue
                                               Scarborough, Ontario
                                               M1S 4G7

                                                                       EXHIBIT B

                              FORM OF SELLER NOTE

                                                               December 27, 1999

          FOR VALUE RECEIVED, the undersigned, CARCORP, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of [SELLER], (the "Payee"), on the later of (i) the first anniversary of the Closing Date or (ii) the Purchase Termination Date, the lesser of (i) the Advance Limit or (ii) the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in the Receivables Purchase Agreement and shall be payable in arrears on the last Business Day of each of the Maker's fiscal months.

          The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Seller Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Seller Note and the Receivables Purchase Agreement.

          The Maker shall have the right to prepay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.

          This Seller Note is one of the Seller Notes referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Seller Note to the rights of certain parties under the Receivables Transfer Agreement, all upon the terms and conditions therein specified. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement").

          This Seller Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                         CARCORP, INC.

                         By:
                            -----------------------------
                               Name:
                               Title:

                             Advances and Payments



                                                             Unpaid Principal      Person Making
Date               Advance         Principal/Interest        Balance of Note        the Notation
----               -------         ------------------        ----------------      -------------

                                                                       EXHIBIT C

                    [FORM OF ADDITIONAL SELLER SUPPLEMENT]

          SUPPLEMENT, dated [                    ], to the Receivables Purchase
Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Receivables Purchase Agreement"), among Collins & Aikman Products, Co. ("C&A"), as a Seller, the other Sellers named on Exhibit D thereto or added pursuant to a prior Additional Seller Supplement and Carcorp, Inc., as the Purchaser.

                             W I T N E S S E T H:

          WHEREAS, the Receivables Purchase Agreement provides that any wholly-owned direct or indirect Subsidiary of C&A, although not originally a Seller thereunder, may become a Seller under the Receivables Purchase Agreement upon the satisfaction of each of the conditions precedent set forth in Sections 7.2 and 10.13 of the Receivables Purchase Agreement;

          WHEREAS, the undersigned was not an original Seller under the Receivables Purchase Agreement but now desires to become a Seller thereunder.

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Receivables Purchase Agreement applicable to a Seller thereunder and agrees that it shall, on the date this Supplement is accepted by C&A, the Purchaser, the Administrative Agent and each Funding Agent and each of the conditions precedent set forth in Section 7.2 of the Receivables Purchase Agreement have been satisfied, become a Seller for all purposes of the Receivables Purchase Agreement to the same extent as if originally a party thereto.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                    [Insert name of Seller]



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------
                                    [address]
Accepted as of the date
first above written:

COLLINS & AIKMAN PRODUCTS CO.


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


Accepted as of the date
first above written:

CARCORP, INC.


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


Acknowledged as of the date
first above written:

THE CHASE MANHATTAN BANK,
as Administrative Agent


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

THE CHASE MANHATTAN BANK,
as PARCO Funding Agent


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


GENERAL ELECTRIC CAPITAL CORPORATION,
as Redwood Funding Agent


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


THE BANK OF NOVA SCOTIA,
as Liberty Funding Agent


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

                                                                       EXHIBIT D

                          SELLERS IN ADDITION TO C&A


                 Name                              State of Incorporation
                 ----                              ----------------------

          Collins & Aikman Carpet &                Delaware
          Acoustics (MI) Inc.

          Collins & Aikman Carpet &                Tennessee
          Acoustics (TN) Inc.

          Collins & Aikman Accessory Mats Inc.     Delaware

          Dura Convertible Systems, Inc.           Delaware

          Amco Convertible Fabrics, Inc.           Delaware

          Collins & Aikman Plastics, Inc.          Delaware

          Collins & Aikman Canada Inc.             Ontario

          Collins & Aikman Plastics, Ltd.          Ontario

                                SCHEDULE 4.1(e)

                            Material Adverse Effect







                                   4.1(e)-1

                                SCHEDULE 4.1(h)

                                  Litigation











                                   4.1(h)-1

     ------------------------------------------------------------------







                           ASSET PURCHASE AGREEMENT

                                  by and among

                      PARK AVENUE RECEIVABLES CORPORATION,

                           THE CHASE MANHATTAN BANK,
                               as Funding Agent,

                                      and

                       THE SEVERAL FINANCIAL INSTITUTIONS
                        PARTY HERETO FROM TIME TO TIME,

                                  as APA Banks

                         Dated as of December 27, 1999

       (Collins & Aikman Products Co. and its Subsidiaries' Receivables)

     ------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
ARTICLE I
     DEFINITIONS......................................................   1

 SECTION 1.1.     Incorporation by Reference..........................   1
 SECTION 1.2.     Other Defined Terms.................................   1

ARTICLE II
     PURCHASE COMMITMENT..............................................   5

 SECTION 2.1.     Liquidity Purchases.................................   5
 SECTION 2.2.     Several Commitments of the APA Banks................   6
 SECTION 2.3.     Nonrecourse Nature of Transactions..................   7
 SECTION 2.4.     Payments; Indemnity.................................   7
 SECTION 2.5.     Reduction of Commitments............................   8
 SECTION 2.6.     Issuance of Commercial Paper by PARCO...............   8

ARTICLE III
     REPRESENTATIONS AND WARRANTIES...................................   8

 SECTION 3.1.     PARCO Disclaimer of Representations and Warranties..   8
 SECTION 3.2.     Representations and Warranties of the APA Banks.....   9

ARTICLE IV
     THE FUNDING AGENT................................................  10

 SECTION 4.1.     Appointment.........................................  10
 SECTION 4.2.     Delegation of Duties................................  10
 SECTION 4.3.     Exculpatory Provisions..............................  10
 SECTION 4.4.     Reliance by Funding Agent...........................  11
 SECTION 4.5.     Notice of Events of Default and other Events;
                  Voting..............................................  11
 SECTION 4.6.     Non-Reliance on Funding Agent.......................  11
 SECTION 4.7.     Indemnification.....................................  12
 SECTION 4.8.     Funding Agent in its Individual Capacity............  12
 SECTION 4.9.     Successor Funding Agent.............................  12
 SECTION 4.10.    Chase Conflict Waiver...............................  13

ARTICLE V
     MISCELLANEOUS....................................................  13

 SECTION 5.1.     Waivers; Amendments, etc............................  13
 SECTION 5.2.     Notices.............................................  14
 SECTION 5.3.     Governing Law; Submission to Jurisdiction...........  14
 SECTION 5.4.     Severability; Counterparts; Waiver of Setoff........  14

 SECTION 5.5.     Successors and Assigns; Participations;
                  Assignments.........................................  14
 SECTION 5.6.     Effectiveness of this Agreement.....................  16
 SECTION 5.7.     No Petition.........................................  16
 SECTION 5.8.     Waiver of Trial by Jury.............................  17
 SECTION 5.9.     Limited Recourse....................................  17
 SECTION 5.10.    Liability of Funding Agent..........................  17

                              ANNEXES AND EXHIBITS

     ANNEX I      APA Banks
     EXHIBIT A    Form of Transfer Supplement
     EXHIBIT B    Form of Opinion of Counsel
     EXHIBIT C    Notice Addresses

                            ASSET PURCHASE AGREEMENT
       (Collins & Aikman Products Co. and its Subsidiaries' Receivables)

THIS ASSET PURCHASE AGREEMENT, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), is by and among PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns, "PARCO"), THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME, and THE CHASE MANHATTAN BANK, as Funding Agent, with respect to the transactions contemplated by herein and in that certain Receivables Transfer Agreement (as defined herein).

          The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Incorporation by Reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in, or incorporated by reference into, Annex X to the Receivables Transfer Agreement.

          SECTION 1.2. Other Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Affected APA Bank" shall have the meaning specified in
Section 5.5(c).

          "Aggregate Commitment" shall mean $61,200,000.

          "Agreement" shall have the meaning specified in the recitals hereto.

          "APA Banks" shall mean the Persons listed on Annex I hereto (including, without limitation, Chase), and the Persons which from time to time may become a party hereto in accordance with Section 5.5(c).

          "Article" shall mean a numbered article of this Agreement, unless otherwise specified.

          "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and its successors.

          "Chase Roles" shall have the meaning specified in Section 4.10.

          "Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to PARCO and the APA Banks in respect of the Transferred Interests have been indefeasibly paid in full, (ii) following a Termination Date, (not including pursuant to clause (iii) of the definition of Termination Date), and (iii) December 25, 2000 (as may be extended for an additional 364 days from time to time in writing by PARCO, the Funding Agent and the APA Banks).

          "Defaulting APA Bank" shall have the meaning specified in
Section 2.2(b).

          "Discount" shall mean, with respect to any Commercial Paper issued by PARCO, the interest or discount component thereof.

          "Face Amount" shall mean, with respect to any Commercial Paper issued by PARCO, the amount due at maturity thereof (including the discount component thereof or any interest thereon, as applicable).

          "Fee Letter" shall mean the Fee Letter, dated as of December 27, 1999, between C&A and the Funding Agent, on behalf of PARCO and the APA Banks, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Funding Account" shall have the meaning specified in Section 2.4.

          "Funding Balance" shall mean, with respect to any APA Bank at any time of determination thereof, an amount equal to such APA Bank's Pro Rata Share of all amounts due and owing to PARCO in respect of Transferred Interests Payments as at such date.

          "Manager" shall mean Global Securitization Services, LLC, a Delaware limited liability company, as manager on behalf of PARCO, and its successors and assigns in such capacity.

          "Non-Defaulting APA Bank" shall have the meaning specified in
Section 2.2(b).

          "Obligor" shall mean any Person obligated to make payments in respect of a Receivable.

          "OECD Country" shall mean a country that is a member of the grouping of countries that are full members of the Organization of Economic Cooperation and Development.

          "Originators" shall mean collectively, C&A and each other Seller that becomes a party to the Receivables Purchase Agreement, and their respective successors and assigns.

          "PARCO" shall have the meaning specified in the recitals hereto.

          "Participant" shall have the meaning specified in Section 5.5(b).

          "Placement Agent" shall mean, on any day with respect to PARCO, any Person that has agreed, with the consent of PARCO, to offer and sell PARCO's Commercial Paper.

          "Pro Rata Share" shall mean, on any date of determination, with respect to any APA Bank, the ratio (expressed as a percentage) of such APA Bank's PARCO APA Bank Commitment to the Aggregate Commitment at such time.

          "Purchase" shall mean any assignment by PARCO to the APA Banks of all of its right, title and interest in and to the Transferred Interests Payments pursuant to Section 2.1.

          "Purchase Date" shall mean the date specified by PARCO in a Sale Notice as being the effective date of PARCO's assignment to the APA Banks of all of its right, title and interest in and to Transferred Interests Payments specified therein.

          "Purchase Price" shall mean, at any Purchase Date with respect to PARCO, an amount equal to the lesser of (i) the PARCO Net Investment and (ii) the PARCO Adjusted Liquidity Price, as clauses (i) and (ii) shall be increased by the sum of (A) all accrued and unpaid Discount on all outstanding Tranches of PARCO's Commercial Paper issued to fund the PARCO Net Investment from the issuance date(s) thereof to and including the Purchase Date plus (B) the aggregate Discount to accrue on all outstanding Tranches of PARCO's Commercial Paper issued to fund the PARCO Net Investment from and including the Purchase Date, to and excluding the maturity date of each such Tranche.

          "Purchase Price Deficit" shall have the meaning specified in
Section 2.2(b).

          "Rating Confirmation" shall mean, with respect to PARCO and any subject amendment, modification, waiver or other action to be taken pursuant to the terms of this Agreement, either (i) a confirmation by each of the Rating Agencies that such proposed amendment, modification, waiver or action shall not result in a downgrade or withdrawal of each Rating Agency's then current rating of the Commercial Paper or any other debt securities, rated at the request of PARCO, by each such Rating Agency or (ii) the delay in the taking of such action or the delay in the effectiveness of such proposed amendment, modification or waiver, until thirty (30) days following the maturity date of all commercial paper or other debt securities rated, at the request of PARCO, by a Rating Agency, outstanding at the time the confirmation referred to in clause (i) is requested.

          "Receivables Transfer Agreement" shall mean the Receivables Transfer Agreement, dated as of December 27, 1999, among Carcorp, Inc., as Transferor, C&A, as Guarantor and as Collection Agent, the Initial Purchasers, the several financial institutions party thereto from time to time as PARCO APA Banks, the Funding Agents and Chase, as Administrative Agent.

          "Required APA Banks" shall mean APA Banks having Pro Rata Shares in the aggregate at least equal to 66 2/3%; provided that the PARCO APA Bank Commitment of any Defaulting APA Bank that has not paid all amounts due and owing by it in respect of purchases it was obligated to make shall not be included in the PARCO APA Bank Commitments for purposes of this definition.

          "Sale Notice" shall mean an irrevocable written notice given by an authorized signer or authorized officer of PARCO (or on behalf of PARCO by Chase, in its capacity as PARCO Administrative Agent) to the Funding Agent committing to sell, assign and transfer to the APA Banks, all of PARCO's right, title and interest in and to Transferred Interests Payments, which notice shall designate (a) the applicable Purchase Date, (b) the aggregate amount of PARCO's Transferred Interests Payments and its related PARCO Net Investment, (c) the Purchase Price (including a calculation of the Purchase Price), (d) that no PARCO Insolvency Event has occurred and (e) wire transfer instructions specifying the account(s) into which the proceeds of the Purchase Price shall be deposited.

          "Section" shall mean a numbered section of this Agreement unless otherwise specified.

          "Tranche" shall mean any tranche of PARCO's Commercial Paper.

          "Transaction Parties" shall have the meaning specified in Section 3.1.

          "Transfer Supplement" shall have the meaning specified in
Section 5.5(c).

          "Transferred Interests Payments" shall mean, on any day, all payments of Discount and principal scheduled to be made pursuant to the terms of the Receivables Transfer Agreement on and after such day, which term shall include all payments scheduled to have been paid prior to (but not including) such day, but which remain accrued and unpaid on such day.

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                                       4

                        ARTICLE II

                              PURCHASE COMMITMENT

          SECTION 2.1.  Liquidity Purchases.

               (a) Sales by PARCO. From time to time prior to the Commitment Expiry Date, upon the occurrence of a PARCO Wind-Down Event, PARCO shall be obligated to deliver a Sale Notice to the Funding Agent. Each Sale Notice shall be delivered by PARCO to the Funding Agent prior to 12:30 P.M. (New York time) on the Purchase Date and shall constitute an irrevocable offer by PARCO to sell all of its beneficial interest in Transferred Interests Payments at the Purchase Price. Each Sale Notice delivered by PARCO shall be deemed to be a representation and warranty by PARCO that no PARCO Insolvency Event shall have occurred and be continuing. Each APA Bank hereby agrees to purchase from PARCO such APA Bank's Pro Rata Share of PARCO's Transferred Interests Payments for a purchase price equal to such APA Bank's Pro Rata Share of the Purchase Price on the Purchase Date (which date, subject to Section 2.1(b) below, may be the same as the date of the Sale Notice). Notwithstanding anything to the contrary set forth in this Agreement, no APA Bank shall have any obligation to purchase Transferred Interests Payments or any portion thereof from PARCO if, on such Purchase Date, a PARCO Insolvency Event shall have occurred and be continuing. The Funding Agent shall promptly advise each APA Bank (by telecopy or by telephone call promptly confirmed in writing by telecopy) of the receipt and content of any Sale Notice delivered to it by PARCO and shall promptly advise PARCO of each APA Bank's Pro Rata Share of the Purchase Price thereunder. The Purchase Price shall be deposited in immediately available funds into the account(s) specified by PARCO in the related Sale Notice.

               (b) Timing of Sale Notice and Purchase Date. If, at or prior to 12:30 P.M. (New York time) on any Business Day, PARCO delivers a Sale Notice to the Funding Agent specifying that the Purchase Date shall be the same date as the date of the Sale Notice, the Funding Agent shall, by no later than 1:00 P.M. (New York time) on such Business Day, notify each APA Bank of such Sale Notice. Each APA Bank shall make a purchase of Transferred Interests Payments by advancing immediately available funds on such date to the account of PARCO maintained at the principal office of the Funding Agent no later than 2:00 P.M. (New York time). Notwithstanding the fact that the Purchase Date may occur on a date which is later than the date on which the Sale Notice is delivered to the Funding Agent, the several obligations of each APA Bank to accept such transfer and to make payment of the amounts required to be paid by it pursuant to Section 2.2 shall arise immediately upon receipt by the Funding Agent of the Sale Notice. Regardless of when the Sale Notice is received, any APA Bank may designate any one or more of its domestic or foreign branches, offices or affiliates through which it will fund its Pro Rata Share of the Purchase Price for a Purchase, and the term "APA Bank" shall include any such branch, office or affiliate for such purpose.

          SECTION 2.2.  Several Commitments of the APA Banks.

               (a) Funding upon Receipt of the Sale Notice. Each APA Bank hereby absolutely and unconditionally (except as provided in Section 2.1(a)) severally commits to PARCO and to the Funding Agent to provide the Funding Agent, on the Purchase Date (if notice has been given in accordance with Section 2.1(b)) at the principal office of the Funding Agent in The City of New York for delivery to PARCO, with immediately available funds in an amount equal to such APA Bank's Pro Rata Share of the Purchase Price, whereupon such APA Bank shall become an assignee of PARCO under the Transaction Documents with an undivided interest in PARCO's Transferred Interests Payments equal to such APA Bank's Pro Rata Share of PARCO's Transferred Interests Payments. The APA Banks' several obligations under this Section 2.2(a) to provide the Funding Agent with funds shall terminate on the Commitment Expiry Date. Notwithstanding anything contained in this
     Section 2.2(a) or elsewhere in this Agreement to the contrary, no APA Bank shall be obligated to provide the Funding Agent with aggregate funds in connection with a Purchase in an amount that would exceed such APA Bank's unused PARCO APA Bank Commitment then in effect. The failure of any APA Bank to make its Pro Rata Share of the Purchase Price available to the Funding Agent shall not relieve any other APA Bank of its obligations hereunder.

               (b) Defaulting APA Banks. If, by 2:00 P.M. (New York time), one or more APA Banks (each, a "Defaulting APA Bank", and each APA Bank other than the Defaulting APA Bank being referred to as a "Non-Defaulting APA Bank") fails to make its Pro Rata Share of the Purchase Price available to the Funding Agent pursuant to Section 2.1(a) (the aggregate amount not so made available to the Funding Agent being herein called the "Purchase Price Deficit"), then the Funding Agent shall, by no later than 2:30 P.M. (New York time), instruct each Non-Defaulting APA Bank to pay, by no later than 3:00 P.M. (New York time), in immediately available funds, to the account designated by the Funding Agent, an amount equal to the lesser of (x) such Non-Defaulting APA Bank's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Purchase Price Deficit and (y) its unused PARCO APA Bank Commitment. A Defaulting APA Bank shall forthwith, upon demand, pay to the Funding Agent for the ratable benefit of the Non-Defaulting APA Banks all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per annum equal to the sum of the Federal Funds Rate plus 2%. In addition, without prejudice to any other rights that PARCO may have under applicable law, each Defaulting APA Bank shall pay to PARCO forthwith upon demand, the difference between the Defaulting APA Bank's unpaid Pro Rata Share of the Purchase Price and the amount paid with respect thereto by the Non-Defaulting APA Banks, together with interest thereon, for each day from the date of the Funding Agent's request for such Defaulting APA Bank's Pro Rata Share of the Purchase Price pursuant to Section 2.1(b) until the date the requisite amount is paid to PARCO in full, at a rate per annum equal to the sum of the Federal Funds Rate plus 2%.

          SECTION 2.3. Nonrecourse Nature of Transactions. Each of the Funding Agent and the APA Banks hereby agrees that all Purchases shall be without recourse of any kind to PARCO or the Funding Agent, except as expressly provided in Sections 4.3 and 4.7 with respect to the Funding Agent.

          SECTION 2.4.  Payments; Indemnity.

               (a) Payments Generally. On or prior to the Closing Date, the Funding Agent shall establish a demand deposit account with Chase for the benefit of PARCO and the APA Banks (the "Funding Account"), into which all payments received by the Funding Agent from the Collection Agent, C&A, any of the other Originators or the Transferor in respect of the PARCO Interest shall be deposited. The Funding Agent, on behalf of PARCO and the APA Banks, shall have the sole right of withdrawal from the Funding Account. For so long as any amounts remain due and owing to PARCO or the APA Banks hereunder or pursuant to the Receivables Transfer Agreement, the Funding Agent shall distribute all payments received by it in respect of the PARCO Interest immediately after receipt thereof by (i) transferring to PARCO its Transferred Interests Payments and (ii) immediately after giving effect to the payment in clause (a)(i), if any, transferring the remainder of any such payments to the APA Banks ratably in accordance with their Pro Rata Shares (calculated without regard to that portion of the PARCO APA Bank Commitment of a Defaulting APA Bank which such Defaulting APA Bank failed to fund pursuant to this Agreement); provided, that any amounts transferred to the Administrative Agent by the Transferor pursuant to the first sentence of Section 2.6 of the Receivables Transfer Agreement and deposited by the Administrative Agent in the Funding Account in accordance with
     Section 2.10 of the Receivables Transfer Agreement shall remain in the Funding Account until transferred to PARCO and/or the APA Banks, as applicable, on the last day of Tranche Periods selected by the Funding Agent in reduction of the Aggregate Net Investment. Such transfers shall be made by the Funding Agent by withdrawing funds on deposit in the Funding Account and remitting such funds to the accounts of PARCO and the several APA Banks specified by each of them from time to time. Funds transferred to the Administrative Agent by the Transferor pursuant to the first sentence of Section 2.6 of the Receivables Transfer Agreement and deposited by the Administrative Agent in the Funding Account in accordance with Section 2.10 of the Receivables Transfer Agreement shall be invested by the Funding Agent in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Funding Account shall be retained in the Funding Account and be available to make any payments required to be made under the Transaction Documents by the Transferor to PARCO and the APA Banks. On the date on which the Aggregate Net Investment is zero and all accrued Discount and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Funding Account shall be paid to the Transferor.

               (b) Requests for Indemnity under the Transaction Documents. The Funding Agent shall, at the written request of any APA Bank, make demand of PARCO for payment of any amounts from time to time claimed by such APA Bank pursuant to the terms of the Receivables Transfer Agreement, and the Funding Agent shall, upon its receipt of such amounts, distribute them to each such APA Bank ratably in accordance with their respective Pro Rata Shares (calculated without regard to that portion of the PARCO APA Bank Commitment of a Defaulting APA Bank which such Defaulting APA Bank failed to fund pursuant to this Agreement); provided that no such demand shall be made of PARCO except to the extent that such claim arises out of, or relates to, PARCO's beneficial interest in the Transferred Interests.

               (c) Payments Conditional upon Receipt from the Administrative Agent, PARCO, the Collection Agent, the Originators or the Transferor. Anything in this Agreement to the contrary notwithstanding, the Funding Agent shall have no obligation to make any payments to the APA Banks unless and until it has received such amounts from the Administrative Agent, PARCO, the Collection Agent, the Originators or the Transferor pursuant to the terms of the Receivables Transfer Agreement.

          SECTION 2.5. Reduction of Commitments. The PARCO APA Bank Commitment of each APA Bank and the Aggregate Commitment shall be automatically reduced to zero on the Commitment Expiry Date. Following a Termination Date, each PARCO APA Bank Commitment shall be reduced as of each calendar date thereafter, to equal its Pro Rata Share of 102% of the PARCO Net Investment.

          SECTION 2.6. Issuance of Commercial Paper by PARCO. For so long as this Agreement is in full force and effect, PARCO shall not issue Commercial Paper with respect to the Transferred Interests on any day if, after giving effect to such issuance and the use of proceeds thereof, the Face Amount of all outstanding Commercial Paper issued by PARCO with respect to the Transferred Interests on such day would exceed 102% of the sum of the Transfer Prices related to all PARCO Interests (after giving effect to the issuance and payment of such Commercial Paper on such day).

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. PARCO Disclaimer of Representations and Warranties. By executing and delivering any Sale Notice pursuant to Section 2.2(a), (a) PARCO makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Receivables Transfer Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents, and (b) PARCO makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Collection Agent, the Originators, the Transferor or any Obligor (collectively, the "Transaction Parties") or the Funding Agent or the Administrative Agent, or the performance or observance by the Transaction Parties, the Funding Agent or the Administrative Agent of any of their respective obligations under the Receivables Transfer Agreement or the Transaction Documents.

          SECTION 3.2. Representations and Warranties of the APA Banks. Each of the APA Banks (a) confirms that it has received copies of the Transaction Documents; (b) represents and warrants to the Funding Agent and PARCO that it has, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transaction Parties, and made its own decision to enter into this Agreement; (c) represents that it will, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Transaction Parties; (d) appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Transaction Documents as are delegated to the Funding Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (e) represents and warrants that it is a corporation or a banking association duly organized and validly existing under the laws of its jurisdiction of incorporation or organization and has all corporate power to perform its obligations hereunder; (f) represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement, which has not otherwise been obtained; (g) represents and warrants that the execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its charter, certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on its assets, which contravention or violation in any of the foregoing cases could have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; (h) represents and warrants that this Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to limiting creditors' rights generally and by equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (i) represents and warrants that this Agreement has been duly authorized, executed and delivered by it.

                                  ARTICLE IV

                               THE FUNDING AGENT

          SECTION 4.1. Appointment. PARCO and each APA Bank hereby irrevocably designates and appoints Chase as Funding Agent on its behalf under the Transaction Documents and under Section 2.4(a) of this Agreement, and each APA Bank hereby irrevocably designates and appoints Chase as Funding Agent on its behalf under this Agreement. In furtherance of the foregoing, PARCO and each APA Bank hereby authorizes the Funding Agent to take such action on its behalf under the provisions of this Agreement and the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of the Agreement and the Transaction Documents, together with such other powers as are reasonably incidental hereto or thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the Transaction Documents, the Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any APA Bank or PARCO, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Funding Agent shall be read into this Agreement or any Transaction Document or shall otherwise exist against the Funding Agent. The provisions of this
Article IV are solely for the benefit of the Funding Agent, PARCO and the APA Banks. In performing its functions and duties solely under this Agreement (except with respect to Section 2.4(a) hereof), subject to the provisions of
Section 5.10 hereof, the Funding Agent shall act solely as the agent of the APA Banks and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for PARCO.

          SECTION 4.2. Delegation of Duties. The Funding Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 4.3. Exculpatory Provisions. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 4.2 under or in connection with this Agreement or the Transaction Documents (except for its, their or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to PARCO and the APA Banks for any recitals, statements, representations or warranties contained in this Agreement or the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, such agreements or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents, this Agreement or any other document furnished in connection therewith or herewith, or for any failure of PARCO or an APA Bank to perform its obligations under this Agreement or any Transaction Document or for the satisfaction of any condition specified in this Agreement or the Transaction Documents. The Funding Agent shall not be under any obligation to any APA Bank to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Transaction Parties.

          SECTION 4.4. Reliance by Funding Agent. The Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to PARCO and the APA Banks), independent accountants and other experts selected by the Funding Agent. The Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, the Transaction Documents or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Required Participants, the Required APA Banks or all of the APA Banks, as applicable, as it deems appropriate, or it shall first be indemnified to its satisfaction by the APA Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Transaction Document or any other document furnished in connection herewith or therewith in accordance with a request of the Required Participants, the Required APA Banks or all of the APA Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the APA Banks.

          SECTION 4.5. Notice of Events of Default and other Events; Voting. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event unless the Funding Agent has received notice from any APA Bank, an Initial Purchaser or any Transaction Party referring to the Transaction Documents stating that a Termination Event has occurred with respect to the Transferred Interests and describing such event. If the Funding Agent receives such a notice, the Funding Agent shall promptly give notice thereof to PARCO, each APA Bank and each Rating Agency. Subject to the provisions of Section 5.1(b), to the extent the Funding Agent is entitled to consent to or withhold its consent of any waiver or amendment of any Transaction Document in accordance with the terms thereof, the Funding Agent shall (a) give prompt notice to PARCO, the APA Banks and the Rating Agencies of any such waiver or amendment of which it is aware, and (b) take such action with respect to such waiver, amendment, or Termination Event as shall be directed by the Required Participants; provided, however, that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event as the Funding Agent shall deem advisable and in the best interests of the APA Banks.

          SECTION 4.6. Non-Reliance on Funding Agent. PARCO and each APA Bank expressly acknowledges that neither the Funding Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Funding Agent hereafter taken, including, without limitation, any review of the affairs of PARCO, the APA Banks or any Transaction Party, shall be deemed to constitute any representation or warranty by the Funding Agent. The Funding Agent shall not have any duty or responsibility to provide PARCO or any APA Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of PARCO, the APA Banks or the Transaction Parties which may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 4.7. Indemnification. The APA Banks agree to indemnify the Funding Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transaction Parties, and without limiting the obligation of any Transaction Party to do so in accordance with the terms of the Transaction Documents), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Funding Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Funding Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Funding Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or the execution, delivery or performance of this Agreement, any Transaction Document or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Funding Agent or such affected Person).

          SECTION 4.8. Funding Agent in its Individual Capacity. The Funding Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with PARCO or any Transaction Party or any Affiliate of such Persons as though the Funding Agent were not the Funding Agent hereunder. With respect to its acquisition of Transferred Interests Payments pursuant to this Agreement, the Funding Agent shall have the same rights and powers under this Agreement as any APA Bank and may exercise the same as though it were not the Funding Agent, and the terms "APA Bank" and "APA Banks" shall include the Funding Agent in its individual capacity as an APA Bank.

          SECTION 4.9. Successor Funding Agent. The Funding Agent may, upon five (5) days' notice to PARCO, the APA Banks and the Rating Agencies, and the Funding Agent will, upon the direction of the Required APA Banks (calculated without regard to the Pro Rata Share of Chase or any Affiliate of Chase), resign as Funding Agent; provided, in either case, that an APA Bank agrees to become the successor Funding Agent hereunder in accordance with the next sentence. If the Funding Agent shall resign as Funding Agent under this Agreement, then the Required APA Banks during such period shall appoint from among the APA Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor agent, effective upon its acceptance of such appointment, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. After the retiring Funding Agent's resignation hereunder as Funding Agent, the provisions of this
Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

          SECTION 4.10. Chase Conflict Waiver. Chase acts as PARCO Administrative Agent, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, as Administrative Agent, and may provide other services or facilities from time to time (the "Chase Roles"). Without limiting the generality of Section 4.8, each APA Bank hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank hereunder and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate. The APA Banks are hereby notified that PARCO may delegate responsibility for signing and/or sending Sale Notices to Chase as PARCO Administrative Agent.

                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 5.1.  Waivers; Amendments, etc.

               (a) No Waiver; Remedies Cumulative. No failure or delay on the part of the Funding Agent or any APA Bank in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights and remedies provided by law. Any waiver of this Agreement shall be effective only for the specific purpose for which given.

               (b) Amendments, Etc. This Agreement may be amended, supplemented, modified or waived with the written consent of all of the parties hereto; provided that no such amendment, supplement, modification or waiver shall become effective without prior written notice to each of the Rating Agencies. Notwithstanding the foregoing, without the consent of the APA Banks, the Funding Agent and PARCO may amend this Agreement solely to add additional Persons as APA Banks. Any such amendment, supplement, modification or waiver shall apply to each of the APA Banks equally and shall be binding upon PARCO, the APA Banks and the Funding Agent. In the case of any waiver, PARCO, the APA Banks and the Funding Agent shall be restored to their former positions and rights hereunder.

               (c) Integration. This Agreement and the Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 5.2. Notices. Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing and shall be (a) hand-delivered by messenger, (b) sent by reputable overnight or second business day courier, or (c) sent by telecopy or similar electronic transmission directed to the applicable address or telecopy number, as the case may be, set forth on Exhibit C hereto (as amended from time to time) or at such other address or telecopy number as any party may hereafter specify in writing to the Funding Agent for the purpose of receiving notices. Each such notice or other communication shall be effective only upon receipt thereof.

          SECTION 5.3. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 5.4. Severability; Counterparts; Waiver of Setoff. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each APA Bank and the Funding Agent hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against PARCO or its assets.

          SECTION 5.5.  Successors and Assigns; Participations; Assignments.

               (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. No APA Bank may participate, assign or sell any portion of its rights hereunder except as required by operation of law, in connection with the merger, consolidation or dissolution of any APA Bank or as provided in this
     Section 5.5. No assignment hereunder shall become effective without a Rating Confirmation.

               (b) Participations. Any APA Bank may, with the consent of the Funding Agent and in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in its rights and obligations hereunder and under the Transaction Documents; provided, however, that each Participant shall purchase an identical percentage in such selling APA Bank's Commitment, unused PARCO APA Bank Commitment and Funding Balance; provided, further, that each Participant shall, prior to the effectiveness of such participation, be required to provide all of the forms and statements required pursuant to subsection 7.3(b) of the Receivables Transfer Agreement and shall, as of the date such Person becomes a Participant comply with the provisions of subsection 7.3(b) and
     Section 10.9 of the Receivables Transfer Agreement. Notwithstanding any such sale by an APA Bank of participating interests to a Participant, such APA Bank's rights and obligations under this Agreement shall remain unchanged, such APA Bank shall remain solely responsible for the performance thereof, and PARCO and the Funding Agent shall continue to deal solely and directly with such APA Bank in connection with such APA Bank's rights and obligations under this Agreement and the Transaction Documents. Each APA Bank agrees that any agreement between such APA Bank and any such Participant in respect of such participating interest shall not restrict such APA Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement.

               (c)  Assignments to Purchasers.

                    (i) Any APA Bank may at any time and from time to time, upon the prior written consent of PARCO and the Funding Agent, assign to one or more accredited investors or other Persons ("Purchaser(s)") all or any part of its rights and obligations under this Agreement and the Transaction Documents pursuant to a supplement to this Agreement, substantially in the form of Exhibit A hereto (each, a "Transfer Supplement"), executed by the Purchaser, such selling APA Bank and, as applicable, the Funding Agent; and provided however that (A) each Purchaser shall purchase an identical percentage in such selling APA Bank's Commitment, unused PARCO APA Bank Commitment and Funding Balance, (B) any such assignment cannot be for an amount less than the lesser of (1) $10,000,000 and (2) such selling APA Bank's Commitment or Funding Balance (calculated at the time of such assignment), (C) each Purchaser must be a financial institution incorporated in an OECD Country rated at least A-1/P-1 (or the equivalent short-term rating) by the Rating Agencies and (D) each Purchaser shall deliver to the Funding Agent and PARCO an opinion of such Purchaser's counsel in substantially the form of Exhibit B hereto.

                    (ii) Each of the APA Banks agrees that in the event that it shall cease to have short-term debt ratings of at least A-1 by S&P and at least P-1 by Moody's, or, if such APA Bank does not have short-term debt which is rated by S&P's and Moody's, in the event that the parent corporation of such APA Bank has rated short-term debt, such parent corporation ceases to have short-term debt ratings of at least A-1 by S&P and at least P-1 by Moody's (each, an "Affected APA Bank"), such Affected APA Bank shall be obliged, at the request of PARCO and the Funding Agent, to assign all of its rights and obligations hereunder to (x) one or more other APA Banks selected by PARCO and the Funding Agent which are willing to accept such assignment, or (y) another financial institution rated at least A-1/P-1 (or the equivalent short-term rating) by the Rating Agencies nominated by the Funding Agent and consented to by PARCO (which consent shall not be unreasonably withheld) and the Funding Agent, and willing to participate in this facility through the Commitment Expiry Date in the place of such Affected APA Bank; provided that (i) the Affected APA Bank receives payment in full, pursuant to a Transfer Supplement and/or, as applicable, an assignment, of an amount equal to the Affected APA Bank's Funding Balance and any other amounts due and owing under the Transaction Documents in respect of such Affected APA Bank's Funding Balance and (ii) such nominated financial institution, if not an existing APA Bank, satisfies all the requirements of this Agreement and provides the Funding Agent with an opinion of counsel in substantially the form of Exhibit B hereto.

                    (iii) Upon (A) execution of a Transfer Supplement, (B) delivery of an executed copy thereof to PARCO, the Funding Agent and the Administrative Agent and delivery to the Funding Agent and PARCO of an opinion of such Purchaser's counsel in substantially the form of Exhibit B hereto, (C) payment, if applicable, by the Purchaser to such selling APA Bank of an amount equal to the purchase price agreed between such selling APA Bank and the Purchaser and (D) receipt by PARCO of a Rating Confirmation, such selling APA Bank shall be released from its obligations hereunder and under the Transaction Documents to the extent of such assignment and the Purchaser shall, for all purposes, be an APA Bank party to this Agreement and, if and when applicable, an assignee of PARCO's right to receive Transferred Interests Payments under the Transaction Documents and shall have all the rights and obligations of an APA Bank under this Agreement to the same extent as if it were an original party hereto or thereto, and no further consent or action by PARCO, the APA Banks or the Funding Agent shall be required. The amount of the assigned portion of the selling APA Bank's Funding Balance allocable to the Purchaser shall be equal to the Transferred Percentage (as defined in the Transfer Supplement) of such selling APA Bank's Funding Balance which is transferred thereunder regardless of the purchase price paid therefor. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Purchaser as an APA Bank and the resulting adjustment of the selling APA Bank's Commitment arising from the purchase by the Purchaser of all or a portion of the selling APA Bank's rights, obligations, and interest hereunder and under the Transaction Documents.

          SECTION 5.6. Effectiveness of this Agreement. This Agreement, and the obligations of the Funding Agent and the APA Banks hereunder, shall become effective when the Funding Agent has received counterparts hereof, duly executed by the Funding Agent, PARCO and each of the APA Banks.

          SECTION 5.7. No Petition. The Funding Agent, each APA Bank and PARCO hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper of PARCO, such party will not institute against, or join any other Person in instituting against, PARCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of any jurisdiction. The provisions of this Section 5.7 shall survive termination of this Agreement.

          SECTION 5.8. Waiver of Trial by Jury. To the extent permitted by applicable law, the Funding Agent, each APA Bank and PARCO irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or the operative documents or any matter arising hereunder or thereunder.

          SECTION 5.9. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and, in the case of obligations of PARCO other than Commercial Paper, shall be payable at such time as funds are received by or are available to PARCO in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

          No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of PARCO, the Administrative Agent, the PARCO Administrative Agent, the Funding Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of PARCO, the Administrative Agent, the PARCO Administrative Agent, the Funding Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 5.9 shall survive termination of this Agreement.

          SECTION 5.10. Liability of Funding Agent. Notwithstanding any provision of this Agreement: (i) the Funding Agent shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agent shall be read into this Agreement; and (ii) in no event shall the Funding Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (a) may consult with legal counsel (including counsel for the Initial Purchasers and the APA Banks), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to PARCO for any statements, warranties or representations made in or in connection with this Agreement or the Transaction Documents, (c) shall not be responsible to PARCO for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Transaction Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of PARCO under this Agreement or the Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed and delivered by their duty authorized officers or signatories as of the date hereof.

                              PARK AVENUE RECEIVABLES CORPORATION



                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Title:
                                    -------------------------



                              THE CHASE MANHATTAN BANK, as
                              Funding Agent

                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Title:
                                    -------------------------



                              THE CHASE MANHATTAN BANK, as an
                              APA Bank


                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Title:
                                    -------------------------

                                    ANNEX 1

                                   APA Banks


                            The Chase Manhattan Bank














                               Annex 1 - Page 1

                                   EXHIBIT A

                         [FORM OF TRANSFER SUPPLEMENT]

     THIS TRANSFER SUPPLEMENT is entered into as of the _____ day of ________, 19/20__, by and between ____________________ ("Seller") and _____________
("Purchaser").

                             PRELIMINARY STATEMENTS

     A. This Transfer Supplement is being executed and delivered in accordance with Section 5.5(c) of that certain Asset Purchase Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), by and among Park Avenue Receivables Corporation, a Delaware corporation, the several APA Banks party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, individually and as Funding Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings set forth in, or incorporated by reference into, the Agreement.

     B. The Seller is an APA Bank party to the Agreement, and the Purchaser wishes to become an APA Bank thereunder.

     C. The Seller is selling and assigning to the Purchaser an undivided ___% (the "Transferred Percentage") interest in all of Seller's rights and obligations under the Agreement and the Transaction Documents, including, without limitation, the Seller's Commitment and (if applicable) the Seller's Funding Balance as set forth herein.

     The parties hereto hereby agree as follows:

     1. The transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") two (2) Business Days (or such other date selected by the Funding Agent in its sole discretion) following the date on which a transfer effective notice substantially in the form of Schedule II to this Transfer Supplement ("Transfer Effective Notice") is delivered by the Funding Agent to PARCO, the Seller and the Purchaser. From and after the Transfer Effective Date, the Purchaser shall be an APA Bank party to the Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.

     2. If there is no related PARCO Net Investment on the Transfer Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the

Seller, the Transferred Percentage of the Seller's Commitment and all rights and obligations associated therewith under the terms of the Agreement, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under Section 2.2(a) of the Agreement.

     3. If there is a related PARCO Net Investment, at or before 12:00 noon, local time of the Seller, on the Transfer Effective Date, the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of
(i) the Transferred Percentage of an amount equal to the Seller's Funding Balance (such amount, being hereinafter referred to as the "Purchaser's Funding Balance"); (ii) all accrued but unpaid (whether or not then due) interest attributable to the Purchaser's Funding Balance; and (iii) accrued but unpaid fees and other costs and expenses payable in respect of the Purchaser's Funding Balance for the period commencing upon each date such unpaid amounts commence accruing, to and including the Transfer Effective Date (the "Purchaser's Acquisition Cost"), whereupon, the Seller shall be deemed to have transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and its Funding Balance and all related rights and obligations under the Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under Section 2.2(a) of the Agreement.

     4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to such Seller pursuant to the Agreement.

     5. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

     6. By executing and delivering this Transfer Supplement, the Seller and the Purchaser confirm to and agree with each other, the Funding Agent and the APA Banks as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value thereof or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of PARCO, the Funding Agent, the Administrative Agent or any Transaction Party, any surety or any guarantor or the performance or observance by PARCO, any Transaction Party, the Administrative Agent or the Funding Agent of any of their respective obligations under the Agreement or any Transaction Document or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the Agreement and the Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (d) the Purchaser will, independently and without reliance upon the Funding Agent, PARCO or any other APA Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or the Transaction Documents; (e) the Purchaser appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Purchaser was not formed for the purpose of acquiring the interest being acquired hereunder; and (h) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Agreement and the Transaction Documents, are required to be performed by it as an APA Bank or as the holder of PARCO's interest thereunder.

     7. Each party hereto represents and warrants to and agrees with the Funding Agent that it is aware of and will comply with the provisions of (i) the Agreement, including, without limitation, Sections 2.2, 5.5(c) and 5.7 thereof and (ii) Sections 7.3(b) and 10.9 of the Receivables Transfer Agreement.

     8. Schedule I hereto sets forth the revised PARCO APA Bank Commitment of the Seller and the PARCO APA Bank Commitment of the Purchaser, as well as administrative information with respect to the Purchaser.

     9. This Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers of the date hereof.

                              [SELLER]


                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Title:
                                    -------------------------

                              [PURCHASER]


                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Title:
                                    -------------------------

                       SCHEDULE I TO TRANSFER SUPPLEMENT

                     LIST OF PURCHASING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, 19/20___

Transferred Percentage:  _____%

                                                                                  Pro
                      PARCO APA       PARCO APA           Outstanding             Rata
Seller                Bank            Bank                Funding Balance         Share
                      Commitment      Commitment
                      [existing]      [revised]
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                                  Pro
                      PARCO APA                  Outstanding                      Rata
Purchaser             Bank                     Funding Balance                    Share
                      Commitment
                      [initial]
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------

Purchaser's Addresses for Notices:

________________________
________________________
________________________
Attention:
Telephone:
Telecopy:

                       SCHEDULE II TO TRANSFER SUPPLEMENT

                           TRANSFER EFFECTIVE NOTICE

TO:  ___________________, Seller
     ___________________
     ___________________

TO:  ___________________, Purchaser
     ___________________
     ___________________


     The undersigned, as Funding Agent under the Asset Purchase Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time), by and among Park Avenue Receivables Corporation, a Delaware corporation, the several APA Banks party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, individually and as Funding Agent, hereby acknowledges receipt of executed counterparts of a completed Transfer Supplement dated as of ______, 19/20__ between ___________, as Seller, and _____________, as Purchaser. Capitalized terms defined in such Transfer Supplement are used herein as therein defined or incorporated by reference therein.

     1. Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be ___________, 19/20__.

     2. The Funding Agent each hereby consents to the Transfer Supplement as required by Section 5.5(c) of the Agreement.
            --------------

     [3. Pursuant to such Transfer Supplement, the Purchaser is required to pay $_______ to the Seller at or before 12:00 noon (local time of the Seller) on the Transfer Effective Date in immediately available funds.]

     Very truly yours,

     THE CHASE MANHATTAN BANK,
     as Funding Agent


     By:
        ------------------------
     Authorized Signatory






                                     SII-1

                                   EXHIBIT B

                           FORM OF OPINION OF COUNSEL

Park Avenue Receivables Corporation                  Standard & Poor's Ratings Services, a
c/o Global Securitization Services, LLC              division of The McGraw-Hill
25 West 43rd Street, Suite 704                       Companies, Inc.
New York, New York  10036                            25 Broadway
                                                     New York, New York  10004


The Chase Manhattan Bank, as                         Moody's Investors Service, Inc.
       Administrative Agent, Depositary,             99 Church Street
Liquidity Agent, Liquidity Bank,                     New York, New York 10007
L/C Agent and L/C Bank
 270 Park Avenue
New York, New York 10017

     Re:    Transfer Supplement dated as of __________ with [Name of Bank]

Ladies and Gentlemen:


          We have acted as counsel for [Name of Bank] (the "Bank") in connection with (i) the Asset Purchase Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified to the date hereof, the "Agreement"; terms defined therein and not otherwise defined in this letter shall have the respective meanings ascribed therein), by and among Park Avenue Receivables Corporation, a Delaware corporation, the several APA Banks party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, individually and as Funding Agent, and (ii) the Transfer Supplement (the "Transfer Supplement"), dated as of ____________, 19/20__, between [Name of Seller] as "Seller" (as defined therein) and the Bank as "Purchaser" (as defined therein), consented to by the Funding Agent.

          1. The Bank is a ______________________ organized, validly existing and in good standing under the laws of ___________________. The Bank has the corporate power and authority to execute and deliver the Transfer Supplement and to perform its obligations under the Asset Purchase Agreement.

          2. No governmental approval or other action, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery by the Bank of the Transfer Supplement or the performance by the Bank of its obligations thereunder and under the Asset Purchase Agreement.

          3. Neither the execution and delivery of the Transfer Supplement by the Bank, nor the consummation of the transactions contemplated thereby and by the Asset Purchase Agreement, will contravene, or result in a violation of, any law applicable to the Bank.

          4. The Transfer Supplement has been duly authorized, executed and delivered by the Bank, and the Asset Purchase Agreement, as amended by the Transfer Supplement, constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship or other similar laws, regulations and administrative orders of general application relating to or affecting the enforcement of creditors' rights in general and the rights of creditors of banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship or other similar event in respect of the Bank or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5. With the exception of obligations being given priority by statute or regulation, the obligations of the Bank under the Asset Purchase Agreement, as amended by the Transfer Supplement, will rank pari passu with all obligations of the Bank which are not contractually subordinated to payment of such obligations.

                    Very truly yours,

              [NOTE THAT ADDITIONAL OPINIONS MAY BE REQUIRED FROM
                               FOREIGN APA BANKS]

                                   EXHIBIT C

                                NOTICE ADDRESSES

If to PARCO:

Park Avenue Receivables Corporation
c/o Global Securitization Services, LLC
25 West 43rd Street, Suite 704
New York, New York  10036
Attention:  Vice President
Telephone:  (212) 302-5151
Telecopy:    (212) 302-8767

If to the Funding Agent:

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York  10001
Attention:  Craig Kantor
Structured Finance Services
Telephone:  (212) 946-7861
Telecopy:    (212) 946-7776

If to Chase as an APA Bank:

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York  10001
Attention:  Craig Kantor
Structured Finance Services
Telephone:  (212) 946-7861
Telecopy:    (212) 946-7776

If to C&A:

Collins & Aikman Products Co.
701 McCullough Drive
Charlotte, North Carolina  28262
Attention: Assistant Treasurer
Telephone:  (704) 547-8500
Telecopy:  (704) 548-2314


If to the Collection Agent:

Collins & Aikman Products Co.
701 McCullough Drive
Charlotte, North Carolina  28262
Attention: Assistant Treasurer
Telephone:  (704) 547-8500
Telecopy:  (704) 548-2314


If to the Transferor:

Carcorp, Inc.
101 Convention Center Drive
Suite 850
Las Vegas, Nevada 89109
Attention: Monte Miller
Telephone:  (702) 387-0864
Telecopy:  (702) 598-3651

                               LIMITED GUARANTY

          This Limited Guaranty (as amended, supplemented or otherwise modified and in effect from time to time, the "Guaranty") is executed as of the 27th day of December, 1999 by Collins & Aikman Products Co., a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), in favor of The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), on behalf of the Funding Agents, the Initial Purchasers and the PARCO APA Banks (together, the Funding Agents, the Initial Purchasers and the PARCO APA Banks are referred to herein as the "Beneficiaries").

PRELIMINARY STATEMENTS

          WHEREAS, pursuant to a receivables purchase agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Purchase Agreement"), between Collins & Aikman Products Co. ("C&A"), C&A's wholly-owned direct and indirect Subsidiaries listed on Schedule D attached thereto, each as a seller thereunder (each a "Seller", and collectively, the "Sellers"), and Carcorp, Inc., a Delaware corporation (the "Receivables Company"), as purchaser thereunder, each Seller has agreed to sell from time to time, and Receivables Company has agreed to purchase from time to time, the Receivables;

          WHEREAS, pursuant to (i) a Receivables Transfer Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Transfer Agreement"), between C&A, as Guarantor and as collection agent thereunder (the "Collection Agent"), Receivables Company, as transferor thereunder, the Initial Purchasers, the PARCO APA Banks from time to time party thereto, the Funding Agents and the Administrative Agent, (ii) an Asset Purchase Agreement, dated as of December 27, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "PARCO Asset Purchase Agreement"), by and among PARCO, the PARCO APA Banks and the PARCO Funding Agent, (iii) the Redwood Liquidity Loan Agreement and (iv) the Liberty Liquidity Asset Purchase Agreement, Receivables Company has agreed to sell from time to time, and the Administrative Agent, on behalf of the Initial Purchasers and the PARCO APA Banks, has agreed to purchase from time to time, on the terms and conditions set forth in the Receivables Transfer Agreement and the Asset Purchase Agreements, undivided interests in the Receivables;

          WHEREAS, the Guarantor is the direct or indirect owner of 100% of the outstanding capital stock of each of the other Sellers; and

          WHEREAS, it is a condition precedent to the execution and delivery of the Receivables Transfer Agreement that the Guarantor execute this Guaranty and deliver it to the Administrative Agent for the benefit of the Beneficiaries.

          In consideration for the execution and delivery of the Receivables Transfer Agreement and the Asset Purchase Agreements by the Beneficiaries, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

          1. Definitions. Unless otherwise defined in this Guaranty, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Receivables Transfer Agreement. As used herein, "Facility Documents" shall mean, collectively, the Receivables Purchase Agreement, the Receivables Transfer Agreement and each Asset Purchase Agreement.

          2. Guaranty of Obligations. The Guarantor unconditionally guarantees the full and prompt payment when due of all of the payment obligations and the timely performance of all of the performance obligations of the Sellers of every kind and nature now or hereafter existing, or due or to become due, under the Facility Documents (collectively, the "Obligations"); provided that, such Obligations shall not include amounts not collected in respect of any Receivable as a result of the creditworthiness of an Obligor, including, but not limited to, amounts required to be returned to an Obligor as a voidable preference. The Guarantor shall pay all reasonable costs and expenses including, without limitation, all court costs and reasonable attorney's fees and expenses paid or incurred by the Administrative Agent and the Beneficiaries in connection with (a) the collection of all or any part of the Obligations from the Guarantor and (b) the prosecution or defense of any action by or against the Administrative Agent, the Beneficiaries or Receivables Company in connection with, or relating to, the Obligations, whether involving the Sellers, the Collection Agent, the Guarantor, Receivables Company or any other party (including, but not limited to, a trustee in a bankruptcy or a debtor-in-possession).

          3. Validity of Obligations; Irrevocability. The Guarantor agrees that subject to the proviso set forth in Section 2 above its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including a trustee in a bankruptcy or a debtor-in-possession) of the Obligations or of the Facility Documents or any Contract, (ii) the absence of any attempt to collect the Obligations from a Seller or the Collection Agent or any other party, (iii) the waiver or consent by any Person with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Person with respect thereto,
(vi) the failure by any Person to take any steps to perfect and maintain perfected its interest in the Receivables or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor agrees that the Administrative Agent and the Beneficiaries shall be under no obligation to marshal any assets in favor or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent a payment is made by a Seller or the Collection Agent under the Facility Documents, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Seller or the Collection Agent, its estate, trustee, receiver or any other party, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notice of acceptance of this Guaranty. The Guarantor agrees that its obligations under this Guaranty shall be irrevocable.

          4. Several Obligations. The obligations of the Guarantor hereunder are separate and apart from the Sellers or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by payment in full of the Obligations and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of a Seller from the performance of any of the Obligations (other than the full and final payment of all of the Obligations), whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

          5. Subrogation Rights. If any amount shall be paid to the Guarantor on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, on behalf of the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be applied to the Obligations. If (a) the Guarantor shall make payment to the Administrative Agent of or perform all or any part of the Obligations and (b) all the Obligations shall be paid and performed in full, the Administrative Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment or performance by the Guarantor. The Guarantor hereby agrees that it shall have no rights of subrogation with respect to amounts due to the Administrative Agent or the Beneficiaries until such time as all obligations of the Sellers to the Receivables Company, the Administrative Agent and the Beneficiaries have been paid or performed in full and the Receivables Transfer Agreement has been terminated.

          6. Rights of Set-Off. The Guarantor hereby authorizes the Administrative Agent, on behalf of the Beneficiaries, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Beneficiaries to or for the credit or the account of Receivables Company against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty. The Guarantor hereby acknowledges that rights of the Administrative Agent, on behalf of the Beneficiaries, described in this
Section 4 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) the Administrative Agent and the Beneficiaries may have.

          7. Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Beneficiaries, as of the date hereof, as follows:

               (a) Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Guarantor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

               (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and the other Facility Documents to which the Guarantor is a party are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Guarantor or of any material agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Adverse Claim on the assets of the Guarantor or any of its Subsidiaries.

               (c) Binding Effect. Each of this Guaranty and the other Facility Documents to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity).

               (d) Accuracy of Information. All information heretofore furnished by the Guarantor to the Administrative Agent or the Beneficiaries for purposes of or in connection with this Guaranty, the other Facility Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Guarantor to the Administrative Agent or the Beneficiaries will be, true and accurate in every material respect on the date such information is stated or certified.

               (e) Tax Status. The Guarantor has filed all tax returns (Federal, state and local) required to be filed and has paid prior to delinquency or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

               (f) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Affiliate of the Guarantor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

               (g) Not an Investment Company. The Guarantor is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (h) Year 2000. The Guarantor has reviewed the areas within its business and operations which it believes would reasonably be expected to be materially adversely affected by, and has developed a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Collection Agent may be unable to recognize and perform properly date-sensitive functions involving certain dates occurring in or after the year 2000).

          8. Governing Law. The Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the 27th day of December, 1999.


                                    COLLINS & AIKMAN PRODUCTS CO.,
                                     as Guarantor


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

Acknowledged and accepted as of
The date first above written:


THE CHASE MANHATTAN BANK,
As Administrative Agent for the benefit of Beneficiaries

By:
   ----------------------------
   Name:
   Title:

                                       6